Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF AMALGAMATION

Dated as of March 3, 2010

Among

HARBOR POINT LIMITED,

MAX CAPITAL GROUP LTD.

And

ALTERRA HOLDINGS LIMITED

i

3.23 Disclosure Documents	35
3.24 No Other Representations and Warranties	36
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS	36
4.1 Covenants of Parent and the Company	36
4.2 Financing	41
4.3 Bermuda Required Actions	41
ARTICLE V ADDITIONAL AGREEMENTS	42
5.1 Preparation of Joint Proxy Statement/Prospectus and Other Filings; Shareholder Meetings	42
5.2 Access to Information; Confidentiality	45
5.3 Reasonable Best Efforts	46
5.4 No Solicitation	47
5.5 Fees and Expenses	50
5.6 Special Dividend	51
5.7 Indemnification; Directors’ and Officers’ Insurance	51
5.8 Public Announcements	53
5.9 Employee Benefits	54
5.10 Listing; Reservation for Issuance	55
5.11 Tax Treatment	55
5.12 Notification	55
5.13 Parent Registration Rights Agreement	56
5.14 Warrants	56
5.15 Waivers of Vesting of Compensatory Awards	57
5.16 Waivers of Non-Extraordinary Dividends on Company Stock Options	57
5.17 Obligations of the Amalgamation Sub	57
5.18 Termination of Certain Company Agreements	58
5.19 Book Value Calculations	58
ARTICLE VI CONDITIONS PRECEDENT	59
6.1 Conditions to Each Party’s Obligation to Effect the Amalgamation	59
6.2 Conditions to Obligations of the Company	60
6.3 Conditions to Obligations of Parent	62
ARTICLE VII TERMINATION AND AMENDMENT	64
7.1 Termination	64
7.2 Effect of Termination	66
7.3 Matters Relating to Termination	68
ARTICLE VIII GENERAL PROVISIONS	69
8.1 Non-Survival of Representations, Warranties and Agreements	69
8.2 Notices	69
8.3 Interpretation	70
8.4 Counterparts	71
8.5 Entire Agreement; No Third Party Beneficiaries	71
8.6 Governing Law	71
8.7 Severability	71

ii

8.8 Assignment	71
8.9 Enforcement	72
8.10 Submission to Jurisdiction	72
8.11 Amendment	72
8.12 Extension; Waiver	73
8.13 Defined Terms	73

Exhibit A	Form of Amalgamation Agreement
Exhibit B	Form of Amalgamation Sub Bye-Laws
Exhibit C	Form of Parent Registration Rights Agreement
Exhibit D-1	Form of New Parent Warrant – Investor
Exhibit D-2	Form of New Parent Warrant – Employee
Exhibit E-1	Form of Amended and Restated Moore Warrant
Exhibit E-2	Form of Parent Employee Warrant Waiver
Exhibit F	Form of Parent Vesting Waiver
Exhibit G	Form of Company Option Dividend Waiver
Exhibit H-1	Form of Company Officer’s Certificate
Exhibit H-2	Form of Parent Officer’s Certificate
Exhibit I-1	Form of Parent Lock-Up Agreement
Exhibit I-2	Form of Company Lock-Up Agreement – Employee
Exhibit I-3	Form of Company Lock-Up Agreement – Non-Employee

Annex 1.5(a)	Post-Closing Parent Directors
Annex 1.5(b)	Post-Closing Parent Committee Membership
Annex 1.5(c)	Post-Closing Parent Officers
Annex 1.6(a)	Directors of the Amalgamated Company and Max Bermuda
Annex 1.6(b)	Officers of the Amalgamated Company and Max Bermuda
Annex 1.8(b)	Parent Subsidiaries Name Changes
Annex 1.8(c)	Company Subsidiaries Name Changes

iii

AGREEMENT AND PLAN OF AMALGAMATION, dated as of March 3, 2010 (this “Agreement”), among Harbor Point Limited, a Bermuda exempted company (the “Company”), Max Capital Group Ltd., a Bermuda exempted company (“Parent”), and Alterra Holdings Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (the “Amalgamation Sub”).

WHEREAS, it is proposed that the Amalgamation Sub and the Company will amalgamate under the Laws of Bermuda (the “Amalgamation”) and continue as a Bermuda exempted company, upon the terms and subject to the conditions of this Agreement and the amalgamation agreement attached hereto as Exhibit A (the “Amalgamation Agreement”), and in accordance with the Companies Act 1981 of Bermuda, as amended (the “Companies Act”);

WHEREAS, the board of directors of each of Parent, the Amalgamation Sub and the Company has (a) determined that the Amalgamation is advisable and fair to, and in the best interests of, Parent, the Amalgamation Sub or the Company, as the case may be and (b) approved and adopted this Agreement, the Amalgamation Agreement and the transactions contemplated hereby and thereby, including the Amalgamation;

WHEREAS, the board of directors of Parent has authorized and approved the Name Change and the issuance of Parent Common Shares in the Amalgamation (the “Parent Share Issuance”) and deems it advisable and fair to, and in the best interests of, Parent to consummate the Parent Share Issuance and the other transactions contemplated hereby;

WHEREAS, the board of directors of the Company has authorized and approved the Securityholders’ Agreement Termination, effective as of the Effective Time;

WHEREAS, concurrently with the execution of this Agreement, as part of the consideration for Parent’s willingness to enter into this Agreement and the Amalgamation Agreement: (i) Parent is entering into voting agreements with certain of the Company’s shareholders (each, a “Company Shareholder Voting Agreement”); and (ii) Parent and the Company have entered into Company Option Dividend Waivers with certain holders of Company Stock Options;

WHEREAS, concurrently with the execution of this Agreement, as part of the consideration for the Company’s willingness to enter into this Agreement and the Amalgamation Agreement, (i) the Company is entering into voting agreements with certain of Parent’s shareholders (each, a “Parent Shareholder Voting Agreement”); and (ii) the Company has received Parent Vesting Waivers from certain holders of options to purchase Parent Common Shares;

WHEREAS, for United States federal income tax purposes, the parties intend that the Amalgamation constitute a transaction that will qualify as a “reorganization” under the provisions of Section 368(a) of the Code, and the parties, by executing this Agreement, hereby adopt a “plan of reorganization” within the meaning of the Treasury Regulation Section 1.368-2(g); and

WHEREAS, unless otherwise noted, capitalized terms shall have the meanings set forth or referenced in Section 8.13.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

ARTICLE I

THE AMALGAMATION

1.1 The Amalgamation; Effective Time. Subject to the provisions of this Agreement and the Amalgamation Agreement, Parent, the Amalgamation Sub and the Company will cause (a) the Amalgamation Agreement to be executed and delivered and (b) an application for registration of an amalgamated company (the “Amalgamation Application”) to be prepared, executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Companies Act on or prior to the Closing Date and will cause the Amalgamation to become effective pursuant to the Companies Act. The Amalgamation shall become effective upon the issuance of a certificate of amalgamation (the “Certificate of Amalgamation”) by the Registrar or such other time as the Certificate of Amalgamation may provide. The parties agree that they will request the Registrar provide in the Certificate of Amalgamation that the Effective Time will be the time when the Amalgamation Application is filed with the Registrar or another time mutually agreed in writing by the parties (the “Effective Time”).

1.2 Closing. The closing of the Amalgamation (the “Closing”) will take place at 10:00 a.m., New York City time, on the date (the “Closing Date”) that is the second Business Day after the satisfaction or waiver (if such waiver is permitted and effective under applicable Law) of the latest to be satisfied or waived of the conditions set forth in Article VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date), unless another time or date is agreed to in writing by the parties. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, in New York, New York, unless another place is agreed to in writing by the parties.

1.3 Effects of the Amalgamation. As of the Effective Time, subject to the terms and conditions of this Agreement and the Amalgamation Agreement, the Company shall be amalgamated with the Amalgamation Sub and the amalgamated company (the “Amalgamated Company”) shall continue after the Amalgamation. The parties acknowledge and agree that (a) the Amalgamation shall be effected so as to constitute an “amalgamation” and (b) the Amalgamated Company shall be deemed to be an “amalgamated company” in accordance with Section 104 of the Companies Act. Under Section 109 of the Companies Act, from and after the Effective Time: (i) the Amalgamation of the Company and the Amalgamation Sub and their continuance as one company shall become effective; (ii) the property of each of the Company and the Amalgamation Sub shall become the property of the Amalgamated Company; (iii) the Amalgamated Company shall continue to be liable for the obligations and liabilities of each of the Company and the Amalgamation Sub; (iv) any existing cause of action, claim or liability to prosecution shall be unaffected; (v) any civil, criminal or administrative action or proceeding pending by or against the Company or the Amalgamation Sub may continue to be prosecuted by or against the Amalgamated Company; and (vi) a conviction against, or ruling, order or judgment in favor of or against, the Company or the Amalgamation Sub may be enforced by or against the Amalgamated Company.

1.4 Amalgamated Company Bye-Laws. The bye-laws of the Amalgamated Company shall be the bye-laws of the Amalgamation Sub, which are attached hereto as Exhibit B (as they may be amended or modified from time to time after the date hereof and prior to the Effective Time by the mutual written agreement of the parties in each case).

1.5 Directors and Officers of Parent.

(a) The parties shall take all actions necessary, including by requesting the resignation of one or more of Parent’s existing directors, so that immediately following the Effective Time, the individuals identified on Annex 1.5(a) attached hereto (as it may be amended or modified from time to time after the date hereof and prior to the Effective Time by the mutual written agreement of the parties in each case, and subject to Section 1.7) (such individuals, the “Post-Closing Parent Directors”) shall comprise the board of directors of Parent, each as a member of the class set forth opposite his or her name thereon. Such individuals will serve as directors on the board of directors of Parent until the earlier of their resignation or removal or until their respective successors are duly elected or appointed. The parties shall take all actions necessary so that immediately after the Effective Time: (i) Michael O’Reilly (or his replacement pursuant to the terms of Section 1.7) shall be the chairman of the board of directors of Parent; (ii) each of James Carey and Gordon Cheesbrough (or any replacement pursuant to the terms of Section 1.7) shall be a deputy chairman of the board of directors of Parent and (iii) John Berger (or his replacement pursuant to the terms of Section 1.7) shall be vice chairman of the board of directors of Parent.

(b) The parties shall take all actions reasonably necessary so that, immediately after the Effective Time, each committee of Parent’s board of directors is composed of the Post-Closing Parent Directors identified to be members of such committee on Annex 1.5(b) attached hereto (as it may be amended or modified from time to time after the date hereof and prior to the Effective Time by the mutual written agreement of the parties in each case, and subject to Section 1.7) until the earlier of their resignation or removal or until their respective successors are duly elected or appointed or such other time that the board of directors of Parent after the Closing determines to reconstitute or eliminate such committee.

(c) The parties shall take all actions necessary so that immediately after the Effective Time, the officers of Parent shall be the individuals identified on Annex 1.5(c) attached hereto (as it may be amended or modified from time to time after the date hereof and prior to the Effective Time by the mutual written agreement of the parties in each case, and subject to Section 1.7) until the earlier of their resignation or removal or until their respective successors are duly appointed.

1.6 Directors and Officers of the Amalgamated Company and Max Bermuda.

(a) The parties shall take all actions necessary, including by requesting the resignation of one or more existing directors, so that immediately after the Effective Time the board of directors of each of the Amalgamated Company and Max Bermuda shall be composed of the individuals identified on Annex 1.6(a) attached hereto (as it may be amended or modified from time to time after the date hereof and prior to the Effective Time by the mutual written agreement of the parties in each case, and subject to Section 1.7) until the earlier of their resignation or removal or until their respective successors are duly elected or appointed.

Following the Effective Time, the boards of directors of each other Subsidiary of Parent and the Amalgamated Company shall be comprised of such individuals as are directors of such entities as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed.

(b) The parties shall take, and Parent shall cause Max Bermuda to take, all actions necessary so that immediately after the Effective Time, the officers of the Amalgamated Company and Max Bermuda shall be the individuals identified on Annex 1.6(b) attached hereto (as it may be amended or modified from time to time after the date hereof and prior to the Effective Time by the mutual written agreement of the parties in each case, and subject to Section 1.7) until the earlier of their resignation or removal or until their respective successors are duly appointed.

1.7 Alternative Directors and Officers.

(a) Notwithstanding anything to the contrary in this Agreement, should any individual identified on Annex 1.5(a), 1.5(b), or 1.6(a) attached hereto be unwilling or unable to serve in the capacities provided for in Section 1.5(a), 1.5(b), or 1.6(a), as applicable, then Parent (in case such individual is currently a director or representative of Parent) or Company (if such individual is currently a director or representative of the Company) shall designate a replacement, subject to the consent of the other party, not to be unreasonably withheld or delayed, and the parties shall cooperate in good faith to amend Annex 1.5(a), 1.5(b), or 1.6(a) attached hereto, as applicable, accordingly.

(b) Notwithstanding anything to the contrary in this Agreement, should any individual identified on Annex 1.5(c) or 1.6(b) attached hereto be unwilling or unable to serve in the capacities provided for in Section 1.5(c) or 1.6(b), as applicable, then the parties shall cooperate in good faith to designate a mutually agreeable replacement and to amend Annex 1.5(c) or 1.6(b) attached hereto, as applicable, accordingly.

1.8 Post-Closing Names.

(a) Subject to the other terms and conditions of this Agreement, the parties shall take all actions reasonably necessary so that immediately following the Effective Time:

(i) the name of Parent shall be Alterra Capital Holdings Limited; and

(ii) the name of the Amalgamated Company shall be Alterra Holdings Limited.

Parent shall (A) use reasonable best efforts to reserve the name identified in Section 1.8(a)(i) with the Registrar, (B) promptly following the Required Parent Vote, cause a certified copy of the Parent shareholder resolution approving the Name Change to be filed with the Registrar and (C) use reasonable best efforts to obtain a Certificate of Incorporation on Name Change from the Registrar evidencing the Name Change effective as of the Effective Time. The parties shall use reasonable best efforts to reserve the name identified in Section 1.8(a)(ii).

(b) Parent shall use its, and shall cause its Subsidiaries to use their respective, commercially reasonable efforts to cause the changes to the names of each Subsidiary of Parent contemplated by Annex 1.8(b) (such changes, the “Parent Subsidiaries Name Changes”) to be completed and reflected in the official records of applicable Governmental Entities as soon as practicable following the Effective Time, including by (i) causing the respective board of directors of each Subsidiary of Parent to approve any change of such Subsidiary’s name, including by adopting resolutions approving such name change and, to the extent a vote of such Subsidiary’s shareholders is required in connection with such name change, recommending the approval of such name change to such Subsidiary’s shareholders or other applicable holders of voting securities, (ii) taking all actions to obtain any necessary approval required to be given by such Subsidiary’s shareholders or, if applicable, the Parent’s shareholders required under any voting “push-up” provisions set forth in any such Subsidiary’s bye-laws and (iii) taking any actions required to effect such name change as soon as practicable following the Effective Time, including making any required filings with or submitting any necessary notices or applications to, any applicable Governmental Entity.

(c) The Company shall use its, and shall cause its Subsidiaries to use their respective, commercially reasonable efforts to cause the changes to the names of each Subsidiary of the Company contemplated by Annex 1.8(c) (such changes, the “Company Subsidiaries Name Changes”) to be completed and reflected in the official records of applicable Governmental Entities as soon as practicable following the Effective Time, including by (i) causing the respective board of directors of each Subsidiary of the Company to approve any change of such Subsidiary’s name, including by adopting resolutions approving such name change and, to the extent a vote of such Subsidiary’s shareholders is required in connection with such name change, recommending the approval of such name change to such Subsidiary’s shareholders or other applicable holders of voting securities, (ii) taking all actions to obtain any necessary approval required to be given by such Subsidiary’s shareholders or, if applicable, the Company’s shareholders required under any voting “push-up” provisions set forth in any such Subsidiary’s bye-laws and (iii) taking any actions required to effect such name change as soon as practicable following the Effective Time, including making any required filings with or submitting any necessary notices or applications to, any applicable Governmental Entity.

ARTICLE II

CONVERSION OF COMPANY SECURITIES; EXCHANGE OF CERTIFICATES

2.1 Effect on Share Capital. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Amalgamation and without any action on the part of the holders of any Class A voting common shares or Class B non-voting common shares of the Company, each having a par value of $1.00 (each, a “Company Common Share”), as evidenced by share certificates registered in the name of a shareholder and representing outstanding Company Common Shares (each, a “Company Certificate”) or way of entry in the register of shareholders of the Company (the “Company Share Register”):

(a) Conversion of Company Common Shares. Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and converted into the right to receive 3.7769 (the “Exchange Ratio”) validly issued, fully paid and non-assessable Parent voting common shares, each having a par value of

$1.00 (each, a “Parent Common Share”), together with any cash paid in lieu of fractional shares in accordance with Section 2.2(e) (collectively, the “Consideration”). Upon such conversion, each Company Common Share shall be cancelled and each holder of a valid Company Certificate or Company Common Shares registered in the Company Share Register (“Uncertificated Company Common Shares”) immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such Company Common Shares except the right to receive the Consideration. The Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or similar distribution of securities convertible into Parent Common Shares or Company Common Shares), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Shares or Company Common Shares having a record date on or following the date hereof and prior to the Effective Time, it being understood that (i) the intent of such adjustment is to provide the holders of Company Common Shares with the same economic effect as contemplated by this Agreement and the Amalgamation Agreement prior to any such change and (ii) nothing in this Section 2.1(a) shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement or the Amalgamation Agreement.

(b) Cancellation of Parent-Owned Securities. Notwithstanding anything in this Agreement to the contrary, all Company Common Shares that are owned by Parent or by any Subsidiary of Parent immediately prior to the Effective Time shall, by virtue of the Amalgamation, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof and shall cease to exist, and no payment shall be made in respect thereof.

(c) Shares of Dissenting Holders. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted into the right to receive the Consideration as described in Section 2.1(a), but shall be cancelled and converted into the right to receive the fair value thereof as appraised by the Supreme Court of Bermuda under Section 106 of the Companies Act. In the event that a Dissenting Holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal, its Company Common Shares shall be cancelled and converted as of the Effective Time into the right to receive the Consideration for each such Dissenting Share. The Company shall give Parent (i) prompt notice of (A) any demands for appraisal of Dissenting Shares or withdrawals of such demands received by the Company and (B) to the extent that the Company has Knowledge, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with the Company in settlement negotiations and proceedings with respect to any written demands for appraisal under the Companies Act. Neither the Company nor Parent shall, without the prior written consent of the other party (not to be unreasonably withheld or delayed), voluntarily make any payment with respect to, or settle, or offer to settle, any such demands or applications.

(d) Each common share of the Amalgamation Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share, par value $1.00 per share, of the Amalgamated Company.

2.2 Exchange Procedures.

(a) Exchange Agent. At least five Business Days prior to the Effective Time, Parent shall designate an exchange and paying agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Company Certificates or Uncertificated Company Common Shares outstanding immediately prior to the Effective Time. Prior to or at the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent in accordance with this Article II, (i) certificates, or at Parent’s option, shares in book-entry form representing Parent Common Shares to be exchanged in the Amalgamation and (ii) cash in an amount sufficient to pay any cash payable in lieu of fractional shares pursuant to Section 2.2(e). Following the Effective Time, Parent shall deposit promptly, or cause to be deposited, with the Exchange Agent any dividends or distributions to which the shareholders of the Company may be entitled pursuant to Section 2.2(c) in an amount sufficient to pay such dividends or distributions to shareholders of the Company that have not, as of such date, exchanged their Company Certificates or Uncertificated Company Common Shares. Such Consideration and cash so deposited are hereinafter referred to as the “Exchange Fund.” No interest shall be paid or accrued for the benefit of holders of the Company Certificates or Uncertificated Company Common Shares on cash amounts payable pursuant to this Section 2.2. The Exchange Agent shall invest any cash in the Exchange Fund as directed by Parent; provided that such investments shall be in direct obligations of or fully guaranteed by the United States of America or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investments shall be promptly paid to Parent and any amounts in excess of the amounts payable under Sections 2.2(c) and (e) shall be promptly returned to Parent. To the extent that there are any losses with respect to any such investments, or such cash diminishes for any reason below the level required for the Exchange Agent to make prompt cash payment of amounts under Sections 2.2(c) and (e), Parent shall promptly replace or restore the cash so as to ensure that there is sufficient cash for the Exchange Agent to make all such payments.

(b) Exchange Procedures. Promptly following the Effective Time and in any event not later than five Business Days following the Effective Time, Parent or the Amalgamated Company shall cause the Exchange Agent to mail, to each shareholder of the Company, (i) a letter of transmittal (which shall be in such form and have such other provisions as the parties may reasonably specify at least three Business Days prior to the Effective Time), and (ii) instructions for use in effecting the surrender of Company Certificates or Uncertificated Company Common Shares in exchange for the Consideration. Following the Effective Time, upon surrender of title to the Company Common Shares previously held by a shareholder of the Company in accordance with this Section 2.2, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, a holder of Company Common Shares shall be entitled to receive in exchange therefor (A) a certificate or book-entry representing that number of whole Parent Common Shares (rounded down) which such shareholder has the right to receive in respect of the Company Common Shares formerly represented by such Company Certificates or Uncertificated Company Common Shares after taking into account all Company Common Shares then held by such shareholder and (B) any cash in lieu of fractional shares that such shareholder has the right to receive pursuant to Section 2.2(e), and any Company Certificate surrendered in respect thereof shall forthwith be marked as cancelled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, a certificate or book-entry representing the proper number of Parent Common Shares may be issued to a transferee if the Company Certificate representing such Company Common Shares (if any) is presented to the Exchange Agent, accompanied by documents normally required to evidence and effect such transfer (reasonably satisfactory to Parent) and by reasonable evidence that any applicable stock transfer taxes have been paid.

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Parent Common Shares with a record date on or following the Effective Time shall be paid to any shareholder of the Company holding any unexchanged Company Certificate or Uncertificated Company Common Shares with respect to Parent Common Shares represented thereby, nor shall the cash payment in lieu of fractional shares be paid to any such shareholder pursuant to Section 2.2(e), until such shareholder shall exchange such Company Certificate or Uncertificated Company Common Shares in accordance with the procedures set forth in this Article II. Following the exchange of any such Company Certificate or Uncertificated Company Common Shares in accordance with the procedures set forth in this Article II, such shareholder shall be entitled to receive, in addition to the Consideration set forth in Section 2.1(a), without interest, (i) at the time of such exchange, the amount of any dividends or other distributions with a record date on or following the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole Parent Common Shares that a shareholder holding such Company Certificate or Uncertificated Company Common Shares is entitled to receive hereunder and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or following the Effective Time but prior to exchange and a payment date subsequent to exchange payable with respect to such whole Parent Common Shares that a shareholder holding such Company Certificate or Uncertificated Company Common Shares is entitled to receive hereunder.

(d) No Further Rights in Company Common Shares. All Consideration paid or issued upon the surrender of title to Company Common Shares in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shareholders of the Company in their capacity as shareholders of the Company prior to the Effective Time. There shall be no further registration of transfers on the share transfer books of the Amalgamated Company of the Company Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to Parent or to the Amalgamated Company or to the Exchange Agent for any reason, they shall be marked as cancelled and exchanged in accordance with this Article II, except as otherwise required by applicable Law.

(e) No Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fraction of a Parent Common Share shall be issued in connection with the Amalgamation, and in lieu thereof any shareholder of the Company who would otherwise have been entitled to a fraction of a Parent Common Share, shall be paid upon surrender of Company Common Shares for exchange (and after taking into account and aggregating Company Common Shares represented by all Company Certificates surrendered by such holder, or as set out in the Company Share Register, as applicable) cash in an amount (without interest) equal to the product obtained by multiplying (i) the fractional share interest to which such shareholder (after taking into account and aggregating all Company Common Shares represented by all Company Certificates surrendered by such shareholder, or as set out in the Company Share Register, as applicable) would otherwise be entitled by (ii) the Average Parent Share Price.

(f) Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the Consideration and any dividends or other distributions as may be required pursuant to this Article II in respect of the Company Common Shares represented by such lost, stolen or destroyed Company Certificates; provided that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct or otherwise indemnify Parent in a manner reasonably satisfactory to Parent against any claim that may be made against Parent or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

(g) Termination of Exchange Fund. Unless a longer period is prescribed by applicable Law or Parent’s agreement with the Exchange Agent, any portion of the Exchange Fund that remains undistributed to the shareholders of the Company for one year following the Effective Time shall be delivered to Parent, upon demand, and any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Consideration and any dividends or distributions with respect to Parent Common Shares.

(h) No Liability. To the extent permitted under applicable Law, any Consideration and any dividends or other distributions payable to any shareholder of the Company in accordance with Section 2.1(c) that remain undistributed to the shareholders of the Company shall be delivered to and become the property of Parent on the Business Day immediately prior to the day that such property is required to be delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law. To the extent permitted under applicable Law, none of Parent, the Amalgamation Sub, the Amalgamated Company or the Exchange Agent shall be liable to any shareholder of the Company for any such property delivered to Parent or to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(i) Withholding. The Exchange Agent, Parent and the Amalgamated Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any shareholder of the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax Law. To the extent that amounts are so withheld by the Exchange Agent, Parent or the Amalgamated Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of which such deduction and withholding was made. The parties agree to cooperate reasonably with each other for purposes of determining whether any Taxes are required to be withheld with respect to the Amalgamation.

2.3 Treatment of Company Stock Options and other Company Stock-Based Awards.

(a) Each right to purchase Company Common Shares granted by the Company pursuant to the Company Share Plan that is outstanding and unexercised immediately prior to or as of the Effective Time (the “Company Stock Options”), whether or not exercisable and whether or not vested, at the Effective Time, shall remain outstanding following the Effective Time. At the Effective Time, all of the Company Stock Options shall, by virtue of the Amalgamation and without any further action on the part of the Company or the holder thereof, be assumed in full by Parent, which shall have assumed the Company Share Plan as of the Effective Time by virtue of this Agreement and without any further action by Parent. From and after the Effective Time, all references to the Company in the Company Share Plan and in any agreement granting or governing Company Stock Options shall be deemed to refer to Parent. Each Company Stock Option assumed by Parent (each, a “Company Converted Option”) shall be converted automatically into an option to purchase Parent Common Shares upon the same terms and conditions as are in effect immediately prior to the Effective Time with respect to such Company Stock Option, including vesting schedule and term of exercise, except (i) that each such Company Converted Option shall represent the right to acquire, that whole number of Parent Common Shares (rounded down to the next whole share) equal to the number of Company Common Shares subject to such Company Stock Option multiplied by the Exchange Ratio, (ii) that the exercise price per share of each Company Converted Option shall be an amount (rounded up to the nearest whole cent) equal to the option exercise price per share of the related Company Stock Option divided by the Exchange Ratio, (iii) that the right of a holder of any Company Converted Option to receive payment of dividend equivalents following the Effective Time shall be subject to the limitations set forth in any Company Option Dividend Waiver applicable to such holder and (iv) as set forth in Section 2.3(a) of the Company Disclosure Letter; provided that the conversion of the Company Converted Options shall in any event be in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

(b) Each Company Restricted Share shall be assumed in full by Parent (each, a “Company Converted Restricted Share”) and shall be converted into a number of restricted Parent Common Shares (rounded to the nearest whole share) equal to the number of Company Common Shares underlying such Company Restricted Share in effect immediately prior to the Effective Time multiplied by the Exchange Ratio. Each such Company Converted Restricted Share will otherwise have the same terms and conditions as the corresponding Company Restricted Share, including vesting schedule, except as set forth in Section 2.3(b) of the Company Disclosure Letter. From and after the Effective Time, all references to the Company in the Company Share Plan and in any agreement granting or governing Company Converted Restricted Shares shall be deemed to refer to Parent.

(c) Prior to the Closing, the board of directors of Parent (or the Compensation Committee of the board of directors of Parent) shall adopt such resolutions and take such other actions as are necessary or appropriate in order to effectuate the actions contemplated by this Section 2.3, which such actions shall include: (i) reserving for issuance a sufficient number of Parent Common Shares for delivery upon the exercise of the Company Converted Options and the issuance of the Company Converted Restricted Shares; (ii) as promptly as practicable (and in no event later than five Business Days following the Effective Time) filing with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to

Parent Common Shares subject to the Company Converted Options and Company Converted Restricted Shares; and (iii) such other actions reasonably requested by the Company to give effect to the foregoing; provided that such resolutions and actions shall expressly be conditioned upon the consummation of the Amalgamation and the other transactions contemplated hereby and shall be of no force and effect if this Agreement and the Amalgamation Agreement are terminated. Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement for as long as any such Company Converted Options, Company Converted Restricted Shares and the underlying Parent Common Shares remain outstanding. As promptly as practicable, and in any event not later than ten Business Days following the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of a Company Converted Option and Company Converted Restricted Share a reasonably detailed notice setting forth such holder’s rights pursuant thereto. Parent shall comply with the terms of all such Company Converted Options and Company Converted Restricted Shares and shall ensure that the conversion and assumption of the Company Stock Options provided in this Section 2.3 shall be effected in a manner consistent with the requirements of Section 409A of the Code.

(d) Prior to the Closing, the board of directors of the Company (or the Compensation Committee of the board of directors of the Company) shall adopt such resolutions and take such other actions as are necessary or appropriate in order to effectuate the actions contemplated by this Section 2.3 and shall take such other actions reasonably requested by Parent to give effect to the foregoing, without any obligation to pay any consideration or incur any debts or obligations on behalf of the Company or any of its respective Subsidiaries (other than fees and expenses of advisors); provided that such resolutions and actions shall expressly be conditioned upon the consummation of the Amalgamation and the other transactions contemplated hereby and shall be of no force and effect if this Agreement and the Amalgamation Agreement are terminated.

(e) The board of directors of Parent, or a committee of “Non-Employee Directors” thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), in consultation with the Company, shall adopt a resolution prior to the Closing providing that the receipt by Company Insiders of Parent Common Shares in exchange for Company Common Shares (including Company Converted Restricted Shares) and, as applicable, Company Converted Options and New Parent Warrants, in each case, pursuant to the transactions contemplated by this Agreement based on the Section 16 Information provided by the Company to Parent, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and additional guidance issued thereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Except as (i) set forth in the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement by the Company (the “Company Disclosure Letter”) or the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement by Parent (the “Parent Disclosure Letter” and each of the Company Disclosure Letter and the Parent Disclosure Letter, a “Disclosure Letter”), as the case may be, (ii) in the case of Parent, disclosed in the Parent SEC Reports publicly filed with the SEC on or following January 1, 2010 and at least two Business Days prior to the execution of this Agreement (excluding any disclosures set forth in any risk factor section in any Parent SEC Report, forward-looking statements contained in any Parent SEC Report or in any exhibit to any Parent SEC Report (except, in the case of an exhibit to any Parent SEC Report, to the extent explicitly referred to in this Agreement for a particular purpose)), or (iii) in the case of the Company, disclosed in the Company Annual Report (excluding any disclosures set forth in any risk factor section in the Company Annual Report or forward-looking statements contained in the Company Annual Report), the Company hereby represents and warrants to Parent, and Parent (and the Amalgamation Sub with respect to Sections 3.1(a), 3.1(d), 3.2(i), 3.3, 3.8, 3.9(c) and 3.24) hereby represents and warrants to the Company, to the extent applicable, in each case with respect to itself and its Subsidiaries (and not as to the other party or its Subsidiaries), as follows:

3.1 Organization, Standing and Power.

(a) Each of it and its Subsidiaries is a company or other legal entity duly organized and validly existing and in good standing (or the equivalent concept to the extent applicable) under the Laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) In the case of the Company, true and complete copies of the memorandum of association and bye-laws of the Company have been made available to Parent prior to the execution of this Agreement, are in full force and effect and have not been amended or otherwise modified.

(c) In the case of Parent, the copies of its memorandum of association and bye-laws incorporated by reference in its Form 10-K for the year ended December 31, 2009, are true and complete copies, are in full force and effect and have not been amended or otherwise modified, except as they may be or have been amended pursuant to the Name Change.

(d) Parent and the Amalgamation Sub represent and warrant to the Company that: (i) true and complete copies of the memorandum of association and bye-laws of the Amalgamation Sub have been made available to the Company prior to the execution of this Agreement, are in full force and effect and have not been amended or otherwise modified, (ii) the Amalgamation Sub was formed by Parent solely for the purpose of effecting the Amalgamation and the other transactions contemplated by this Agreement and (iii) the Amalgamation Sub has not conducted any business prior to the date hereof and has no, and immediately prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

(e) Neither it nor any of its Subsidiaries is in breach of any provision of its memorandum of association or bye-laws or other equivalent organizational documents.

3.2 Capital Structure.

(a) Its authorized share capital and outstanding common shares as of the date set forth in Section 3.2(a) of its Disclosure Letter, including any shares reserved for issuance upon the exercise or payments of outstanding warrants and outstanding share options or other equity-related securities or awards (such share option and other equity-related award plans, agreements and programs, collectively, in the case of Parent, the “Parent Share Plans” and, in the case of the Company, the “Company Share Plan”), are described in Section 3.2(a) of its Disclosure Letter. None of its common shares, options or warrants are held by it or by its Subsidiaries. All of its outstanding common shares have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights and were issued in compliance in all material respects with all applicable securities Laws. Section 3.2(a) of its Disclosure Letter sets forth a true and complete list of all warrants, options, restricted stock, restricted stock units or other equity-related securities or awards outstanding as of the date of this Agreement, the name of each holder thereof and the number of Company Common Shares (in the case of the Company) or Parent Common Shares (in the case of Parent) for which any such warrant, option, restricted stock, restricted stock unit or other equity-related security or award is exercisable for as of the date of this Agreement (without regard to any vesting or other limitations with respect thereof). In addition, (i) Section 3.2(a) of the Company Disclosure Letter sets forth, as of March 2, 2010, a true and complete list of all record holders of the Company Common Shares, including the number of Class A voting Company Common Shares and Class B non-voting Company Common Shares owned of record by such holders and (ii) Section 3.2(a) of the Parent Disclosure Letter sets forth, as of February 26, 2010, a true and complete list of all record holders of the Parent Common Shares and Non-Voting Parent Common Shares, including the number of Parent Common Shares and Non-Voting Parent Common Shares owned of record by such holders.

(b) From January 1, 2010, to the date hereof, it has not issued or permitted to be issued any preferred shares, common shares, share appreciation rights or securities exercisable or exchangeable for or convertible or redeemable into shares in its or any of its Subsidiaries’ share capital.

(c) Section 3.2(c) of its Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of (i) its Subsidiaries (including such Subsidiaries’ jurisdiction of incorporation or organization, the amount of its authorized share capital and the record owners of its outstanding share capital), and (ii) each other Person (other than its Subsidiaries) in which it has, or pursuant to an agreement has the right to acquire at any time by any means, directly or indirectly, an equity interest other than Investment Assets in the ordinary course of business. It or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares in the share capital of its Subsidiaries, beneficially and of record, and all such shares are fully paid and nonassessable, are not subject to preemptive rights and are free and clear of any claim, lien or encumbrance. Other than as a result of ownership of its Investment Assets, it does not own or have the right to acquire, directly or indirectly, any share capital or other voting securities of, or ownership interests in, any Person.

(d) No bonds, debentures, notes or other indebtedness having the right to vote (or which are exercisable or exchangeable for or convertible or redeemable into securities having the right to vote) on any matters on which shareholders may vote (“Voting Debt”) of it or any of its Subsidiaries are issued or outstanding.

(e) Except for warrants, options, restricted stock, restricted stock units or other equity-related securities or awards issued or to be issued under the Parent Share Plans (in the case of Parent) or the Company Share Plan (in the case of the Company), there are no options, warrants, calls, convertible, redeemable, exercisable or exchangeable securities, rights, commitments or agreements of any character to which it or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound (i) obligating it or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the share capital or any Voting Debt or other equity rights of it or any of its Subsidiaries, (ii) obligating it or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, convertible, redeemable, exercisable or exchangeable security, right, commitment or agreement or (iii) that provide the economic or voting equivalent of an equity ownership interest in it or any of its Subsidiaries.

(f) None of it or any of its Subsidiaries is a party to any agreement relating to disposition, voting or dividends with respect to any equity securities of it or any of its Subsidiaries. To its Knowledge, as of the date of this Agreement, other than the Company Shareholder Voting Agreements (in the case of the Company) and the Parent Shareholder Voting Agreements (in the case of Parent) and the provisions of its (and its Subsidiaries’) memorandum of association and bye-laws or equivalent organizational documents, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of its share capital or the share capital of any of its Subsidiaries. There are no outstanding contractual obligations of it or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares in the share capital of it or any of its Subsidiaries.

(g) Since January 1, 2010, through the date of this Agreement, it has not declared or announced an intention to declare, set aside, made or paid to its shareholders dividends or other distributions on the outstanding shares in its share capital.

(h) It has not waived any voting cut-back, transfer restrictions or similar provisions of its or its Subsidiaries’ bye-laws with respect to any of its or their shareholders.

(i) Parent and the Amalgamation Sub represent and warrant to the Company that Parent owns all outstanding share capital and any other debt or equity securities of the Amalgamation Sub and no Person has any right to acquire any such share capital or debt or equity securities.

(j) In the case of Parent, except as would not be material individually or in the aggregate, no Person has any registration rights that will rank prior to, or pari passu with, the registration rights of Moore Holdings, L.L.C., Moore Global Investments LLC, The Chubb Corporation, Trident III Professionals Fund, L.P. and Trident III, L.P. (collectively, the “Parent Registration Rights Agreement Parties”) that are provided for in the Parent Registration Rights Agreement.

(k) In the case of the Company, as of the Effective Time, no former holder of Company Common Shares shall have a right to appoint a director or observer or other similar rights with respect to the board of directors of Parent or any of its Subsidiaries.

3.3 Authority; Non-Contravention.

(a) It has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Required Parent Vote (in the case of Parent) or the Required Company Vote (in the case of the Company), to consummate the transactions contemplated hereby to which it is a party. The execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby to which it is a party have been duly authorized by all necessary corporate action on its part and no other corporate proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to the Required Parent Vote (in the case of Parent) or the Required Company Vote (in the case of the Company). This Agreement has been duly executed and delivered by it and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding at law or in equity). The Required Parent Vote, in the case of Parent, and the Required Company Vote, in the case of the Company, as applicable, is the only vote of the holders of any class or series of its share capital or other securities necessary to approve this Agreement or approve the transactions to which it is a party contemplated hereby.

(b) Neither the execution, delivery and performance of this Agreement by it nor the consummation of the transactions contemplated hereby to which it is a party, nor compliance by it with any of the terms or provisions hereof, will (i) violate, conflict with or result in any breach of any provision of its memorandum of association or bye-laws or the memorandum of association, bye-laws or equivalent organizational documents of any of its Subsidiaries, (ii) trigger any rights of first refusal, preemptive rights, preferential purchase or similar rights or (iii) assuming that the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.3(c) are duly obtained or made and the Required Parent Vote (in the case of Parent) or the Required Company Vote (in the case of the Company), as applicable, is obtained, (A) violate any Law applicable to it or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require an approval or a consent or waiver under, result in the cancellation, suspension, non-renewal or termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any Permit or any of the respective properties, rights, obligations or assets of it or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, note, mortgage, indenture, lease, Parent Benefit Plan (in the case of Parent) or Company Benefit Plan (in the case of the Company) or other agreement, obligation or instrument to which it or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (with respect to clauses (ii) and (iii)) for such triggers, violations, conflicts, breaches or losses that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) No consent, approval, order or authorization of, waiver from, or registration, declaration, notice or filing with any Governmental Entity is required to be made or obtained by it or any of its Subsidiaries at or prior to the Closing in connection with the execution, delivery and performance of this Agreement by it or the consummation of the transactions contemplated hereby to which it is a party, except for (i)(A) the filing of the Amalgamation Application and related attachments with the Registrar, (B) the written notification from the Bermuda Monetary Authority confirming that the Bermuda Monetary Authority has no objection to Parent’s acquisition of the Company Common Shares, (C) compliance with applicable requirements of the Securities Act and the Exchange Act, (D) compliance with the pre-merger notification requirements of the HSR Act, (E) as set forth in Section 3.3(c)(i)(E) of its Disclosure Letter with respect to any Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Law (other than as set forth in clause (D) above), (F) notices, applications, filings, authorizations, orders, approvals and waivers as may be required under applicable Insurance Laws, which are set forth in Section 3.3(c)(i)(F) of its Disclosure Letter (the notices, applications, filings, authorizations, orders, approvals and waivers described in clauses (D), (E), and (F), the “Transaction Approvals”), (G) in the case of Parent, the filing with the SEC of such registration statements, prospectuses, reports and other materials as may be required in connection with this Agreement and the transactions contemplated hereby, including the Parent Registration Statement and the Joint Proxy Statement/Prospectus, and the obtaining from the SEC of such orders, approvals and clearances as may be required in connection therewith, (H) in the case of Parent, compliance with any applicable requirements of the NASDAQ Global Select Market and (I) in the case of Parent, such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” Laws of various jurisdictions in connection with the issuance of Parent Common Shares pursuant to this Agreement and (ii) any other consent, approval, order or authorization of, waiver from, or registration, declaration, notice or filing, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.4 Financial Statements and SEC Reports; Regulatory Reports; Undisclosed Liabilities.

(a) In the case of the Company, prior to the execution of this Agreement, the Company has made available to Parent copies of each of the Company 2007/2008 Financial Statements and the Company 2008/2009 Financial Statements. Each of the Company 2007/2008 Financial Statements and the Company 2008/2009 Financial Statements (i) were prepared in accordance with GAAP, as in effect on the respective dates thereof, except as may be indicated in the notes thereto and (ii) present fairly in all material respects the consolidated financial position, consolidated results of operations and changes in consolidated financial position of the Company and its Subsidiaries as of such dates and for the periods then ended.

(b) In the case of Parent:

(i) It and its Subsidiaries have timely filed or furnished all required forms, reports, statements, schedules, registration statements and other documents required to be filed or furnished by it or any of its Subsidiaries with or to the SEC since

January 1, 2009 (the documents referred to in this Section 3.4(b), collectively with any other forms, reports, statements, schedules, registration statements, prospectuses, proxy statements and other documents filed with or furnished to the SEC subsequent to the date hereof, the “Parent SEC Reports”). As of its filing or furnishing date, each Parent SEC Report complied, and each such Parent SEC Report filed or furnished subsequent to the date hereof will comply, (A) as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC staff with respect to any of the Parent SEC Reports.

(ii) Each Parent SEC Report that is a registration statement, as amended, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(iii) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by Parent since January 1, 2009, was accompanied by the certificates required to be filed or submitted by Parent’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 and, at the time of filing or submission of each such certification, such certificate was true and accurate and complied in all material respects with the Sarbanes-Oxley Act of 2002.

(c) Except for (i) those liabilities that are reflected or reserved for in its audited consolidated financial statements for the fiscal year ended December 31, 2009 (in the case of Parent, as filed with the SEC in its Annual Report on Form 10-K prior to the execution of this Agreement), (ii) liabilities and obligations incurred as permitted under this Agreement, (iii) liabilities incurred since December 31, 2009 in the ordinary course of business (including claims and any related litigation or arbitration arising in the ordinary course of business under Policies for which adequate claims reserves have been established), and (iv) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) it and its Subsidiaries do not have and (y) since December 31, 2009, it and its Subsidiaries have not incurred, in each case, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements in accordance with GAAP).

(d) Each of its Insurance Subsidiaries has filed or submitted all SAP Statements required to be filed with or submitted to the insurance departments of their respective jurisdictions of domicile on forms prescribed or permitted by such department, except for such failures to file or submit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The SAP Statements were prepared in conformity with Applicable SAP applied on a consistent basis for the periods covered thereby (except as may be indicated in the notes thereto), were prepared in accordance with the books and records of the applicable Insurance Subsidiary and fairly present, in all material respects, the statutory financial position of such Insurance Subsidiaries as at the respective dates thereof and the statutory results of operations of such Insurance Subsidiaries for the respective periods then ended (subject, in the case of the unaudited SAP Statements, to normal year-end adjustments). Its SAP Statements complied in all material respects with all applicable Laws when filed or submitted and no material deficiency has been asserted in writing with respect to any of its SAP Statements by the domiciliary insurance regulator of such filing Insurance Subsidiary that has not been remedied. The annual statutory balance sheets and income statements included in the SAP Statements have been, where required by applicable Insurance Law, audited by an independent accounting firm of recognized national or international reputation. It has made available to the other party prior to the execution of this Agreement, to the extent permitted by applicable Law, true and complete copies of all (i) SAP Statements filed with Governmental Entities for each of its Insurance Subsidiaries and (ii) true and complete copies of all examination reports (and has notified the other party of any pending examinations) of any insurance regulatory authorities received by it relating to its Insurance Subsidiaries. Except as indicated therein, all assets that are reflected on its Insurance Subsidiaries’ SAP Statements comply in all material respects with all applicable Insurance Laws regulating the investments of its Insurance Subsidiaries and all applicable Insurance Laws with respect to admitted assets and are in amount at least equal to the minimum amount required by applicable Insurance Laws. The financial statements included in its Insurance Subsidiaries’ SAP Statements accurately reflect in all material respects the extent to which, pursuant to applicable Laws and Applicable SAP, the applicable Insurance Subsidiary is entitled to take credit for reinsurance (or any local equivalent concept). In the case of Parent, since November 6, 2008, Parent and/or any of its Subsidiaries that are members of Lloyd’s, has prepared audited accounts for each syndicate managed by it for all applicable years ended December 31 in accordance with the requirements of the Insurance Accounts Directive (Lloyd’s Syndicate and Aggregate Accounts) Regulations 2004 (S.I. 2004/3319) and the Syndicate Accounting Byelaw (No. 8 of 2005) and such accounts show a true and fair view of the syndicate’s position as at the relevant date.

(e) Prior to the date hereof, (i) the Company has made available to Parent a true and complete copy of its and its Subsidiaries’ risk management policies and practices (the “Company Risk Management Policies”), and (ii) Parent has made available to the Company a true and complete copy of its and its Subsidiaries’ risk management policies and practices (the “Parent Risk Management Policies”).

3.5 Compliance with Applicable Laws and Reporting Requirements. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) It and its Subsidiaries hold in full force and effect all Permits, and it and its Subsidiaries are in compliance with the terms and requirements of its Permits and any applicable Laws. The businesses of it and its Subsidiaries have not been, and are not being, conducted in violation of any applicable Laws (including the USA PATRIOT Act of 2001, as amended, the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd 1 et seq., as amended (or any other similar applicable foreign, federal, or state legal requirement), anti-money laundering laws, anti-terrorism laws, all Insurance Laws and all applicable Laws relating to the retention of e-mail and other information). It and its Subsidiaries have not received, at any time since January 1, 2008, any written notice or communication from any Governmental Entity regarding any actual, alleged, or potential violation of, or a failure to comply with, any Laws or the terms and requirements of any Permit or any actual or potential revocation, withdrawal, suspension, cancellation, modification, or termination of any Permit. All applications required to have been filed for the renewal of each Permit or other filings required to be made with respect to each Permit held by it or its Subsidiaries have been duly filed on a timely basis with the appropriate Governmental Entity.

(b) In the case of the Company, it and its Subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The records, systems, controls, data and information of its and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its Subsidiaries or accountants (including all means of access thereto or therefrom) and are held or maintained in such places as may be required under all applicable Laws (including Insurance Laws). As of February 22, 2010, with respect to the Company 2008/2009 Financial Statements, to the Company’s Knowledge, (i) there was no fraud or suspected fraud affecting the Company involving the Company’s management or employees who have significant roles in the Company’s internal control over financial reporting and (ii) there were no allegations of fraud or suspected fraud affecting the Company received in communications from employees, former employees, regulators or others.

(c) In the case of Parent: (i) it has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) and such disclosure controls and procedures are (A) designed to ensure that material information relating to it, including its consolidated Subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (B) effective in timely alerting its principal executive officer and principal financial officer to material information required to be included in its periodic reports under the Exchange Act and ensure that the information required to be disclosed in the Parent SEC Reports is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms; (ii) it and its Subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP; (iii) the records, systems, controls, data and information of it and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its Subsidiaries or accountants

(including all means of access thereto and therefrom) and are held or maintained in such places as may be required under all applicable Laws (including Insurance Laws); and (iv) it has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to its auditors and audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information and (B) any fraud that involves management or other employees who have a significant role in internal controls.

(d) There are no outstanding loans or other extensions of credit made by it or any of its Subsidiaries to any of its executive officers (as defined in Rule 3b-7 under the Exchange Act) or directors.

(e) In the case of Parent, since January 1, 2008, it has complied with the applicable listing and corporate governance rules and regulations of the NASDAQ Global Select Market.

(f) Neither it nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among it and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)).

3.6 Legal and Arbitration Proceedings and Investigations. Except for litigation or arbitration arising in the ordinary course of business from claims under Policies for which adequate claims reserves have been established, there are no Legal Proceedings pending or, to its Knowledge, threatened, against it or any of its Subsidiaries, any present or former officer, director or employee thereof in his or her capacity as such or any Person for whom it or its Subsidiaries may be liable or any of their respective properties or assets, that, if determined or resolved adversely against it, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor are there any writs, judgments, decrees, injunctions, rules or orders of any Governmental Entity binding upon it or any of its Subsidiaries or any of their respective properties or assets that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To its Knowledge, since January 1, 2008, there have been no formal or informal SEC inquiries, investigations or subpoenas, other Governmental Entity inquiries or investigations or internal investigations or whistle-blower complaints pending or threatened involving it or its Subsidiaries or any current or former officer or director thereof in his or her capacity as such. Except for litigation or arbitration arising in the ordinary course of business from claims under Policies, as of the date of this Agreement, there are no Legal Proceedings by it or any of its Subsidiaries pending, or which it or any of its Subsidiaries intends to initiate on behalf of it or any of its Subsidiaries, against any other Person.

3.7 Taxes.

(a) All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, it or any of its Subsidiaries have been filed when due (taking into account extensions of time to file) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects. All such Tax Returns have been examined by the appropriate Taxing Authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired.

(b) There are no liens for any Taxes upon the assets of it or any of its Subsidiaries, other than (i) statutory liens for Taxes not yet due and payable or (ii) liens that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established on its financial statements in accordance with GAAP and Applicable SAP.

(c) It and each of its Subsidiaries have paid or have withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, and have established in accordance with GAAP and Applicable SAP an adequate accrual for all material Taxes not yet due and payable.

(d) There is no claim, audit, action, suit, proceeding, examination or investigation now pending or, to its Knowledge, threatened against or with respect to it or any of its Subsidiaries in respect of any Tax or Tax Asset, and any deficiencies asserted or assessments made as a result of any claim, audit, action, suit, proceeding, examination or investigation have been paid in full.

(e) It and each of its Subsidiaries have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to (or any benefits or property provided to) any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Taxing Authority or set aside in accounts for such purpose. It and each of its Subsidiaries have reported such withheld amounts to the appropriate Taxing Authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under Law.

(f) Neither it nor any of its Subsidiaries is a party to a Tax allocation, sharing, indemnity or similar agreement or arrangement (other than indemnities or gross-ups included in ordinary course employment contracts or leases) that will require any payment by it or any of its Subsidiaries of any Tax of another Person after the Closing Date.

(g) Neither it nor any of its Subsidiaries has (i) entered into a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, (ii) been a “material advisor” to any such transaction within the meaning of Section 6111 of the Code, (iii) entered into any “tax avoidance transaction” within the meaning of the Republic of Ireland’s Section 811 of the Taxes Consolidation Act 1997, or (iv) entered into any transaction to which Sections 306-319 of the United Kingdom’s Finance Act 2004 (Disclosure of Tax Avoidance Schemes) could apply.

(h) Neither it nor any of its Subsidiaries (i) has filed any extension of time within which to file any Tax Returns that have not been filed, (ii) has entered into any agreement or other arrangement waiving or extending the statute of limitations or the period of assessment or collection of any material Taxes, (iii) has granted any power of attorney that is in force with respect to any matters relating to any material Taxes, (iv) has applied for a ruling from a Taxing Authority relating to any material Taxes that has not been granted or has proposed to enter into an agreement with a Taxing Authority that is pending or (v) has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law) or been issued any private letter rulings, technical advice memoranda or similar agreement or rulings by any Taxing Authority.

(i) None of its Subsidiaries is now or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(j) Neither it nor any of its Subsidiaries has agreed to, requested, or is required to include any adjustment under Section 481 of the Code (or any corresponding provision of applicable Law) by reason of a change in accounting method or otherwise.

(k) Neither it nor any of its Subsidiaries has elected to be a pass-through entity for U.S. federal income tax purposes.

(l) To its Knowledge, neither it nor any of its Subsidiaries is in material breach of the provisions of any applicable operating guidelines.

(m) Neither it nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return.

(n) Neither it nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(o) It and each of its Subsidiaries currently satisfies (assuming the relevant taxable year ended on the date this representation is being given), and expects to satisfy with respect to the taxable year in which the Closing Date falls, either or both of the exceptions described in Sections 953(c)(3)(A) and (B) of the Code so that none of its “United States shareholders” (within the meaning of Section 953(c) of the Code) will be required to include in income any of its or its Subsidiaries’ “related person insurance income” (within the meaning of Section 953(c)(2) of the Code) by operation of Sections 951(a) and 953(c)(5) of the Code.

(p) Neither it nor any of its Subsidiaries has received any notice or inquiry from any Governmental Entity outside of Bermuda to the effect that any of it or its Subsidiaries that are domiciled or formed in Bermuda are subject to any Tax other than excise taxes.

(q) Neither it nor any of its Subsidiaries has received any notice or inquiry from any Governmental Entity outside of the country in which it or its Subsidiaries, respectively, is organized, to the effect that it or any of its Subsidiaries is subject to net basis taxation or is tax resident or tax domiciled in any country other than the country in which it or any of its Subsidiaries, respectively, is organized.

(r) Neither it nor any of its Subsidiaries has or has ever had a permanent establishment in a jurisdiction outside of the jurisdiction in which it or its Subsidiaries, respectively, are organized in which it or any of its Subsidiaries would reasonably be expected to be liable for a material amount of Taxes.

(s) No material transaction or arrangement involving it or any of its Subsidiaries has taken place or is in existence that is such that it has resulted, or is reasonably likely to result, in the income, profits or gains of it or of any of its Subsidiaries being adjusted for Tax purposes in any jurisdiction in accordance with applicable transfer pricing or thin capitalization laws.

(t) Neither it nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any agreement, plan or circumstance, that would reasonably be expected to prevent the Amalgamation from constituting a “reorganization,” within the meaning of Section 368(a) of the Code.

3.8 Absence of Certain Changes or Events. Since January 1, 2010, (a) there has not been any change, state of facts, circumstance, event or effect, alone or in combination, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) neither it nor any of its Subsidiaries has taken any action or failed to take any action that would have resulted in a breach in any material respect of Section 4.1 had such section been in effect since January 1, 2010.

3.9 Board Approval.

(a) In the case of the Company, the board of directors of the Company, by resolutions duly adopted at a meeting duly called and held, has: (i) determined that the Consideration and the Exchange Ratio constitute fair value for each Company Common Share in accordance with the Companies Act and deemed it advisable and fair to, and in the best interests of, the Company to enter into this Agreement and the Amalgamation Agreement and to consummate the Amalgamation and the other transactions contemplated hereby and thereby; (ii) adopted this Agreement and the Amalgamation Agreement and authorized and approved the Amalgamation and the other transactions contemplated hereby and thereby; (iii) authorized and approved the termination of the Securityholders’ Agreement effective as of the Effective Time (the “Securityholders’ Agreement Termination”); (iv) in connection with any Company Subsidiaries Name Changes, and only to the extent required under any voting ‘push-up’ provisions set forth in such Subsidiary’s shareholder’s or the Company’s bye-laws, authorized and approved the applicable Company Subsidiaries Name Changes; and (v) recommended that the shareholders of the Company vote in favor of the Required Company Vote (the “Company Recommendation”), subject to Section 5.4(b), and directed that such matters be submitted for consideration by Company shareholders at the Company Shareholder Meeting.

(b) In the case of Parent, the board of directors of Parent, by resolutions duly adopted at a meeting duly called and held, has: (i) determined that the change in Parent’s name in accordance with Section 1.8(a)(i) (the “Name Change”) is advisable and in the best interests of, Parent; (ii) deemed it advisable and fair to, and in the best interests of, Parent to enter into this Agreement and the Amalgamation Agreement and to consummate the Parent Share Issuance and the other transactions contemplated hereby and thereby; (iii) adopted this Agreement and the Amalgamation Agreement and authorized and approved the Parent Share Issuance and the other transactions contemplated hereby and thereby; (iv) adopted a resolution authorizing and approving (A) the reorganization of the board of directors and committees thereof of Parent contemplated by Sections 1.5(a) and (b), (B) the Name Change; and (C) in connection with any Parent Subsidiaries Name Changes, and only to the extent required under any voting ‘push-up’ provisions set forth in such Subsidiary’s shareholder’s or Parent’s bye-laws, the applicable Parent Subsidiaries Names Changes; and (v) recommended that the shareholders of Parent vote in favor of the matters constituting the Required Parent Vote (the “Parent Recommendation”),

subject to Section 5.4(b), and directed that such matters be submitted for consideration by Parent shareholders at the Parent Shareholder Meeting. In the case of Parent, the resolution of the board of directors and committees thereof of Parent with respect to the reorganization of the board of directors and committees thereof of Parent described in clause (iv)(A) of the prior sentence is (1) permitted by, and complies with, the Companies Act and the memorandum of association and bye-laws of Parent and (2) the only action required to be taken by Parent or the board of directors of Parent in order to effect such reorganization.

(c) Parent and the Amalgamation Sub represent and warrant to the Company that: (i) the board of directors of the Amalgamation Sub, by unanimous written consent without a meeting, has (A) deemed it advisable and fair to, and in the best interests of, the Amalgamation Sub to enter into this Agreement and the Amalgamation Agreement and to consummate the Amalgamation and the other transactions contemplated hereby and thereby, (B) adopted this Agreement and the Amalgamation Agreement and authorized and approved the Amalgamation and the other transactions contemplated hereby and thereby and (C) recommended that the sole shareholder of the Amalgamation Sub approve such matters; and (ii) the sole shareholder of the Amalgamation Sub has approved this Agreement and the Amalgamation Agreement and the other transactions contemplated hereby and thereby.

3.10 Vote Required.

(a) In the case of Parent, the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Parent at which a quorum is present in accordance with the bye-laws of Parent, in each case, to approve the Parent Share Issuance, the Name Change and the applicable Parent Subsidiaries Names Changes (collectively, the “Required Parent Vote”) are the only votes of the holders of any class or series of Parent’s share capital or other securities necessary to consummate the transactions contemplated hereby to which Parent, Amalgamation Sub or any of Parent’s Subsidiaries are a party. As of the date of this Agreement, the shareholders identified in Section 3.10(a) of the Parent Disclosure Letter have executed Parent Shareholder Voting Agreements and, to Parent’s Knowledge, as of the date of this Agreement, such shareholders collectively represent approximately 9.77% of the outstanding voting power of Parent (after taking into account the contemplated effects of bye-law 52(2) of Parent’s bye-laws). None of the shareholders of Parent (in its capacity as such) have any appraisal, dissenter’s or similar rights under Bermuda Law in connection with the transactions contemplated by this Agreement.

(b) In the case of the Company, (i) the affirmative vote of at least three-fourths of the votes cast at a meeting of the shareholders of the Company at which a quorum is present in accordance with the bye-laws of the Company, to approve and adopt this Agreement, the Amalgamation Agreement and the Amalgamation and (ii) the votes set forth in Section 3.10(b) of the Company Disclosure Letter in connection with the applicable Company Subsidiaries Name Changes (clauses (i) and (ii), collectively, the “Required Company Vote” and, together with the Required Parent Vote, the “Required Shareholder Votes”) are the only votes of the holders of any class or series of the Company’s share capital or other securities necessary to approve this Agreement and consummate the transactions contemplated hereby to which it or any of its Subsidiaries is a party. As of the date of this Agreement, the shareholders identified in Section 3.10(b) of the Company Disclosure Letter have executed Company Shareholder Voting Agreements and, to the Company’s Knowledge, as of the date of this Agreement, such shareholders collectively represent approximately 49.61% of the outstanding voting power of the Company (after taking into account the contemplated effects of bye-law 51 of the Company’s bye-laws).

3.11 Agreements with Regulators. Except as required by Insurance Laws of general applicability and the insurance Permits maintained by its Insurance Subsidiaries or as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on it or any of its Subsidiaries or to which it or any of its Subsidiaries is a party, on one hand, and any Governmental Entity is a party or addressee, on the other hand, or any orders or directives by, or supervisory letters or cease-and-desist orders from, any Governmental Entity, nor has it nor any of its Subsidiaries adopted any board resolution at the request of any Governmental Entity, in each case specifically with respect to it or any of its Subsidiaries, which (a) limit the ability of it or any of its Insurance Subsidiaries to issue Policies or enter into Reinsurance Agreements, (b) require any divestiture of any investment of any Subsidiary, (c) in any manner relate to the ability of any of its Subsidiaries to pay dividends, (d) require any investment of its Insurance Subsidiary to be treated as non-admitted assets (or the local equivalent), or (e) otherwise restrict the conduct of business of it or any of its Subsidiaries, nor has it been advised by any Governmental Entity that it is contemplating any such undertakings.

3.12 Insurance Matters.

(a) Section 3.12(a) of its Disclosure Letter contains a true and complete list of its Insurance Subsidiaries, together with the jurisdiction of domicile thereof and each jurisdiction in which each such Insurance Subsidiary is licensed to conduct the business of insurance or reinsurance. None of its Insurance Subsidiaries is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its incorporation. It conducts all of its insurance operations that are required to be conducted through a licensed insurance company or insurance intermediary, through its Insurance Subsidiary, each of which is duly licensed or authorized as an insurance company, and/or, where applicable, a reinsurer, insurance intermediary, Lloyd’s corporate member or Lloyd’s managing agent, in its jurisdiction of incorporation and each other jurisdiction where it is required to be so licensed or authorized and is duly licensed or authorized in each such jurisdiction for each line of business written therein, except where the failure to so conduct its insurance operations or the failure of its Insurance Subsidiary to be so licensed or authorized has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) To its Knowledge, as of the date of this Agreement, all of its Reinsurance Agreements are in full force and effect in accordance with their terms, except, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither it nor any of its Insurance Subsidiaries has received notice, nor does it have Knowledge, of any violation or default in respect of any obligation under (or any condition which, with the passage of time or the giving of notice or both, would result in such violation or default), or any intention to cancel, terminate or change the scope of rights and obligations under, or not to renew, any Reinsurance Agreement, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) since January 1, 2010, neither it nor its Subsidiaries have received any written notice from any party to a Reinsurance Agreement that any amount of reinsurance ceded by it or such Subsidiary to such counterparty will be uncollectible or otherwise defaulted upon, (ii) to its Knowledge, no party to a Reinsurance Agreement under which it or its Subsidiary is the cedent is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) to its Knowledge, the financial condition of any party to a Reinsurance Agreement under which it or its Subsidiary is the cedent is not impaired to the extent that a default thereunder is reasonably anticipated, (iv) there are no, and since January 1, 2010, there have been no, disputes under any Reinsurance Agreement other than disputes in the ordinary course for which adequate loss reserves have been established and (v) its relevant Subsidiary is entitled under applicable Law and Applicable SAP to take full credit in its SAP Statements for all amounts recoverable by it pursuant to any Reinsurance Agreement and all such amounts recoverable have been properly recorded in its books and records of account (if so accounted therefor) and are properly reflected in its SAP Statements.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to any Reinsurance Agreement for which any Insurance Subsidiary is taking credit on its most recent SAP Statements, to its Knowledge, from and after January 1, 2008: (i) there has been no separate written or oral agreement between it or any of its Subsidiaries and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Reinsurance Agreement; (ii) for each such Reinsurance Agreement entered into, renewed or amended on or after January 1, 2008, for which risk transfer is not reasonably considered to be self-evident to the extent required by any applicable provisions of SSAP No. 62, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment as required by SSAP No. 62, is available for review by the relevant Governmental Entities for each of it and its Subsidiaries; (iii) its Insurance Subsidiary party thereto complies and has complied in all material respects with any applicable requirements set forth in SSAP No. 62; and (iv) its Insurance Subsidiary party thereto has and has had appropriate controls in place to monitor the use of reinsurance and comply in all material respects with the provisions of SSAP No. 62.

(d) Prior to the execution of this Agreement, it has made available to the other party a true and complete copy of all Actuarial Analyses available as of the date of this Agreement since January 1, 2008. To its Knowledge, as of the date of this Agreement, any information and data furnished by it or any of its Subsidiaries to actuaries, independent or otherwise, in connection with the preparation of the Actuarial Analyses were accurate in all material respects. To its Knowledge, each Actuarial Analysis was based upon, in all material respects, an accurate inventory of policies in force for it and its Subsidiaries, as the case may be, at the relevant time of preparation and was prepared in conformity with generally accepted actuarial principles in effect at such time, consistently applied (except as may be noted therein), and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

(e) Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, as of the date of this Agreement, there are no material unpaid claims and assessments against it or its Insurance Subsidiaries, whether or not due, by any insurance guaranty association (in connection with that association’s fund relating to insolvent insurers), joint underwriting association, residual market facility or assigned risk pool. No such material claim or assessment is pending and neither it nor any of its Insurance Subsidiaries has received written notice of any such material claim or assessment against it or its Insurance Subsidiaries by any insurance guaranty association, joint underwriting association, residual market facility or assigned risk pool.

(f) All Policies in effect as of the date of this Agreement and any and all marketing materials have been, to the extent required under applicable Law, filed with or submitted to and not objected to by the relevant Governmental Entity within the period provided for objection, and such Policies and marketing materials comply with the Insurance Laws applicable thereto and have been administered in accordance therewith, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All premium rates established by it or its Subsidiaries that are required to be filed with or submitted to or approved by Governmental Entities have been so filed, submitted or approved, the premiums charged conform thereto and such premiums comply with the Insurance Laws applicable thereto, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) To its Knowledge, as of the date of this Agreement, each of its Agents was duly licensed or approved for the type of activity and business conducted or written, sold, produced, underwritten or administered. To its Knowledge, as of the date of this Agreement, each of its Administrators was duly licensed for the type of activity conducted. To its Knowledge, as of the date of this Agreement, no Agent or Administrator has violated or is currently in violation of any term or provision of any Law applicable to the writing, sale, production, underwriting or administration of business for it or its Subsidiaries, except for such violations as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Agent was appointed and compensated by it or its Subsidiaries in compliance with applicable Law and all processes and procedures used in making inquiries with respect of such Agent were undertaken in compliance with applicable Law, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Agent has binding authority on behalf of it or its Subsidiaries.

(h) Each of its Insurance Subsidiaries has duly and timely filed all reports or other filings required to be filed with any insurance regulatory authority in the manner prescribed therefor under applicable Laws and Permits and no Governmental Entity has asserted any deficiency or violation with respect thereto, except as has been cured or resolved to the satisfaction of the Governmental Entity or except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, each of its and its Subsidiaries’ submissions, reports or other filings under applicable insurance holding company statutes or other applicable Insurance Laws with respect to contracts, agreements, arrangements and transactions between or among Insurance Subsidiaries and their Affiliates, and all contracts, agreements, arrangements and transactions in effect between any Insurance Subsidiary and any Affiliate are in compliance with the requirements of all applicable insurance holding company statutes or other such Insurance Laws and all required approvals or deemed approvals of insurance regulatory authorities with respect thereto have been received or obtained, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) In the case of Parent, since November 6, 2008, Parent and/or any of its Subsidiaries that are members of Lloyd’s: (i) has not participated and has not agreed to participate on any Lloyd’s syndicate other than syndicates 1400, 2525 and 2526; (ii) has not and has not agreed to sell, transfer or “drop”, or to allow any other Person to share (economically or otherwise) in or exercise any of its rights attaching to, its rights to participate in a Lloyd’s syndicate or offered to acquire rights to participate on a Lloyd’s syndicate; (iii) has complied in all material respects with all Lloyd’s Regulations which apply to it (including in relation to the maintenance of Funds at Lloyd’s in accordance with Lloyd’s Regulations) and any directions imposed on it by Lloyd’s; and (iv) all documents relating to the participation of it or any of its Subsidiaries’ participation at Lloyd’s are, to the extent required to be, in all material respects in Lloyd’s standard form and have not been amended in any way, including the standard managing agent’s agreement.

(j) In the case of Parent, since November 6, 2008, Parent and/or any of its Subsidiaries that is a Lloyd’s managing agent: (i) has complied in all material respects with the franchise standards (including principles and minimum standards, guidance and advice) issued by the Council and all other Lloyd’s Regulations; (ii) has not agreed to permit any member of Lloyd’s which is not a Subsidiary to participate on syndicate 1400; (iii) has, for the 2010 year of account, for each syndicate managed by it, a business plan (including a syndicate business forecast) which has been unconditionally approved by the “Franchise Board” (within the meaning of Definitions Byelaw (No. 7 of 2005) of Lloyd’s); (iv) owes no fiduciary or other agency duties to any Person (who is not a member of Lloyd’s) who provides funds at Lloyd’s on behalf of any member of a syndicate managed by it; (v) does not manage any syndicate that has not been closed at its Normal Closing Date and the reinsurance to close in respect of all closed years of account has been made in all material respects in accordance with Lloyd’s Regulations and all premiums charged in respect of such reinsurance to close have been allocated on an equitable basis; (vi) is not under any obligation (including under Lloyd’s requirements) to make an offer (now or at any time in the future) to acquire the capacity of any member of any syndicate managed by it; (vii) all members of each syndicate managed by it have in all material respects the same arrangements with it regarding profit commission, fees and the consequences of any deficit; and (viii) all documents relating to the participation of it or any of its Subsidiaries’ participation at Lloyd’s are, to the extent required to be, in all material respects in Lloyd’s standard form and have not been amended in any way, including the standard managing agent’s agreement with members of the syndicates managed by it.

(k) In the case of Parent and/or any of its Subsidiaries which is a Lloyd’s managing agent, since November 6, 2008, all funds held on behalf of Lloyd’s syndicates 1400, 2525 and 2526 are held in all material respects in accordance with the terms of the premiums trust fund deeds and other applicable Lloyd’s Regulations.

(l) The policy reserves of its Insurance Subsidiaries recorded in their SAP Statements have been computed: (i) in all material respects in accordance with commonly accepted actuarial standards consistently applied as in effect at such time, except as otherwise noted in the financial statements and notes thereto included in such SAP Statements; (ii) on the basis of methodologies consistent with those used in computing the corresponding reserves in the prior fiscal years, except as otherwise noted in the financial statements and notes thereto included in such SAP Statements; and (iii) in accordance in all material respects with applicable Insurance Law; provided, however, that it is not making any representation or warranty (express or implied) as to the adequacy or sufficiency of reserves for losses or loss expenses as of any date.

(m) Copies (which are true and complete in all material respects) of all material analyses, reports and other data prepared by or on behalf of any of its Insurance Subsidiaries or submitted by or on behalf of any such Insurance Subsidiaries to any insurance regulatory authority relating to risk based capital calculations or Insurance Regulatory Information Systems ratios have been provided to the other party prior to the execution of this Agreement.

3.13 Investments; Derivatives.

(a) The information provided by it to the other party related to its investment assets, including bonds, notes, debentures, mortgage loans, real estate, collateral loans, derivatives (including swaps, swaptions, caps, floors, foreign exchange, and options or forward agreements) and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, alternative investments and direct or indirect investments in hedge funds or private equity funds, whether entered into for its own or its Subsidiaries or their customers’ accounts (such investment assets, the “Investment Assets”) is true and complete in all material respects as of December 31, 2009. It has made available a true and complete copy as of the date of this Agreement of its and its Subsidiaries’ policies with respect to the investment of the Investment Assets (its “Investment Policy”) to the other party prior to the execution of this Agreement.

(b) To its Knowledge, as of the date of this Agreement, the Investment Assets comply in all material respects with, and the acquisition thereof complied in all material respects with, any and all investment restrictions under applicable Law and its Investment Policy. Each of it and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all encumbrances except Permitted Encumbrances.

(c) To its Knowledge, as of the date of this Agreement, none of its Investment Assets is subject to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, lock-ups, “gates,” “side-pockets,” stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Each agreement with each investment manager or investment advisor providing services to it or any of its Subsidiaries was entered into, and the performance of each investment manager is evaluated, in a commercially reasonable, arm’s length manner.

3.14 Material Contracts; Intercompany Contracts.

(a) As of the date of this Agreement, neither it nor any of its Subsidiaries is a party to or bound by any contract (other than any Policy or Reinsurance Agreement): (i) that is or will be required to be filed by it as a material contract pursuant to Item 601(b)(10) of Regulation S-K of the SEC that is not already so filed (in the case of the Company, assuming that the Company was subject to Regulation S-K as a reporting entity); (ii) that limits or purports to limit in any material respect either the type of business in which it or any of its Subsidiaries or Affiliates (or, after giving effect to the Amalgamation, Parent or any of its Subsidiaries or Affiliates) may engage or the manner or locations in which any of them may so engage in any business; (iii) that creates a partnership, joint venture, strategic alliance or similar arrangement with respect to any of its or its Subsidiaries’ material business or assets; (iv) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing indebtedness in excess of $5,000,000; (v) that, individually or together with related contracts, provides for any acquisition, disposition, lease, license or use following the date of this Agreement of assets, services, rights or properties with a value or requiring annual fees in excess of $5,000,000 or that comprise more than 5% of its business on a consolidated basis; (vi) that is a collective bargaining agreement; (vii) other than any contract disclosed pursuant to Section 3.22, that involves or could reasonably be expected to involve aggregate payments by or to it and/or its Subsidiaries in excess of $5,000,000 in any twelve-month period, except for any contract that may be cancelled without penalty or termination payments by it or its Subsidiaries upon notice of sixty days or less; (viii) that includes an indemnification obligation of it or any of its Subsidiaries with a maximum potential liability in excess of $5,000,000; (ix) that is an investment advisory or investment management agreement or arrangement to which it or any of its Subsidiaries is a party or under which any Investment Asset is invested or managed or any third party has the right or power to make discretionary or investment decisions with respect to any Investment Asset; (x) that is an employment or consulting agreement providing for base salary or consulting fees in the aggregate in excess of $350,000, or providing for severance benefits or any benefits upon a change of control (excluding the value of any accelerated vesting of equity) reasonably expected to be in excess of $750,000 in the aggregate; (xi) that is a suretyship contract, performance bond, working capital maintenance agreement or other form of guaranty agreement other than insurance or reinsurance contracts, letters of credit, surety bonds or other forms of security entered into in the ordinary course of business; or (xii) that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede its ability to consummate the transactions contemplated by this Agreement.

(b) (i) Each Material Contract and (ii) as of the date of this Agreement, each Policy or Reinsurance Agreement that involves or could reasonably be expected to involve aggregate payments by or to it and/or any of its Subsidiaries in excess of $5,000,000 in any twelve-month period is a valid and binding obligation of it and its Subsidiaries (to the extent they are parties thereto or bound thereby) enforceable against it and, to its Knowledge, each other party thereto, in accordance with its terms and is in full force and effect, and it and each of its Subsidiaries (to the extent they are party thereto or bound thereby) and, to its Knowledge, each other party thereto has performed in all material respects all obligations required to be performed by it under each Material Contract, except where such failure to be valid and binding or such non-performance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, neither it nor any of its Subsidiaries has received written notice, nor does it have Knowledge, of any material violation or default in respect of any material obligation under (or any condition which with the passage of time or the giving of notice or both would result in such a violation or default), or any intention to cancel, terminate, change the scope of or materially alter the rights or obligations under or not to renew, any Material Contract.

(c) Section 3.14(c) of its Disclosure Letter sets forth all material contracts, agreements, notes, leases, licenses and other instruments between it and any of its Affiliates or between two or more of its Subsidiaries.

3.15 Employee Benefits and Executive Compensation.

(a) It has disclosed its Compensation and Benefit Plans in Section 3.15(a) of its Disclosure Letter and it has made available prior to the execution of this Agreement true and complete copies of (i) each of its material Compensation and Benefit Plans, (ii) each applicable trust agreement or other funding arrangement for each such Compensation and Benefit Plan (including insurance contracts), and all amendments thereto, (iii) with respect to any such Compensation and Benefit Plan that is intended to be tax-qualified or tax-preferred under applicable Law, any applicable determination letter issued by the IRS and any other applicable determination document issued by any equivalent non-United States taxing or regulatory authority, in each case, confirming the tax-qualified or tax-preferred status of such Compensation and Benefit Plan, (iv) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports or other reports prepared for any Compensation and Benefit Plan with respect to the two most recently completed plan years and (v) the most recent summary plan description for any Compensation and Benefit Plan and summary of any material modifications thereto.

(b) Each of its Compensation and Benefit Plans is in compliance in all material respects with applicable Law and has been administered in all material respects in accordance with its terms and applicable Law. There are no actions, suits, investigations or claims pending, or to its Knowledge, threatened (other than routine claims for benefits) relating to any Compensation and Benefit Plan.

(c) Neither it nor any of its Subsidiaries has any obligations for retiree health and retiree life benefits under any Compensation and Benefit Plan other than with respect to benefit coverage mandated by applicable Law. There has been no amendment to, announcement by it or any of its Subsidiaries relating to, or change in employee participation in coverage under, any Compensation and Benefit Plan that would reasonably be expected to materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(d) None of the execution and delivery of this Agreement, the shareholder approval of the transactions contemplated hereby, the termination of the employment of any of its or its Subsidiaries’ employees within a specified time of the Effective Time or the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, golden parachute, or otherwise), whether or not in conjunction with a termination of employment, becoming due to any director, officer or any employee of it or any of its Subsidiaries from it or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise, other than by operation of Law, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefit or funding (through a grantor trust or otherwise) of any such payment or benefit, (iv) limit or restrict the right of it to merge, amend or terminate any Compensation and Benefit Plan or any related trust, (v) cause a trust for any Compensation and Benefit Plan to be required to be funded or (vi) result in payments under any Compensation and Benefit Plan that would not be deductible under Section 280G of the Code or any equivalent non-U.S. tax Law.

(e) Each of its Compensation and Benefit Plans that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred that would reasonably be expected to cause the loss of such qualification. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that would reasonably be expected to subject it or any of its Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither it nor any of its Subsidiaries (i) has an “obligation to contribute” (as defined in ERISA Section 4212), nor have they ever had an obligation to contribute, to a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)), or (ii) maintains or contributes to, or has, within six years preceding the date of this Agreement, maintained or contributed to, an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code.

(f) With respect to the Company, to the Company’s Knowledge, no material payments or benefits are due to any Persons employed by the Company or any of its Subsidiaries in respect of services rendered to the Company or any of its Subsidiaries under any compensation plan, program or arrangement that is not a Compensation and Benefit Plan disclosed in Section 3.15(a) of the Company Disclosure Letter.

(g) With respect to Parent, to Parent’s Knowledge, no material payments or benefits are due to any Persons employed by Parent or any of its Subsidiaries in respect of services rendered to Parent or any of its Subsidiaries under any compensation plan, program or arrangement that is not a Compensation and Benefit Plan disclosed in Section 3.15(a) of the Parent Disclosure Letter.

3.16 Labor Relations and Other Employment Matters.

(a) None of its or its Subsidiaries’ employees are represented by any union, works council, labor organization, or other workers’ group (each, a “Labor Organization”) with respect to their employment by it or its Subsidiaries; no Labor Organization or group of employees of it or any of its Subsidiaries has made a demand for recognition or certification; and there are no representation or certification proceedings or petitions presently pending or threatened to be brought or filed with any Governmental Entity. Since January 1, 2008, to its Knowledge, neither it nor any of its Subsidiaries has been subject to any organizing attempts by any Labor Organization, and there have been no strikes, work stoppages, slowdowns, picketing, lockouts, or other organized labor disputes or disruptions.

(b) No unfair labor practice charges, grievances, arbitrations, administrative charges or complaints are pending or, to its Knowledge, threatened against it or any of its Subsidiaries. As of the date of this Agreement, no employee of it or any of its Subsidiaries at the officer level or above has given written notice to it or any of its Subsidiaries that any such employee intends to terminate his or her employment with it or any of its Subsidiaries. To its Knowledge, no employee or former employee of it or any of its Subsidiaries is in any respect in violation of any term of any employment contract, nondisclosure agreement (including any agreement relating to Trade Secrets or proprietary information), non-solicitation agreement, non-competition agreement, or other restrictive covenant with it or any of its Subsidiaries. It and its Subsidiaries have complied in all material respects with applicable Laws relating to its employees, including all Laws governing the terms and conditions of employment, the termination of employment, discrimination and harassment, wages, hours, compensation, benefits, reductions in force, mass layoffs, and facility closings.

(c) Each of its and its Subsidiaries’ employees has all work permits, immigration permits, visas or other authorizations required by Law for such employee given the duties and nature of such employee’s employment and Section 3.16(c) of its Disclosure Letter sets forth a true and complete list of such work permits, immigration permits, visas or other authorizations currently held by its and its Subsidiaries’ employees.

3.17 Intellectual Property.

(a) It and each of its Subsidiaries has sufficient rights to use all of the Intellectual Property used in its and each of its Subsidiaries’ respective businesses as presently conducted and as proposed to be conducted. The Intellectual Property owned by it or its Subsidiaries is: (i) owned free and clear of any claim, lien or encumbrance (other than Permitted Encumbrances); (ii) valid and subsisting, and is not subject to any outstanding order, judgment or decree adversely affecting its or its Subsidiaries use thereof, or rights thereto; and (iii) the consummation of the transactions contemplated by this Agreement shall not have any Material Adverse Effect on its and its Subsidiaries’ rights in such Intellectual Property.

(b) Section 3.17(b) of its Disclosure Letter sets forth a true and complete list of (i) all registered trademarks and service marks, all pending trademark and service mark applications, and all domain names owned by it and/or its Subsidiaries, (ii) all registered copyrights and copyright applications owned by it and/or its Subsidiaries and (iii) all patents and pending patent applications owned by it and/or its Subsidiaries.

(c) Any underwriting model it or its Subsidiaries has created or uses in its or its Subsidiaries’ business that assesses policy risk and premium (each, an “Underwriting Model”) is based on information that is licensed and/or proprietary to it and/or its Subsidiaries. It and/or its Subsidiaries owns exclusively, free and clear of any claim, lien or encumbrance (other than Permitted Encumbrances), all of the proprietary information (including all Intellectual Property rights) upon which each Underwriting Model is based.

(d) All of the rights in the Intellectual Property created by its or any of its Subsidiaries’ employees or independent contractors during the course of their employment have been validly and irrevocably assigned to it.

(e) It and each of its Subsidiaries has taken all reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by it or each of its Subsidiaries, and to its Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure agreements that have not been materially breached.

(f) It and each of its Subsidiaries has implemented reasonable measures consistent with applicable industry standards to ensure the physical and electronic security of any information systems or data owned, used or held by it or any of its Subsidiaries, from unauthorized disclosure, use or modification. To its Knowledge, during the five year period immediately preceding the date of this Agreement, there has been no material breach of security involving any such systems or data.

(g) To its Knowledge, as of the date of this Agreement, neither it nor any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party during the three year period immediately preceding the date of this Agreement. There is no material litigation, opposition, cancellation, proceeding, reexamination, objection or claim pending, asserted or, to its Knowledge, threatened against it or any of its Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To its Knowledge, as of the date of this Agreement, no valid basis exists for any such litigation, opposition, cancellation, proceeding, reexamination, objection or claim. To its Knowledge, as of the date of this Agreement, no Person is infringing, misappropriating or otherwise violating any of its or its Subsidiaries’ rights in any Intellectual Property owned by it or any of its Subsidiaries, and neither it nor any of its Subsidiaries has asserted or threatened to assert a claim of such infringement, misappropriation, or violation against any third party during the three year period immediately preceding the date of this Agreement.

(h) It and its Subsidiaries has each complied in all material respects with (i) all applicable Laws, rules and regulations regarding data protection and the privacy and security of personal information and (ii) their respective privacy policies or commitments to their customers and consumers.

3.18 Properties.

(a) Neither it nor any of its Subsidiaries owns any real property. It or one of its Subsidiaries has (i) a valid leasehold or sublease interest or other comparable contract right in the real property that it or any of its Subsidiaries leases, subleases or otherwise occupies without owning (each such real property, a “Leased Real Property” and each such lease, sublease or comparable right, a “Lease”), and (ii) good, valid and marketable title to, or a valid leasehold, sublease interest or other comparable contract right in, the other material tangible assets and properties necessary to the conduct of its business as currently conducted, in each of clauses (i) and (ii), free and clear of all encumbrances except for Permitted Encumbrances or encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither it nor its Subsidiaries has assigned, subleased, transferred, conveyed, mortgaged or encumbered any interest in any Lease or Leased Real Property. Section 3.18(a) of its Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all Leases to which it or its Subsidiaries is a party.

(b) It and its Subsidiaries are in compliance in all material respects with the terms of all Leases, and all Leases are in full force and effect. It has not received any written notice that it is in material default under any Lease, nor to its Knowledge, is any other party to such Lease in material default thereunder. No event has occurred, which, after the giving of notice, with lapse of time or both, would constitute a material default by it under any Lease or, to its Knowledge, any other party under such Lease.

3.19 Investment Advisor. Neither it nor any of its Subsidiaries is required to be registered as an “investment advisor” as such term is defined in Section 2(a)(2) of the Investment Company Act of 1940, as amended. Neither it nor any of its Subsidiaries is required to be registered as an “investment company” as defined under the Investment Company Act of 1940, as amended. Neither it nor any of its Subsidiaries is required to be registered as an investment firm within the meaning of the Markets in Financial Instruments Directive (2004/39/EC).

3.20 Opinion of Financial Advisor.

(a) In the case of Parent, the board of directors of Parent has received the opinion of each of its financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), and Deutsche Bank Securities, Inc. (“Deutsche Bank”), in each case, dated March 3, 2010, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Parent.

(b) In the case of the Company, the board of directors of the Company has received the opinion of its financial advisor, Willis Securities, Inc. (which is also known by its marketing name, Willis Capital Markets & Advisory) (“Willis”), dated March 3, 2010, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Shares (other than Parent and its affiliates).

3.21 Takeover Laws. To its Knowledge, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation would reasonably be expected to restrict or prohibit this Agreement, the Amalgamation Agreement, the Amalgamation or the other transactions contemplated hereby and thereby by reason of it being a party to this Agreement and the Amalgamation Agreement, performing its obligations hereunder and thereunder and consummating the Amalgamation and the other transactions contemplated hereby and thereby.

3.22 Brokers or Finders. Other than, in the case of the Company, Willis and, in the case of Parent, Merrill Lynch and Deutsche Bank, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee that is contingent on the consummation of any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of it or any of its Subsidiaries.

3.23 Disclosure Documents.

(a) With respect to Parent, the Parent Registration Statement and any amendment or supplement (i) thereto, when filed, will comply as to form in all material respects with the requirements of the Securities Act and (ii) at the time it becomes effective, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(b) With respect to Parent, the Joint Proxy Statement/Prospectus and any amendments or supplements thereto (i) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and (ii) will not, on the date the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the shareholders of Parent and the Company, and at the time of the Required Parent Vote and Required Company Vote, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) With respect to the Company, none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Parent Registration Statement or Joint Proxy Statement/Prospectus or any amendment or supplement thereto will (i) at the time the Parent Registration Statement or any amendment or supplement thereto becomes effective (in the case of the Parent Registration Statement), or (ii) on the date the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the shareholders of Parent and the Company, and at the time of the Required Parent Vote and Required Company Vote (in the case of the Joint Proxy Statement/Prospectus), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Notwithstanding the foregoing provisions of this Section 3.23, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Parent Registration Statement or the Joint Proxy Statement/Prospectus based on information supplied by or on behalf of the Company in writing specifically noted for inclusion or incorporation by reference therein.

3.24 No Other Representations and Warranties. Except for the representations and warranties made by it in this Article III, neither it nor any other Person makes any implied or express representation or warranty with respect to it or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the other party or any of its Affiliates or Representatives of any documents, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1 Covenants of Parent and the Company. During the period from the date of this Agreement and continuing until the Effective Time, Parent and the Company agree as to themselves and their respective Subsidiaries that, except as expressly contemplated or permitted by this Agreement, as required by applicable Law, as set forth in Section 4.1 of the Parent Disclosure Letter (in the case of Parent or its Subsidiaries) or Section 4.1 of the Company Disclosure Letter (in the case of the Company or its Subsidiaries) or to the extent that the Company (in the case of Parent) or Parent (in the case of the Company) shall otherwise consent in writing, that it and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice (including, for the avoidance of doubt, adhering to any operating guidelines and policies, whether or not written) and use commercially reasonable efforts to preserve intact their present business organizations, maintain their Permits and preserve their relationships with employees, investment advisers and managers, customers, policyholders, reinsureds, retrocedents, regulators, Agents, Administrators, lenders and financing providers and others having business dealings with them (provided that no action or failure to take action by a party or any of its Subsidiaries with respect to matters specifically addressed by the following clauses (a) through (q) shall constitute a breach under this section unless such action or failure to take action would itself constitute a breach of any of the following clauses (a) through (q)). Without limiting the generality of the foregoing, except as expressly required by applicable Law or as set forth in Section 4.1 of the Parent Disclosure Letter (in the case of Parent or its Subsidiaries) or Section 4.1 of the Company Disclosure Letter (in the case of the Company or its Subsidiaries), Parent and the Company shall not, and shall not permit any of their respective Subsidiaries, to:

(a) (i) declare or pay, or propose to declare or pay, any dividends on or make other distributions in respect of any of its share capital, options or warrants (whether in cash, shares or property or any combination thereof), except for (A) dividends or other distributions paid by a direct or indirect wholly owned Subsidiary to it or its Subsidiaries, (B) in the case of Parent, regular quarterly cash dividends on the Parent Common Shares (including any unvested restricted Parent Common Shares) not in excess of the amounts per share per quarter as set forth in Section 4.1(a) of the Parent Disclosure Letter (appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to Parent Common Shares, with the record and payment dates consistent with recent past practice (a “Parent Dividend”), and (C) in the case of the Company, to the extent that Parent declares or pays a Parent Dividend, the Company may declare and pay a dividend to holders of Company Common Shares (including Company Restricted Shares), Company Warrants (in accordance with their terms) and Company Stock Options that will be vested as of December 31, 2010 (“Vesting Options”) in a per share amount equal to the product of (1) the per share amount of the corresponding Parent Dividend and (2) 3.5651 (in the case of the Company Warrants and Vesting Options, in respect of each Company Common Share underlying such Company Warrants and Vesting Options), with such record dates and payment dates as determined by the board of directors of the Company in its sole discretion (a “Company Dividend”) (provided that the parties shall in any case coordinate the declaration, setting of record dates and payment dates of Parent Dividends and Company Dividends such that (x) no Parent Dividend or Company Dividend will be declared prior to the Effective Time but paid at or following the Effective Time and (y) holders of the Parent Common Shares and Company Common Shares (and Company Warrants and Vesting Options) receive the same number of quarterly dividends after execution of this Agreement and prior to the Effective Time), (ii) adjust, split, combine or reclassify, or propose to adjust, split, combine or reclassify, any of its share capital, or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its share capital, (iii) amend or waive the terms of any option, warrant or other right to acquire shares of its share capital (other than as required by Section 5.14, 5.15 or 5.16, as applicable), or (iv) repurchase, redeem or otherwise acquire, propose to repurchase, redeem or otherwise acquire, any shares of its (or any of its Subsidiaries’) share capital or any securities convertible into or exercisable for any shares of its (or any of its Subsidiaries’) share capital, other than repurchases, redemptions or acquisitions by a wholly owned Subsidiary of share capital or such other securities, as the case may be, of another of its wholly owned Subsidiaries, except in the case of clause (iv), (A) in the case of any “cashless exercise” provision expressly provided for under the terms of options or warrants outstanding as of the date of this Agreement or awarded or granted following the date of this Agreement in accordance with the terms of this Agreement or (B) as required by applicable Law;

(b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its (or any of its Subsidiaries’) share capital of any class, any Voting Debt, any share appreciation rights or any securities convertible or redeemable into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, or otherwise make any changes (by combination, merger, amalgamation, scheme of arrangement, consolidation, reorganization, liquidation or otherwise) in its (or its Subsidiaries’) capital structure, other than (i) the issuance of common shares required to be issued upon the exercise or settlement of share options or other equity-related awards outstanding on the date hereof under the Parent Share Plans or the Company Share Plan, as the case may be, or warrants, in each case, as in effect on the date hereof, (ii) issuances, sales or transfers by a wholly owned Subsidiary of share capital or capital stock, as the case may be, to it or another of its wholly owned Subsidiaries, (iii) grants of restricted stock to its (or its Subsidiaries’) employees in the amounts, and with the vesting schedule, set forth in Section 4.1(b)(iii) of its Disclosure Letter (provided that any such grants shall not be entitled to accelerated vesting in connection with the consummation of the Amalgamation except, with respect to the Company, as set forth in Section 4.1(b)(iii) of the Company Disclosure Letter), and (iv) the issuance of Parent Common Shares in connection with the consummation of this Agreement;

(c) amend or propose to amend (whether by merger, amalgamation, scheme of arrangement, consolidation or otherwise) its memorandum of association or bye-laws or equivalent organizational documents of any of its Subsidiaries and shall not waive any requirement thereof;

(d) other than in connection with transactions related to its Investment Assets entered into in accordance with its Investment Policy (i) acquire or agree to acquire, by amalgamating, merging or consolidating with, by purchasing a material equity interest in or a material portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any corporation, partnership, association or other business organization or division thereof, or any material assets, rights or properties or (ii) sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, or agree to sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, any of its assets, product lines, businesses, rights or properties (including share capital of its Subsidiaries and indebtedness of others held by it and its Subsidiaries), other than (A) any such sale, lease, assignment, transfer, licensure, encumbrance, abandonment or other disposition of, or agreement to sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of assets, product lines, business, rights or properties by any of its direct or indirect, wholly owned Subsidiaries to it or another of its Subsidiaries, (B) an assignment or encumbrance or agreement to assign or encumber that results solely in the creation or incurrence of a Permitted Encumbrance and (C) other than immaterial, non-core assets in the ordinary course of business consistent with past practice;

(e) other than, in each case, any Parent Benefit Plan or any Company Benefit Plan, as applicable (which is subject to subsection (k) below): (i) amend, modify or terminate any Material Contract; (ii) cancel, modify or waive any material debts or claims held by it under, or waive any material rights in connection with, any Material Contract; or (iii) enter into any contract or other agreement of any type, whether written or oral, that would have been a Material Contract had it been entered into prior to the execution of this Agreement;

(f) do or permit any of its investments managers or advisers, or agents or administrators to do any of the following: (i) fail to comply with the Investment Policy, or amend, modify or otherwise change the Investment Policy in any material respect, except as may be required by (or, in its reasonable good faith judgment, is advisable under) GAAP, Applicable SAP or any Governmental Entity or applicable Laws; (ii) enter into, purchase, sell, amend or modify any derivative other than in the ordinary course of business consistent with past practice and its Investment Policy; or (iii) voluntarily forfeit, abandon, modify, waive, terminate or otherwise change any of its material Permits;

(g) except in accordance with Section 5.4, Section 5.19 or Article VII, take any action with the knowledge and intent that it would (i) result in any of the conditions to the Amalgamation set forth in Article VI not being satisfied or (ii) materially adversely affect the ability of the parties to obtain any of the Transaction Approvals without imposition of a Regulatory Material Adverse Effect;

(h) (i) change its methods of accounting for financial reporting purposes in effect at December 31, 2009, except as may be required by changes in (or, in its reasonable good faith judgment, is advisable under) applicable Law, GAAP or Applicable SAP or (ii) make, change or revoke any material Tax election, file any amended Tax Return, settle any Tax claim, audit, action, suit, proceeding, examination or investigation or change its method of tax accounting (except, with respect to any amended Tax Return or any change in tax accounting method, as may be required by changes in (or, in its reasonable good faith judgment, is advisable under) applicable Law (or any Taxing Authority’s interpretation thereof)), in each case, if such action would have the effect of increasing any of its Tax liabilities by an amount that is material;

(i) adopt any plan of complete or partial liquidation or dissolution, restructuring, recapitalization or reorganization;

(j) settle or compromise any Legal Proceedings other than settlements or compromises of Legal Proceedings (i) where the amount paid (less the amount reserved for the applicable matter by it in its audited balance sheet as of December 31, 2009 and any insurance coverage applicable thereto) in settlement or compromise, in each case, does not exceed the amount set forth in Section 4.1(j)(i) of its Disclosure Letter and such settlement or compromise only involves monetary and/or disclosure-based relief, (ii) arising from ordinary course claims under Policies or Reinsurance Agreements or (iii) as required by any agreement or stipulation in effect prior to the execution of this Agreement;

(k) (i) enter into, adopt, amend or terminate any Company Benefit Plan or Parent Benefit Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between it or one of its Subsidiaries and one or more of its current or former employees, directors or officers other than as required by this Agreement or in the ordinary course of business consistent with past practice, (ii) except as required by any Company Benefit Plan or Parent Benefit Plan, as the case may be, as in effect as of the date of this Agreement, and except as otherwise explicitly set forth in this Agreement, increase in any manner the compensation or fringe benefits of any director, officer, employee, independent contractor or consultant or pay any benefit not required by any Company Benefit Plan or Parent Benefit Plan, as the case may be, as in effect as of the date of this Agreement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, except for normal payments, awards and increases to employees who are not directors or officers in the ordinary course of business consistent with past practice not to exceed the amount set forth in Section 4.1(k)(ii) of its Disclosure Letter or (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms of a Company Benefit Plan or Parent Benefit Plan, as the case may be) providing for the payment to any director, officer, employee, independent contractor or consultant of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement;

(l) (i) incur, create or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness), including by way of an intercompany loan to it, guarantee any such indebtedness or issue or sell any debt securities or rights to acquire any debt securities of it or any of its Subsidiaries or guarantee any debt securities of others, other than (A) in replacement of existing or maturing debt, (B) in connection with amending existing indebtedness agreements in connection with the Amalgamation and the other transactions contemplated hereby, (C) in the ordinary course of its insurance or reinsurance business, (D) draw-downs pursuant to existing credit facilities and letters of credit and (E), in the case of the Company, guarantees by the Company’s Subsidiaries of indebtedness of a Borrower (as defined in the Company Credit Agreement) under the Loan Documents (as defined in the Company Credit Agreement) for indebtedness otherwise permitted by this Section 4.1(l)(i), (ii) make any loans, advances or capital contributions to any other Person, except (A) to or in any of its wholly owned Subsidiaries or (B) for ordinary course transactions related to its Investment Assets in accordance with its Investment Policies or (iii) cancel any material debts of any Person to it or any of its Subsidiaries or waive any claims or rights of material value, except for cancellations or waivers in the ordinary course of business;

(m) grant, extend, amend, waive or modify any material rights in or to, nor sell, assign, lease, transfer, license, let lapse, abandon, cancel or otherwise dispose of, any material Intellectual Property rights other than such grant, extension, amendment, waiver or modification by a wholly owned Subsidiary to it or its Subsidiaries or that results in the creation of incurrence of a Permitted Encumbrance;

(n) enter, to the extent material, any new lines of business, any classes or any markets in which it and its Subsidiaries do not operate as of the date of this Agreement;

(o) alter or amend in any material respect the Company Risk Management Policies or the Parent Risk Management Policies, as the case may be, or any existing underwriting, claim handling, loss control, calculation of loss reserves or expenses, actuarial, financial reporting or accounting or compliance practices, guidelines, policies or interpretations or any material assumption underlying an actuarial practice or policy, except as may be required by (or, in its reasonable good faith judgment, is advisable under) GAAP, Applicable SAP or applicable Law;

(p) adjust the voting power of (i) any holder of Company Common Shares pursuant to bye-law 51 of the Company bye-laws with respect to the Company Shareholder Meeting, or (ii) any holder of Parent Common Shares pursuant to bye-law 52 of Parent’s bye-laws with respect to the Parent Shareholder Meeting, in each case except for adjustments made in a manner generally consistent with its past practice and procedures, as the case may be; or

(q) agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.1.

4.2 Financing.

(a) The parties shall, and shall cause each of their respective Subsidiaries to, use commercially reasonable efforts to cooperate with each other and to cause their respective directors, officers, employees, agents and representatives to cooperate in connection with the arrangement and consummation of the Financing; provided that (i) such requested cooperation does not unreasonably interfere with the ongoing operations of a party and its Subsidiaries prior to the Effective Time and (ii) no party or any of its Subsidiaries shall be required to incur any financial liability under the Financing prior to the Effective Time unless any such liability is (a) contingent upon the occurrence of the Closing and not material to Parent and its Subsidiaries (including the Company and its Subsidiaries) taken as a whole after giving effect to the Amalgamation or (b) expressly contemplated by the Company Credit Agreement Amendment or the Parent Credit Agreement Amendment. As used herein, the term “Financing” means (i) with respect to the Company, the Company Credit Agreement Amendment, (ii) with respect to Parent, the Parent Credit Agreement Amendment and (iii) in the event that the parties mutually determine that it is desirable to obtain new credit facilities and/or obtain amendments or waivers (other than as contemplated by clauses (i) and (ii) above or Section 4.2(b)) under any of the parties’ existing credit facilities or other existing financing arrangements in connection with the Amalgamation and the other transactions contemplated hereby, such new credit facilities and/or amendments or waivers.

(b) Parent shall, and shall cause Max Bermuda to, use its reasonable best efforts to (i) obtain an amendment to the Nova Scotia Credit Agreement that permits (A) Max Bermuda to make Restricted Payments (as defined in the Parent Credit Agreement Amendment) and (B) the guarantee by Max Bermuda and its Subsidiaries that are Affected Parties (as defined in the Parent Credit Agreement Amendment) of the indebtedness under the Parent Credit Agreement as amended by the Parent Credit Agreement Amendment and the Company Credit Agreement as amended by the Company Credit Agreement Amendment (the “Nova Scotia Credit Agreement Amendment”), (ii) cause the payment in full of any and all indebtedness and other obligations owed by it or any of its Subsidiaries under the Nova Scotia Credit Agreement, and the Nova Scotia Credit Agreement to be terminated or (iii) take such other actions as shall (A) cause the Nova Scotia Credit Agreement to comply with the terms of the Company Credit Agreement as amended by the Company Credit Agreement Amendment and the Parent Credit Agreement as amended by the Parent Credit Agreement Amendment as of the Effective Time and (B) be agreed by Bank of America, N.A. and be reasonably acceptable to the Company. None of Parent, Max Bermuda or any of their respective Subsidiaries shall be required to incur any financial liability in connection with obtaining the Nova Scotia Credit Agreement Amendment or complying with clause (iii) above prior to the Effective Time unless any such liability is not material to Parent and its Subsidiaries (including the Company and its Subsidiaries) taken as a whole after giving effect to the Amalgamation.

4.3 Bermuda Required Actions. Prior to the Closing: (a) the Company shall: (i) procure that the statutory declaration required by Section 108(3) of the Companies Act is duly sworn by one of its officers; and (ii) prepare a duly certified copy of the Company shareholder resolutions evidencing the Company Amalgamation Vote and deliver such documents to Parent;

and (b) the Amalgamation Sub shall (and Parent, as the sole shareholder of the Amalgamation Sub shall cause the Amalgamation Sub to) (A) procure that the statutory declarations required by Section 108(3) of the Companies Act is duly sworn by one of the Amalgamation Sub’s officers, (B) prepare a duly certified copy of the shareholder resolutions evidencing the approval of Parent, as the sole shareholder of the Amalgamation Sub, of the Amalgamation, (C) prepare a notice advising the Registrar of the registered office of the Amalgamated Company, (D) obtain the approval of the Registrar to the proposed Name Change and (E) prepare the memorandum of association of Parent, amended to reflect the Name Change.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Preparation of Joint Proxy Statement/Prospectus and Other Filings; Shareholder Meetings.

(a) As promptly as practicable and in no event later than fifteen days following the date of this Agreement, (i) Parent shall prepare and file with the SEC the registration statement on Form S-4 in connection with the issuance of Parent Common Shares in the Amalgamation (the “Parent Registration Statement”), and the joint proxy statement/prospectus included in the Parent Registration Statement (the “Joint Proxy Statement/Prospectus”), (ii) Parent shall, and shall cause its Affiliates to, prepare and file with the SEC, to the extent required under applicable Law, all other documents required to be filed by them with the SEC in connection with the Amalgamation (the “Other Parent Filings”), and (iii) the Company shall prepare the Company Shareholder Materials other than the Joint Proxy Statement/Prospectus. The Company will, and will cause its Representatives to, reasonably cooperate with Parent in the preparation of the Joint Proxy Statement/Prospectus, the Parent Registration Statement and the Other Parent Filings. Without limiting the generality of the foregoing, (A) Parent shall, and shall cause its Representatives to, provide the Company and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto, to review and comment on the Joint Proxy Statement/Prospectus, the Parent Registration Statement and the Other Parent Filings and shall address or include, as applicable, in such documents comments reasonably proposed by the Company and (B) the Company shall upon reasonable prior written notice provide Parent the information relating to it and its Affiliates required by the Securities Act and the Exchange Act to be set forth in the Joint Proxy Statement/Prospectus, the Parent Registration Statement and the Other Parent Filings. Parent shall cause the Joint Proxy Statement/Prospectus, the Parent Registration Statement and the Other Parent Filings to be made by it or its Affiliates to comply as to form and substance in all material respects with the requirements of (1) the Securities Act and the Exchange Act, (2) the rules and regulations of the NASDAQ Global Select Market and (3) the rules and regulations of FINRA, as applicable. Parent shall also take any action reasonably required to be taken under any applicable state securities and “blue sky” laws in connection with the issuance of Parent Common Shares in the Amalgamation.

(b) Parent shall use its reasonable best efforts, after consultation with the Company, to resolve all SEC comments with respect to the Joint Proxy Statement/Prospectus, the Parent Registration Statement and the Other Parent Filings as promptly as practicable after receipt thereof. Parent shall use its reasonable best efforts to have the Parent Registration

Statement declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Parent Registration Statement effective for so long as necessary to consummate the Amalgamation. Parent shall promptly notify the Company in writing of the receipt of any written or oral comments from or other correspondence with the SEC or its staff with respect to the Joint Proxy Statement/Prospectus, the Parent Registration Statement or the Other Parent Filings and any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement/Prospectus, the Parent Registration Statement or the Other Parent Filings or for additional information and shall promptly supply the Company with copies of all correspondence between it and any of its Representatives or Affiliates, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement/Prospectus, the Parent Registration Statement and the Other Parent Filings. If at any time prior to receipt of the Required Company Vote or the Required Parent Vote there shall occur any event that is required to be set forth in an amendment to the Parent Registration Statement or supplement to the Joint Proxy Statement/Prospectus or Other Parent Filing: (i) Parent shall promptly prepare such an amendment or supplement; and (ii) the Company and Parent, as the case may be, shall promptly mail to its respective shareholders such amendment or supplement. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Parent Registration Statement has become effective, the issuance of any stop order or the suspension of the qualification of Parent Common Shares issuable in connection with the Amalgamation for offering or sale in any jurisdiction. Without limiting the generality of the foregoing, Parent shall, and shall cause its Representatives to, provide the Company and its Representatives with a reasonable opportunity, in advance of the filing of any response by Parent to SEC comments, to participate in the response of Parent to any SEC comments with respect to the Joint Proxy Statement/Prospectus, the Parent Registration Statement and the Other Parent Filings and to review and comment on any such response and shall address or include, as applicable, in such response comments reasonably proposed by the Company, including by participating with Parent and its Representatives in any meetings or discussions with the SEC or its staff.

(c) The Company shall, in accordance with its memorandum of association, bye-laws and applicable Law, as promptly as practicable following the date of this Agreement and in any event within forty-five days following the effectiveness of the Parent Registration Statement, duly call, give notice of, convene and hold a meeting of the Company shareholders (the “Company Shareholder Meeting”) for the purpose of seeking the Required Company Vote. The Company shall, and shall cause its Representatives to, provide Parent and its Representatives with a reasonable opportunity, in advance of the initial distribution and any supplemental distribution, to review and comment on the Company Shareholder Materials (and any amendments or supplements thereto) and shall address or include, as applicable, in such documents comments reasonably proposed by Parent. The Company shall use its reasonable best efforts to cause the Company Shareholder Materials to be mailed to the shareholders of the Company as promptly as practicable after the Parent Registration Statement is declared effective by the SEC and in any event within seven days following such declaration of effectiveness. Subject to Section 5.4(b), the Company shall include in the Company Shareholder Materials the Company Recommendation.

(d) Parent shall, in accordance with its memorandum of association, bye-laws and applicable Law, as promptly as practicable following the date of this Agreement and in any event within forty-five days following the effectiveness of the Parent Registration Statement, duly call, give notice of, convene and hold a meeting of its shareholders (the “Parent Shareholder Meeting”) for the purpose of seeking the Required Parent Vote. Parent shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the shareholders of Parent as promptly as practicable after the Parent Registration Statement is declared effective by the SEC and in any event within seven days following such declaration of effectiveness. Subject to Section 5.4(b), Parent shall include in the Joint Proxy Statement/Prospectus the Parent Recommendation.

(e) Unless the board of directors of a party shall effect a Recommendation Withdrawal pursuant to and in accordance with Section 5.4(b), such party shall use its reasonable best efforts to solicit from its shareholders proxies for purposes of obtaining the Required Company Vote (in the case of the Company) or Required Parent Vote (in the case of Parent). Each of the Company and Parent shall use its reasonable best efforts to ensure that all proxies solicited in connection with its shareholder meeting are solicited in compliance with applicable Law and its bye-laws and, in the case of Parent, the rules and regulations of the NASDAQ Global Select Market.

(f) Notwithstanding anything to the contrary set forth in this Agreement, each of the Company and Parent, after consultation with the other party, may (but shall not be required to) adjourn or postpone its respective shareholder meeting if (and solely to the extent necessary to ensure that) (i) any amendment to the Parent Registration Statement or supplement to the Joint Proxy Statement/Prospectus required to be provided to its respective shareholders is so provided, (ii) as of the time for which the applicable shareholder meeting is originally scheduled there are insufficient Company Common Shares (in the case of the Company) or Parent Common Shares (in the case of Parent) represented (either in person or by proxy) at the respective shareholder meeting to constitute a quorum necessary to conduct the business of the respective shareholder meeting or (iii) the other party has adjourned or postponed its shareholder meeting for any of the foregoing reasons. Following the shareholder meetings and at or prior to the Closing, each of the Company and Parent shall deliver to the corporate secretary of the other party a certificate setting forth the voting results from its respective shareholder meeting.

(g) Subject to the following sentence, each of the Company and Parent shall use commercially reasonable efforts to hold the Company Shareholder Meeting and the Parent Shareholder Meeting, respectively, at the same time and on the same date as the other party. Notwithstanding anything in this Agreement to the contrary, the Company in its sole discretion may determine to hold the Company Shareholder Meeting prior to the Parent Shareholder Meeting.

(h) The Company hereby acknowledges that pursuant to the Company Shareholder Voting Agreements, each of the shareholders of the Company party thereto has irrevocably granted to and appointed (subject to Section 4.2 of the applicable Company Shareholder Voting Agreement) Parent and up to two of Parent’s designated representatives as such shareholder’s proxy to vote the Company Common Shares (and other securities having voting rights) held by such shareholder at the Company Shareholder Meeting or in any action by written consent of the shareholders of the Company during the Voting Period (as defined in the applicable Company Shareholder Voting Agreement), solely on the matters and in the manner specified in the Company Shareholder Voting Agreements (the “Company Shareholder Proxies”). The Company further agrees that during the Voting Period (as defined in the applicable

Company Shareholder Voting Agreement), it shall recognize the grant of any such Company Shareholder Proxy and the exercise thereof by Parent or one of its designated representatives in accordance with its terms at any meeting of the shareholders of the Company (including the Company Shareholder Meeting and any adjournment or postponement thereof) or in any action by written consent of the shareholders of the Company, subject to applicable Law.

(i) Parent hereby acknowledges that pursuant to the Parent Shareholder Voting Agreements, each of the shareholders of Parent party thereto has irrevocably granted to and appointed (subject to Section 4.2 of the applicable Parent Shareholder Voting Agreement) the Company and up to two of the Company’s designated representatives as such shareholder’s proxy to vote the Parent Common Shares (and other securities having voting rights) held by such shareholder at the Parent Shareholder Meeting or in any action by written consent of the shareholders of Parent during the Voting Period (as defined in the applicable Parent Shareholder Voting Agreement), solely on the matters and in the manner specified in the Parent Shareholder Voting Agreements (the “Parent Shareholder Proxies”). Parent further agrees that during the Voting Period (as defined in the applicable Parent Shareholder Voting Agreement) it shall recognize the grant of any such Parent Shareholder Proxy and the exercise thereof by the Company or one of its designated representatives in accordance with its terms at any meeting of the shareholders of Parent (including the Parent Shareholder Meeting and any adjournment or postponement thereof) or in any action by written consent of the shareholders of Parent, subject to applicable Law.

(j) Parent shall vote or cause to be voted all Company Common Shares that are subject to a granted Company Shareholder Proxy in the manner set forth in Section 4 of the applicable Company Shareholder Voting Agreement at any meeting of the shareholders of the Company (including the Company Shareholder Meeting and any adjournment or postponement thereof) or in any action by written consent of the shareholders of the Company, subject to applicable Law.

(k) The Company shall vote or cause to be voted all Parent Common Shares that are subject to a granted Parent Shareholder Proxy in the manner set forth in Section 4 of the applicable Parent Shareholder Voting Agreement at any meeting of the shareholders of Parent (including the Parent Shareholder Meeting and any adjournment or postponement thereof) or in any action by written consent of the shareholders of Parent, subject to applicable Law.

(l) Except to the extent included in the Company Shareholder Materials with regard to the Company Shareholder Meeting, the Company shall, concurrently with the initial delivery thereof, provide Parent with any materials delivered to shareholders of the Company in their capacity as such for the purpose of soliciting any vote or written consent contemplated by Section 4 of the Company Shareholder Voting Agreements in the same manner so delivered.

5.2 Access to Information; Confidentiality.

(a) Upon reasonable notice, each of Parent and the Company shall (and shall cause each of its Subsidiaries to) (i) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party, access, during normal business hours during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, records and officers and (ii) during such period, make available all other information concerning its business, properties and personnel, in each case, as such other party may reasonably request. Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize any legally recognized privilege applicable to such information or violate or contravene any applicable Laws or binding agreement entered into prior to the execution of this Agreement (including any Laws relating to privacy). The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply, including adopting additional specific procedures to protect the confidentiality of certain sensitive material and to ensure compliance with applicable Law, and, if necessary, restricting review of certain sensitive material to the receiving party’s financial advisors or outside legal counsel. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by any party hereunder.

(b) The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect as provided under Section 8.5(a) up to and until the Closing. The parties agree that the Confidentiality Agreement shall terminate immediately upon the Closing.

5.3 Reasonable Best Efforts.

(a) Subject to the other terms and conditions of this Agreement, each of the Company, Parent and the Amalgamation Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement, the Amalgamation Agreement and applicable Law to consummate the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement as promptly as practicable following the date of this Agreement. In furtherance and not in limitation of the foregoing, each of the Company and Parent agrees to make, as promptly as practicable following the date of this Agreement and in any event not later than fifteen days following the date of this Agreement, (i) the appropriate filings required by the Transaction Approvals and (ii) all other necessary filings with any other Governmental Entity with respect to the transactions contemplated by this Agreement and the Amalgamation Agreement and to supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to such requirements. In addition, Parent shall (A) promptly make any additional filings required to be made by it as a result of any filing made by a shareholder of the Company under the HSR Act in connection with the consummation of the Amalgamation (any such filing, a “Shareholder Filing”), and (B) agrees to provide reasonable cooperation and assistance to each applicable shareholder in connection with any Shareholder Filing. The Company and Parent will each request early termination of the waiting period with respect to the Amalgamation under the HSR Act.

(b) To the extent permissible under applicable Law and in each case regarding the Amalgamation or any of the other transactions contemplated by this Agreement or the Amalgamation Agreement, each of the Company and Parent shall, in connection with the efforts referenced above to obtain the Transaction Approvals from Governmental Entities, use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party; (iii) give the other party, or the other party’s legal counsel, reasonable opportunity, in advance of the transmission thereof, to review and comment on any material communication (and shall address or include, as applicable, in such communication comments reasonably proposed by the other party) given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person; and (iv) unless prohibited by a Governmental Entity or other Person, give the other party and its legal counsel the opportunity to attend and participate in such meetings and conferences.

(c) Subject to Section 5.4(b), (i) Parent shall give the Company the reasonable opportunity to participate in the defense of any Legal Proceedings against Parent or its directors or officers relating to this Agreement and the transactions contemplated hereby, and (ii) the Company shall give Parent the reasonable opportunity to participate in the defense of any Legal Proceedings against the Company or its directors or officers relating to this Agreement and the transactions contemplated hereby.

(d) In connection with subsections (a), (b) and (c) above, (i) neither party nor any of its Subsidiaries shall be required to sell, divest, hold separate, or otherwise dispose of any of its or its Subsidiaries, respective businesses, product lines or assets, (ii) Parent shall not be required to conduct the business of Parent and its Subsidiaries (including the Company and its Subsidiaries) taken as a whole after giving effect to the Amalgamation in a specified manner and (iii) neither party, as applicable, shall be required to agree to (A) take any of the actions set forth in clause (i) or (ii), (B) take any other action or (C) any restriction, limitation or condition that, in the case of any of clause (i), (ii) or this clause (iii), would or would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (including the Company and its Subsidiaries) taken as a whole after giving effect to the Amalgamation (such Material Adverse Effect, a “Regulatory Material Adverse Effect”).

(e) Notwithstanding anything to the contrary in this Agreement, subject to the payment of fees contemplated by Sections 4.2 and 5.18(b), in connection with obtaining any necessary approval or consent from any Person (other than a Governmental Entity) with respect to the Amalgamation, neither Parent or any of its Subsidiaries nor the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose necessary approval or consent is being solicited any material amount of cash or other consideration, make any material commitment or incur any material liability or other material obligation due to such Person, as measured with respect to Parent and its Subsidiaries (including the Company and its Subsidiaries taken as a whole after giving effect to the Amalgamation), in each case, without the prior written consent of the other party.

5.4 No Solicitation.

(a) Each of Parent and the Company agrees that it shall not, and shall cause its respective Subsidiaries not to, and shall use its reasonable best efforts to direct its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) solicit, initiate, encourage, or facilitate, any Takeover Proposal or the making or consummation thereof, (ii) enter into or otherwise participate in any discussions (except to notify a Person of the existence of the provisions of this Section 5.4) or negotiations regarding, or furnish to any Person any information (regardless of whether such information is material or already publicly available) in connection with, or in furtherance of, any Takeover Proposal, (iii) waive, terminate, modify or fail to enforce any provision of any confidentiality or “standstill” or similar obligation of any Person (other than the other party hereto) with respect to a party or any of its Subsidiaries, (iv) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Takeover Proposal or submit to the vote of its shareholders any Takeover Proposal prior to the termination of this Agreement, (v) enter into, or approve or recommend or publicly propose to approve or recommend the entering into of any letter of intent, memorandum of understanding, amalgamation agreement or other agreement, arrangement or understanding relating to any Takeover Proposal prior to the termination of this Agreement (other than a confidentiality agreement referred to in the proviso to the last sentence of this Section 5.4(a)), or (vi) authorize any of, or commit or agree to do any of, the foregoing. Each of Parent and the Company (A) shall, and shall cause its respective Subsidiaries to, and shall use its reasonable best efforts to direct its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person (other than the other party hereto and its Representatives) conducted heretofore with respect to any Takeover Proposal and (B) shall immediately take all steps necessary to terminate any approval under any confidentiality or “standstill” or similar provision that may have been heretofore given by Parent or the Company under any such provisions authorizing any Person to make a Takeover Proposal. Notwithstanding the foregoing, the restrictions in clauses (i), (ii), (iii) and, to the extent applicable thereto, (vi) of the first sentence of this Section 5.4(a) shall not prohibit Parent or its Subsidiaries and Representatives, on the one hand, or the Company or its Subsidiaries and Representatives, on the other hand, at any time prior to obtaining the Parent Share Issuance Vote or the Company Amalgamation Vote, as the case may be, from participating in any discussions or negotiations regarding, furnishing to any Person any information with respect to, or waiving, modifying or electing not to enforce any confidentiality or “standstill” or similar obligation of any Person in respect of a Takeover Proposal (including with respect to the following proviso) that has been publicly announced or otherwise communicated to its officers or its board of directors, if its board of directors (or an authorized and empowered committee thereof) determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Takeover Proposal would reasonably be likely to lead to a Superior Proposal; provided that (I) prior to a party furnishing any information to, or negotiating with, any Person with respect to a Takeover Proposal, such party shall have entered into a confidentiality agreement with such Person containing confidentiality terms and “standstill” or similar obligations not less restrictive in the aggregate to such Person and its Representatives than the provisions of the Confidentiality Agreement are to Parent and its Representatives (in the case of the Company furnishing information to, or negotiating with, any Person) or the Company and its Representatives (in the case of Parent furnishing information to, or negotiating with, any Person), and (II) all such information has previously been made available to the Company and its Representatives (in the case of Parent furnishing information to any Person) or Parent and its Representatives (in the case of the Company furnishing information to any Person) or will be so made available substantially concurrent with the time it is provided to such Person.

(b) Neither the board of directors of Parent or the Company nor any committee thereof shall (i) withhold, withdraw, modify or qualify the Parent Recommendation (in the case of Parent) or the Company Recommendation (in the case of the Company) in a manner adverse to the Company or Parent, as applicable, (ii) fail to include the Parent Recommendation in the Joint Proxy Statement/Prospectus (in the case of Parent) or the Company Recommendation in the Company Shareholder Materials (in the case of the Company), or (iii) recommend or publicly propose to recommend any Takeover Proposal (any action described in clause (i), (ii) or (iii) being referred to as a “Recommendation Withdrawal”); provided, however, that (A) the delivery by a party, its board of directors or an authorized and empowered committee thereof of any notice specified in Section 5.4(c) shall not be deemed to be or constitute a Recommendation Withdrawal, (B) the provision of factual information by a party to its shareholders shall not be deemed to be or constitute a Recommendation Withdrawal so long as the disclosure through which such factual information is conveyed, taken as a whole, is not contrary to or materially inconsistent with the Parent Recommendation (in the case of Parent) or the Company Recommendation (in the case of the Company), and (C) for purposes of the definition of Recommendation Withdrawal, (I) in the case of Parent, the term “Parent Recommendation” shall refer only to the recommendation by the board of directors of Parent in respect of the Parent Share Issuance Vote and (II) in the case of the Company, the term “Company Recommendation” shall refer only to the recommendation by the board of directors of the Company in respect of the Company Amalgamation Vote. Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Parent Share Issuance Vote (in the case of Parent) or the Company Amalgamation Vote (in the case of the Company) and subject to compliance with Section 5.4(c), a party’s board of directors or an authorized and empowered committee thereof may make a Recommendation Withdrawal if such party’s board of directors (or an authorized and empowered committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to violate its fiduciary (or similar) duties under applicable Law; provided that in the event that such party’s board of directors (or an authorized and empowered committee thereof) intends to make a Recommendation Withdrawal in connection with a Takeover Proposal, such party’s board of directors (or an authorized and empowered committee thereof) shall also have determined in good faith, after consultation with its outside legal counsel and financial advisor, that such Takeover Proposal constitutes a Superior Proposal.

(c) Notwithstanding anything to the contrary contained in this Agreement, neither the board of directors of a party or any committee thereof shall be entitled to make a Recommendation Withdrawal pursuant to Section 5.4(b), unless (i) such party shall have provided to the other party at least five Business Days prior to taking such action written notice that it intends to make a Recommendation Withdrawal and specifying the reasons therefor (and, if applicable, the information required by Section 5.4(e) regarding any Takeover Proposal that a party’s board of directors (or an authorized and empowered committee thereof) has determined would constitute a Superior Proposal), (ii) during such five Business Day period, if requested by the other party, the party delivering such written notice shall have engaged in good faith negotiations with the other party regarding any amendment or waiver to this Agreement proposed by the other party (and such party’s board of directors (or an authorized and empowered committee thereof) shall have determined that such Takeover Proposal continues to constitute a Superior Proposal in light of any such amendment or waiver), and (iii) such party has not materially breached its obligations under this Section 5.4. The parties agree that any amendment to the financial terms (which shall include any change in (x) the form of consideration or (y) the percentage or allocation of form of consideration) or other material terms and conditions of a Takeover Proposal described in clause (i) above shall require a party to provide new written notification and shall commence a new five Business Day period under this Section 5.4(c).

(d) Notwithstanding anything to the contrary contained in this Agreement, the obligation of each of Parent and the Company to call, give notice of, convene and hold the Parent Shareholder Meeting (in the case of Parent) and the Company Shareholder Meeting (in the case of the Company) and to hold a vote of its shareholders for purposes of obtaining the Required Parent Vote or the Required Company Vote, as applicable, shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Takeover Proposal (whether or not a Superior Proposal) or by a Recommendation Withdrawal made by it. If a party makes a Recommendation Withdrawal pursuant to Section 5.4(b), (i) such party shall nevertheless submit the matters contemplated by the Required Parent Vote or the Required Company Vote, as applicable, to a vote of its shareholders and (ii) the Joint Proxy Statement/Prospectus or the Company Shareholder Materials, as applicable, and any and all accompanying materials may include appropriate disclosure with respect to such Recommendation Withdrawal in accordance with applicable Law after consultation with outside legal counsel.

(e) Each party shall as promptly as practicable (and in any event within 24 hours after receipt) advise the other party orally and in writing of any Takeover Proposal (or any withdrawal thereof), the material terms and conditions of any such Takeover Proposal (including a copy of any such written Takeover Proposal and any amendments or modifications thereto or if oral, a written summary thereof) and the identity of the Person making the Takeover Proposal. Each of Parent and the Company shall keep the other fully informed on a reasonably current basis of the status of any such Takeover Proposal, including any changes to the material terms and conditions thereof.

(f) Nothing contained in this Section 5.4 shall prohibit a party or its board of directors from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act or (ii) making any disclosure to its shareholders if its board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with applicable Law; provided that any Recommendation Withdrawal only may be made in accordance with Section 5.4(b) and Section 5.4(c); provided, further, that a “stop, look and listen” communication to the shareholders of Parent pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the shareholders of Parent) shall not be deemed to be or constitute a Recommendation Withdrawal.

5.5 Fees and Expenses.

(a) Whether or not the Amalgamation is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expense, except as otherwise expressly provided herein, and except that out-of-pocket expenses (excluding fees and disbursements to advisors) incurred in connection with filing, printing and mailing, as the case may be, of the Parent Registration Statement, the Joint Proxy Statement/Prospectus, the Company Shareholder Materials and any amendments or supplements thereto shall be shared equally by Parent and the Company.

(b) The Company shall promptly, and in no event later than three Business Days after receipt of a written request, reimburse each holder of Company Common Shares for any HSR Act filing fees incurred by such holder in connection with a Shareholder Filing made by it or on its behalf from and after the date hereof.

5.6 Special Dividend. It is the intention of the parties that, following the Closing Date, the Post-Closing Parent Directors will declare, and Parent will pay, a special dividend to holders of Parent Common Shares as of a record date following the Effective Time (the “Special Dividend”) in an amount that may be determined by the Post-Closing Parent Directors after taking into account all relevant factors, including receipt of an indication from A.M. Best Company, Inc. that each of Parent’s Insurance Subsidiaries and each of the Company’s Insurance Subsidiaries will maintain a Financial Strength rating of at least “A” after giving effect to a payment of the Special Dividend. Nothing in this Section 5.6 is intended to, nor shall it, confer upon any Person any rights or remedies with respect to, or obligate Parent to declare and pay, the Special Dividend.

5.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Parent shall and, to the extent applicable, shall cause the Amalgamated Company to, to the fullest extent permitted by applicable Law (and, in the case of former directors and officers, to the extent permitted by the bye-laws of Parent and the Company, as applicable, in effect immediately prior to the Closing), indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Parent or its Subsidiaries (the “Parent Indemnified Parties”) or a director or officer of the Company or its Subsidiaries (the “Company Indemnified Parties” and collectively with the Parent Indemnified Parties, the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities, penalties or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of Parent, the Company or any of their respective Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, at or following, the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby.

(b) Subject to Section 5.7(e), the bye-laws of the Amalgamated Company shall include provisions for indemnification, advancement of expenses and exculpation of the Company Indemnified Parties at least as favorable as those set forth in the bye-laws of the Company in effect on the date of this Agreement. The parties hereby agree that the form of Amalgamation Sub Bye-Laws attached hereto as Exhibit B satisfies such requirement. Following the Effective Time, the Amalgamated Company shall, and Parent shall cause the Amalgamated Company to, maintain in effect the provisions in its bye-laws providing for indemnification, advancement of expenses and exculpation of the Company Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or prior to the Effective

Time, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would enlarge the scope of the Company Indemnified Parties’ indemnification rights thereunder.

(c) Subject to the parameters set forth in this Section 5.7(c), the Amalgamated Company shall, and Parent shall cause the Amalgamated Company to, at no expense to the beneficiaries, either (i) continue to maintain in effect for six years from the Effective Time directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Company Indemnified Parties as the Company’s current directors’ and officers’ liability insurance and fiduciary liability insurance (the “Company Current Insurance”) with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated hereby), or (ii) purchase a six year extended reporting period endorsement with respect to the Company Current Insurance (a “Company Reporting Tail Endorsement”) and maintain this endorsement in full force and effect for its full term. To the extent purchased after the date hereof and prior to the Effective Time, such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by the Company and as are reasonably acceptable to Parent. Notwithstanding the foregoing, in no event shall Parent or the Amalgamated Company be required to expend for any such policies contemplated by this Section 5.7(c) an annual premium (measured for purposes of any “tail” by reference to 1/6th the aggregate premium paid therefor) amount in excess of 350% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Amalgamated Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding the first and second sentences of this Section 5.7(c), but subject to the third sentence of this Section 5.7(c), the Company shall be permitted at its sole and exclusive option to purchase a Company Reporting Tail Endorsement prior to the Effective Time.

(d) Subject to the parameters set forth in this Section 5.7(d), Parent shall, at no expense to the beneficiaries, either (i) continue to maintain in effect for six years from the Effective Time directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Parent Indemnified Parties as Parent’s current directors’ and officers’ liability insurance and fiduciary liability insurance (the “Parent Current Insurance”) with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated hereby), or (ii) purchase a six year extended reporting period endorsement with respect to the Parent Current Insurance (a “Parent Reporting Tail Endorsement”) and maintain this endorsement in full force and effect for its full term. Such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by Parent and as are reasonably acceptable to the Company. Notwithstanding the foregoing, in no event shall Parent expend for any such policies contemplated by this Section 5.7(d) an annual premium (measured for purposes of any “tail” by reference to 1/6th the aggregate premium paid therefor) amount in excess of 350% of the annual premiums currently paid by Parent for such insurance without the prior written consent of the Company; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding the first and second sentences of this Section 5.7(d), but subject to the third sentence of this Section 5.7(d), Parent shall be permitted at its sole and exclusive option to purchase a Parent Reporting Tail Endorsement prior to the Effective Time.

(e) In the event that Parent or the Amalgamated Company or any of its successors or assigns (i) consolidates or amalgamates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or amalgamation or (ii) transfers or conveys all or substantially all of its properties and assets to any Person (including by dissolution), then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent or the Amalgamated Company assume and honor the obligations set forth in this Section 5.7.

(f) Effective as of the Effective Time, Parent shall enter into customary director indemnification agreements with each Post-Closing Parent Director pursuant to which Parent will agree, to the fullest extent permitted by applicable Law, to indemnify, defend and hold harmless, and provide advancement of expenses to, each such individual against all losses, claims, damages, costs, expenses, liabilities, penalties or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Post-Closing Parent Director is or was a director or officer of Parent or any of its Subsidiaries (including the Company and its Subsidiaries).

(g) From and after the Effective Time, Parent and the Amalgamated Company agree not to, directly or indirectly, amend, modify, limit or terminate the indemnification, advancement of expenses and exculpation provisions contained in (i) in the case of the Company, the agreements listed in Section 5.7(g) of the Company Disclosure Letter or (ii) in the case of Parent, the agreements listed in Section 5.7(g) of the Parent Disclosure Letter.

(h) The provisions of Sections 5.7(a) through (g) above: (i) are expressly intended to be for the benefit of, and shall (subject to the second sentence of Section 5.7(b)) be enforceable by, each Indemnified Party, his or her heirs and legal representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Each of the Indemnified Parties shall, at any time prior to ten Business Days prior to the Closing Date, have the right to be bound as a counterparty solely in regard to this Section 5.7 by executing and delivering to each of Parent, the Amalgamation Sub and the Company a counterpart signature page hereto. Notwithstanding the foregoing, the third party beneficiary and enforcement rights of an Indemnified Party shall not be terminated, limited, restricted or impaired if he or she does not execute and deliver such counterpart signature page. Further, the failure of one or more Indemnified Parties to execute and deliver a counterpart signature page hereto shall not affect the validity and enforceability of this Agreement with respect to the parties hereto and any other Indemnified Party executing and delivering a counterpart signature page hereto.

5.8 Public Announcements. The press release to be issued after the execution of this Agreement by all parties regarding the Amalgamation shall be a joint press release and thereafter each of Parent and the Company shall, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of the NASDAQ Global Select Market or by request of any Governmental Entity, give the other party and its Representatives a reasonable opportunity in advance of issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby to review and comment on any such press release or public statement (and shall address or include, as applicable, in such press release or public statement comments reasonably proposed by the other party); provided, however, that this consultation obligation shall not apply to any press release or other public statement relating to any actual or contemplated dispute among the parties to this Agreement.

5.9 Employee Benefits.

(a) As of the Closing Date, Parent shall, or shall cause one of its Subsidiaries to, continue to employ each Person employed by Parent or the Company or any of their respective Subsidiaries as of the Closing Date (such employees, collectively, the “Employees”). Nothing contained herein shall restrict Parent in the future in the exercise of its independent, good-faith business judgment as to the terms and conditions under which such employment shall continue, the duration of such employment, the basis on which such employment is terminated or the benefits provided to any Employee.

(b) For a period of not less than one year following the Closing Date, Parent shall (or shall cause its Subsidiaries to) make available to the Employees that immediately prior to the Closing were employed by the Company, employee benefits and compensation opportunities (including salary, wages and bonus opportunity) substantially comparable in the aggregate to the employee benefits and compensation opportunities in effect for the Company employees immediately prior to the Closing.

(c) Parent and its Subsidiaries shall ensure that any Compensation and Benefit Plan in which the Employees are eligible to participate after the Closing Date shall take into account for purposes of eligibility and vesting thereunder, except for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits, service by the Employees with the Company and any of its Subsidiaries prior to the Closing Date, to the same extent such service was credited prior to the Closing Date under a comparable Compensation and Benefit Plan of the Company; provided, however, that Parent and its Subsidiaries shall credit each Company employee’s years of service with the Company, its predecessors and their respective Subsidiaries for purposes of eligibility for the “Retirement” vesting benefit, if any, provided with respect to awards to be granted to Company employees under the Parent 2008 Stock Incentive Plan as in effect as of the date of this Agreement (the “Parent 2008 Stock Plan”) and, except as otherwise required under applicable Law, the definition of “Retirement” applied with respect to awards to be made to Company employees under the Parent 2008 Stock Plan from and after the Closing Date shall be no less favorable than the definition of “Retirement” applied with respect to awards to be made to employees of Parent and its Subsidiaries from and after the Closing Date.

(d) From and after the Closing Date, Parent shall honor all Company Benefit Plans, in accordance with their terms as in effect immediately prior to the Closing Date; provided that nothing herein shall limit the right of Parent to amend or terminate any such plan in accordance with its terms.

(e) From and after the Closing Date, Parent shall take the actions set forth in Section 5.9(e) of the Company Disclosure Letter with respect to Company Converted Options and as set forth in Section 5.9(e) of the Parent Disclosure Letter with respect to other options to purchase Parent Common Shares issued pursuant to any Parent Share Plan.

(f) Notwithstanding the foregoing, nothing herein shall (i) be construed to establish or be treated as an amendment or modification of any Compensation and Benefit Plan, (ii) alter or limit Parent’s or any of its Subsidiaries’ (including the Company and its Subsidiaries, following the Closing) ability to amend, modify or interpret or terminate any Compensation and Benefit Plan at any time in accordance with the terms of such plan and applicable Law or (iii) give any third party, including any Employee, any right to rely upon or demand or enforce the provisions of this Section 5.9.

5.10 Listing; Reservation for Issuance. Parent shall use its reasonable best efforts to cause all the following shares to be approved for listing and quotation on the NASDAQ Global Select Market, subject to official notice of issuance, no later than the Closing Date: (a) all Parent Common Shares to be issued in the Amalgamation to Company shareholders (including in respect of Company Restricted Shares), and (b) all Parent Common Shares to be reserved for issuance upon exercise or vesting of the Company Stock Options, New Parent Warrants or other Company awards (collectively, the “Listed Parent Common Shares”). Parent shall take all action necessary to reserve for issuance, prior to the Closing Date, any Listed Parent Common Shares that, by their terms and in accordance with this Agreement, will not be issued until after the Effective Time.

5.11 Tax Treatment.

(a) The parties intend the Amalgamation to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinions described in Sections 6.2(d) and 6.3(d) of this Agreement. Each of the Company, the Amalgamation Sub and Parent and each of their respective Affiliates shall use commercially reasonable efforts to cause the Amalgamation to so qualify and to obtain such opinions, and unless otherwise required by applicable Law or by any other provision of this Agreement, shall not take any actions, or cause any actions to be taken, which would reasonably be expected to cause the Amalgamation to fail so to qualify or the opinions to fail to be delivered.

(b) Parent shall cause (i) the Amalgamation Sub to timely file with the IRS a properly completed Form 8832, so as to elect to be treated as a disregarded entity for United States federal tax purposes effective at least one day prior to the Closing Date and (ii) the Amalgamated Company to timely file, after the Closing Date, with the IRS a properly completed Form 8832, so as to cause it to be treated for United States federal tax purposes as a disregarded entity effective as of the Closing Date.

5.12 Notification. The Company shall promptly notify Parent, and Parent shall promptly notify the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to have a Material Adverse Effect on Company or Parent, as applicable, (b) any matter (including a breach of any representation, warranty, covenant or agreement contained in this Agreement) that would reasonably be expected to lead to the failure to satisfy any of the conditions to the Closing in Article VI or would trigger a right of termination pursuant to Section 7.1 and (c) any action, suit, claim, investigation or proceeding commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the transactions contemplated hereby. Failure to comply with this Section 5.12 shall not result in the failure of any condition under Article VI to be satisfied, unless such condition would have otherwise been satisfied but for such failure to comply with this Section 5.12.

5.13 Parent Registration Rights Agreement. Parent shall enter into a registration rights agreement substantially in the form attached hereto as Exhibit C at the Closing (the “Parent Registration Rights Agreement”) with the Parent Registration Rights Agreement Parties.

5.14 Warrants.

(a) Company Warrants.

(i) Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the transactions contemplated by this Agreement and without any action on the part of any holder of any outstanding warrant to purchase Company Common Shares (the “Company Warrants”), each Company Warrant that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire Company Common Shares and shall be converted into a new warrant (each, a “New Parent Warrant”), substantially in the applicable form attached hereto as Exhibit D-1 or Exhibit D-2, as the case may be, to purchase Parent Common Shares, on substantially the same terms and conditions as were applicable, subject to any adjustment provided, under the terms of the instrument pursuant to which such Company Warrant was granted, such number of Parent Common Shares and at an exercise price per share determined as follows:

(1) Number of Shares. The number of Parent Common Shares subject to a New Parent Warrant shall be equal to the product of (A) the number of Company Common Shares subject to such Company Warrant immediately prior to the Effective Time and (B) the Exchange Ratio, the product being rounded down, if necessary, to the nearest whole share; and

(2) Exercise Price. The exercise price per Parent Common Share purchasable upon exercise of a New Parent Warrant shall be equal to the quotient of (A) the per share exercise price of the Company Warrant divided by (B) the Exchange Ratio, the quotient being rounded up, if necessary, to the nearest cent.

(ii) The foregoing notwithstanding, the parties hereby acknowledge and agree that the Company Warrants require that the Company, prior to the Closing:

(1) make appropriate provisions (in form and substance satisfactory to the holders of Company Warrants) to insure that such holders shall thereafter have the right to acquire and receive, in lieu of Company Common Shares immediately theretofore acquirable and receivable upon the exercise of such Company

Warrant, such Parent Common Shares that such Company Warrant holder would have been entitled to receive if such Company Warrant holder had exercised the Company Warrant immediately prior to the Amalgamation; and

(2) make appropriate provisions (in form and substance satisfactory to the holders of Company Warrants) to insure that the provisions of Sections 2, 3, 4, 6, 7 and 13 of such Company Warrants shall thereafter be applicable to the New Parent Warrants;

it being understood that the parties agree, subject to the approval of the holders of Company Warrants, that each of the forms of New Parent Warrant attached hereto as Exhibit D-1, Exhibit D-2 and Exhibit D-3 satisfies such requirements.

(b) Parent Warrants.

(i) Parent shall be permitted to enter into an amendment to the Parent Warrant held by Moore Holdings, LLC in substantially the form attached hereto as Exhibit E-1, which amendment shall take effect at the Effective Time (the “Amended and Restated Moore Warrant”).

(ii) Parent shall use reasonable best efforts to obtain a waiver letter from each holder of a Parent Warrant listed in Section 5.14(b)(ii) of the Parent Disclosure Letter (each, a “Parent Employee Warrantholder”) in substantially the form attached hereto as Exhibit E-2 (the “Parent Employee Warrant Waiver”).

Except as expressly set forth in the Amended and Restated Moore Warrant or any Parent Employee Warrant Waiver, as the case may be, Parent shall not provide any remuneration to any of the holders of Parent Warrants in exchange for any amendment or waiver contemplated by this Section 5.14(b).

5.15 Waivers of Vesting of Compensatory Awards. Parent shall use reasonable best efforts to obtain a waiver in substantially the form attached hereto as Exhibit F from each of the Persons listed in Section 5.15 of the Parent Disclosure Letter (a “Parent Vesting Waiver”). Except as expressly set forth in any such Parent Vesting Waiver, Parent shall not provide any remuneration to any of the individuals listed in Section 5.15 of the Parent Disclosure Letter in exchange for the waiver contemplated by this Section 5.15.

5.16 Waivers of Non-Extraordinary Dividends on Company Stock Options. The Company shall use reasonable best efforts to obtain a waiver in substantially the form attached hereto as Exhibit G from each of the holders of Company Stock Options (a “Company Option Dividend Waiver”). Except as expressly set forth in any such Company Option Dividend Waiver, the Company shall not provide any remuneration to any of the holders of Company Stock Options in exchange for the waiver contemplated by this Section 5.16.

5.17 Obligations of the Amalgamation Sub. Parent shall cause the Amalgamation Sub to perform all of its obligations in connection with this Agreement and the Amalgamation Agreement.

5.18 Termination of Certain Company Agreements.

(a) The Company shall (i) execute an instrument giving effect to the Securityholders’ Agreement Termination and (ii) use commercially reasonable efforts to cause such instrument to be executed and delivered by “Shareholders” (as such term is defined in the Securityholders’ Agreement) holding at least 75% of the outstanding Company Common Shares held by such Persons.

(b) The Company shall: (i) be permitted to pay all amounts due under that certain Management Advisory Agreement, dated as of December 15, 2005 between the Company and Stone Point Capital LLC (the “Stone Point Agreement”) in accordance with its terms; (ii) be permitted to pay, prior to the Closing, the last installment of the annual management fee to Stone Point that is otherwise due on December 15, 2010 under the terms of the Stone Point Agreement; (iii) execute an instrument that (A) terminates the Stone Point Agreement and (B) provides that the indemnification provisions set forth in the Stone Point Agreement shall survive the termination of the Stone Point Agreement; and (iv) use commercially reasonable efforts to cause the instrument described in the preceding clause (iii) to be executed and delivered by Stone Point Capital LLC.

5.19 Book Value Calculations.

(a) Within two Business Days following the date of its shareholder meeting held pursuant to Section 5.1, unless this Agreement is earlier terminated pursuant to Section 7.1 (or such other time as specified in Section 7.2(e)(ii) or Section 7.2(f)(ii)), a party (the “Requesting Party”), may request, by providing notice in writing delivered to the other party (the “Non-Requesting Party”), that the Non-Requesting Party prepare an estimate of the Non-Requesting Party’s Book Value as of the date that is one Business Day prior to the Requesting Party’s shareholder meeting (such date, the “Measurement Date”, and such estimate of book value, a “Book Value Estimate”). If a Requesting Party makes a request pursuant to this Section 5.19(a), then the Non-Requesting Party shall promptly, and in any event within five days, prepare a Book Value Estimate and provide such Book Value Estimate, together with reasonable supporting analysis, to the Requesting Party.

(b) The Requesting Party shall have five days from and after the time that the Non-Requesting Party delivers its Book Value Estimate to the Requesting Party to review the Non-Requesting Party’s Book Value Estimate and supporting analysis and such other information as the Requesting Party may reasonably request in connection with its review of the Non-Requesting Party’s Book Value Estimate.

(c) (i) If the parties are unable to agree on the Non-Requesting Party’s Book Value within five days following the date that the Non-Requesting Party delivers its Book Value Estimate, and the Requesting Party believes in good faith that the items remaining in dispute would give (or, in the case of Sections 7.2(e)(ii) or 7.2(f)(ii), would have given) the Requesting Party the right to terminate this Agreement pursuant to Section 7.1(h) or Section 7.1(i) hereof, as applicable, then the Requesting Party shall have the right to refer the determination of such Book Value to an independent accounting firm reasonably acceptable to the Non-Requesting Party (the “Accounting Referee”). The parties shall use their reasonable best efforts to engage the Accounting Referee within two Business Days following the selection of the Accounting Referee.

(ii) If the Non-Requesting Party’s Book Value Estimate is referred to the Accounting Referee, each of Parent and the Company shall within three Business Days following the date of such referral submit to the Accounting Referee its final proposal (with copies thereof simultaneously delivered to the other party) with respect to such disputed Book Value Estimate (which final proposal shall specify any items as to which the parties have been able to agree pursuant to Section 5.19(b) and such party’s proposal as to the items in dispute). Parent and the Company shall reasonably cooperate and assist the Accounting Referee in its review of the disputed items and the calculation of Book Value, including giving reasonable access to all relevant information, with due consideration being given to privilege issues and procedures for resolving them. The Accounting Referee shall have the right, upon reasonable notice, to request that the parties make an oral presentation to the Accounting Referee regarding the items in dispute so long as each party shall be afforded a full and equal opportunity to be heard but without unduly prolonging the date by which the Accounting Referee’s determination shall be made in accordance with the following sentence. None of the parties shall disclose to the Accounting Referee, and the Accounting Referee shall not consider for any purpose, any settlement discussions or settlement offer made by any of the parties with respect to any dispute under this Section 5.19(c), unless otherwise agreed by the parties.

(d) The parties shall use their reasonable best efforts to cause the Accounting Referee to select, within five Business Days of the submission of such final proposals in accordance with the first sentence of Section 5.19(c)(ii), one of the two final proposals (with no compromise or split decisions being allowed) as being the most representative of the Non-Requesting Party’s Book Value, and the proposal so selected shall be final and binding between the parties. In making such determination, the Accounting Referee shall consider only those items or amounts as to which the parties have been unable to agree pursuant to Section 5.19(b), and the proposal of the party so selected by the Accounting Referee shall represent the resolution as to all remaining items or amounts in their entirety. The fees and expenses of the Accounting Referee shall be borne in their entirety by the party whose final proposal is not selected by the Accounting Referee.

ARTICLE VI

CONDITIONS PRECEDENT

6.1 Conditions to Each Party’s Obligation to Effect the Amalgamation. The respective obligation of each party to effect the Amalgamation shall be subject to the satisfaction prior to the Closing of the following conditions, unless waived (if such waiver is permitted and effective under applicable Law) by both the Company and Parent:

(a) Shareholder Approval. Parent shall have obtained the Required Parent Vote with respect to the Parent Share Issuance (the “Parent Share Issuance Vote”) and the Company shall have obtained the Required Company Vote with respect to this Agreement, the Amalgamation Agreement and the Amalgamation (the “Company Amalgamation Vote”).

(b) NASDAQ Listing. The Listed Parent Common Shares shall have been authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

(c) Required Regulatory Approvals. All Transaction Approvals shall have been obtained and be in full force and effect or the waiting periods applicable thereto shall have terminated or expired, in each case, without any Regulatory Material Adverse Effect.

(d) Parent Registration Statement. The Parent Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Amalgamation shall be in effect. There shall not be any action taken, or any Law enacted, entered, enforced or made applicable to the Amalgamation, by any Governmental Entity of competent jurisdiction that makes the consummation of the Amalgamation illegal or otherwise restrains, enjoins or prohibits the Amalgamation.

(f) Credit Agreement Amendments. The Company Credit Agreement Amendment and the Parent Credit Agreement Amendment shall be in full force and effect, or Financing in lieu thereof as contemplated by Section 4.2(a) shall have been obtained by the applicable party and shall be in full force and effect.

(g) A.M. Best Rating. A.M. Best Company, Inc. (i) shall have provided oral or written notice to each of Parent and the Company that each of Parent’s Insurance Subsidiaries and each of the Company’s Insurance Subsidiaries (A) has been assigned a Financial Strength Rating of at least “A” after giving effect to the Amalgamation or (B) will be assigned a Financial Strength Rating of at least “A” immediately after the consummation of the Amalgamation and (ii) shall not have given oral or written notice to Parent or the Company that any such ratings will be downgraded, suspended, withdrawn or retracted; provided that the placing by A.M. Best Company, Inc. of any such ratings as “under review with negative implications” or “under review with developing implications” shall not alone constitute the failure of clause (ii) of this condition.

(h) Book Value. If Parent or the Company has requested an estimate of Book Value in accordance with Section 5.19, the Book Value of the Non-Requesting Party as of the Measurement Date shall have been finally determined pursuant to Section 5.19(d).

6.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Amalgamation is subject to the satisfaction of the following conditions unless waived (if such waiver is permitted and effective under applicable Law) by the Company:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date, (ii) the representations and warranties of Parent (and the Amalgamation Sub, as applicable) set forth in Sections 3.2 (Capital Structure), 3.3(a) (Authority),

3.9(b) (Board Approval) (other than clause (v) thereof in the case of a Recommendation Withdrawal by Parent pursuant to Section 5.4(b)), 3.10(a) (Vote Required), and 3.22 (Brokers or Finders) shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct in all material respects as of such date and except for such representations and warranties that are qualified by “materiality” or similar qualifier set forth herein, which shall be true and correct in all respects), and (iii) each of the other representations and warranties of Parent set forth in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of such date), except, with respect to this clause (iii), where the failure of any such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” or similar qualifier set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

(b) Performance of Obligations of Parent. Parent shall have performed or complied in all respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect or similar qualifiers set forth herein, and shall have performed or complied in all material respects with all other obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Certification. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d) Opinion of Tax Counsel. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion: (i) the Amalgamation will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of the Company and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code; and (iii) Parent will be treated, in respect of any shareholder who will own after the Amalgamation less than 5% of the issued Parent Common Shares (as determined under Treasury Regulations Section 1.367(a)-3(b)(1)(i)), as a corporation under Section 367(a) of the Code. In rendering its opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon representations contained in officer’s certificates from each of the Company and Parent substantially in the form attached hereto as Exhibit H-1.

(e) Parent Lock-Up Agreements. Each of the Persons listed in Section 6.2(e) of the Parent Disclosure Letter shall have executed a lock-up agreement in substantially the form attached hereto as Exhibit I-1 (a “Parent Lock-Up Agreement”) and Parent shall have delivered copies of such executed Parent Lock-Up Agreements to the Company, and each such Parent Lock-Up Agreement shall be in full force and effect.

(f) Parent Vesting Waivers. Each of the persons listed in Section 5.15 of the Parent Disclosure Letter shall have executed a Parent Vesting Waiver and Parent shall have delivered copies of such executed Parent Vesting Waivers to the Company, and each such Parent Vesting Waiver shall be in full force and effect.

(g) Post-Closing Parent Directors. All required actions shall have been taken such that, immediately following the Effective Time, the Post-Closing Parent Directors shall be appointed, and entitled to serve, as the directors of Parent and shall comprise the entire membership of the board of directors of Parent.

(h) Termination of Rights under Parent Shareholder Agreement. The Consent, Termination and Release Agreement, dated as of March 3, 2010, among Parent, Moore Holdings L.L.C., Moore Global Investments LLC and the Company shall be in full force and effect.

(i) Parent Employee Warrant Waivers. Parent Employee Warrantholders representing at least 75% of the Parent Common Shares underlying the Parent Warrants held by Parent Employee Warrantholders outstanding as of the date of this Agreement shall have executed a Parent Employee Warrant Waiver, and each such Parent Employee Warrant Waiver shall be in full force and effect.

(j) Nova Scotia Credit Agreement Amendment. Parent shall have either: (i) delivered a copy of an executed Nova Scotia Credit Agreement Amendment to the Company, and such Nova Scotia Credit Agreement Amendment shall be in full force and effect; (ii) caused the payment in full of any and all indebtedness and other obligations owed by Max Bermuda under the Nova Scotia Credit Agreement, and the Nova Scotia Credit Agreement shall have been terminated; or (iii) provided evidence that the Nova Scotia Credit Agreement is in compliance with the Company Credit Agreement as amended by the Company Credit Agreement Amendment and the Parent Credit Agreement as amended by the Parent Credit Agreement Amendment, and such evidence shall have been agreed by Bank of America, N.A. and be reasonably acceptable to the Company.

6.3 Conditions to Obligations of Parent. The obligation of Parent to effect the Amalgamation is subject to the satisfaction of the following conditions unless waived (if such waiver is permitted and effective under applicable Law) by Parent:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date, (ii) the representations and warranties of the Company set forth in Sections 3.2 (Capital Structure), 3.3(a) (Authority), 3.9(a) (Board Approval) (other than clause (v) thereof in the case of a Recommendation Withdrawal by the Company pursuant to Section 5.4(b)), 3.10(b) (Vote Required), and 3.22 (Brokers or Finders) shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct in all material respects as of such date and except for such representations and warranties that are qualified by “materiality” or similar qualifier set forth herein, which shall be true and correct in all respects), and (iii) each of the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of such date), except, with respect to this clause (iii), where the failure of any such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” or similar qualifier set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect or similar qualifiers set forth herein, and shall have performed or complied in all material respects with all other obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Certification. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

(d) Opinion of Tax Counsel. Parent shall have received an opinion from Akin, Gump, Strauss, Hauer & Feld L.L.P., special counsel to Parent, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion: (i) the Amalgamation will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of the Company and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code; and (iii) Parent will be treated, in respect of any shareholder who will own after the Amalgamation less than 5% of the issued Parent Common Shares (as determined under Treasury Regulations Section 1.367(a)-3(b)(1)(i)), as a corporation under Section 367(a) of the Code. In rendering its opinion, Akin, Gump, Strauss, Hauer & Feld L.L.P. may require and rely upon representations contained in officer’s certificates from each of the Company and Parent substantially in the form attached hereto as Exhibit H-2.

(e) Company Lock-Up Agreements. Each of the Persons listed in Section 6.3(e) of the Company Disclosure Letter shall have executed a lock-up agreement in substantially the form attached hereto as Exhibit I-2, in the case of Company employees and as Exhibit I-3, in the case of other Persons (each, a “Company Lock-Up Agreement”) and the Company shall have delivered copies of such executed Company Lock-Up Agreements to Parent, and each such Company Lock-Up Agreement shall be in full force and effect.

(f) Waiver of Federal Insurance Company. The Waiver Agreement, dated as of March 3, 2010, by and among Harbor Point Re Limited, Federal Insurance Company and the other parties thereto, shall be in full force and effect.

(g) Termination of Securityholders’ Agreement. The Securityholders’ Agreement shall have been terminated.

(h) Company Option Dividend Waivers. Holders of Company Stock Options representing at least 75% of the Company Common Shares underlying Company Stock Options outstanding as of the date of this Agreement shall have executed a Company Option Dividend Waiver, and each such Company Option Dividend Waiver shall be in full force and effect.

ARTICLE VII

TERMINATION AND AMENDMENT

7.1 Termination. This Agreement may be terminated, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after any Required Shareholder Vote has been obtained only:

(a) by mutual consent of the Company, the Amalgamation Sub and Parent in a written instrument;

(b) by either the Company or Parent, upon written notice to the other party, if (i) a Governmental Entity that is required to grant a Transaction Approval has denied such Transaction Approval and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued an order, judgment, decision, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Amalgamation, and such order, decree, ruling or other action has become final and nonappealable; provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to comply in any material respect with any provision of this Agreement primarily contributed to any such denial, order, judgment, decree, ruling or other action;

(c) by either the Company or Parent, upon written notice to the other party, if the Amalgamation shall not have been consummated on or prior to September 30, 2010; provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply in any material respect with any provision of this Agreement primarily contributed to the failure of the Effective Time to occur on or prior to such date;

(d) by either the Company or Parent, upon written notice to the other party, if the board of directors (or any authorized and empowered committee thereof) of the non-terminating party shall have (i) effected a Recommendation Withdrawal (including by (A) amending or supplementing the Joint Proxy Statement/Prospectus to effect a Recommendation Withdrawal in the case of Parent or (B) amending or supplementing the Company Shareholder Materials to effect a Recommendation Withdrawal in the case of the Company), or (ii) materially breached its obligations under Section 5.1(d) (in the case of Parent), Section 5.1(c) (in the case of the Company), or Section 5.4 (excluding in each case inadvertent breaches which are capable of being cured and are cured within three Business Days following the receipt of written notice of such breach from the non-breaching party);

(e) by either the Company or Parent if the terminating party is not in material breach of its obligations under this Agreement, upon written notice to the other party, if there shall have been a breach by the other party (the “Breaching Party”) of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Breaching Party, which breach would, individually or in the aggregate, result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in the case of (i) the Company, Sections 6.2(a) and (b), and (ii) Parent, Sections 6.3(a) and (b), and which breach has not been cured within thirty days following written notice thereof to the Breaching Party or, by its nature, cannot be cured within such time period;

(f) by either the Company or Parent, if the Parent Share Issuance Vote or Company Amalgamation Vote shall not have been obtained upon a vote taken thereon at the duly convened Parent Shareholder Meeting or Company Shareholder Meeting, as the case may be, or any adjournment or postponement thereof at which the applicable vote was taken;

(g) by Parent, if the total number of Dissenting Shares exceeds 15% of the issued and outstanding Company Common Shares on the Business Day immediately following the last day on which the holders of Company Common Shares can require appraisal of their Company Common Shares pursuant to Bermuda Law;

(h) by the Company, after the Company Shareholder Meeting (and the Company Amalgamation Vote has been obtained), if the Company is a Requesting Party and if the final Book Value of Parent as of the Measurement Date as determined pursuant to Section 5.19(d) is less than 80% of the Parent 12/31/2009 Book Value;

(i) by Parent, after the Parent Shareholder Meeting (and the Parent Share Issuance Vote has been obtained), if Parent is a Requesting Party and if the final Book Value of the Company as of the Measurement Date as determined pursuant to Section 5.19(d) is less than 80% of the Company 12/31/2009 Book Value;

(j) by the Company, if A.M. Best shall have given oral or written notice to Parent that the Financial Strength Rating of any of Parent’s Insurance Subsidiaries has been, or will be, suspended, withdrawn, retracted or downgraded below “A- with positive outlook”; provided that the placing by A.M. Best Company, Inc. of such ratings as “under review with negative implications” or “under review with developing implications” shall not alone constitute a termination right under this Section 7.1(j);

(k) by Parent, if A.M. Best Company Inc. shall have given oral or written notice to the Company that the Financial Strength Rating of any of the Company’s Insurance Subsidiaries has been, or will be, suspended, withdrawn, retracted or downgraded below “A with stable outlook”; provided that the placing by A.M. Best Company, Inc. of such ratings as “under review with negative implications” or “under review with developing implications” shall not alone constitute a termination right under this Section 7.1(k); or

(l) by either the Company or Parent, if A.M. Best Company, Inc. (i) shall have provided oral or written notice to either Parent or the Company that each of Parent’s Insurance Subsidiaries and each of the Company’s Insurance Subsidiaries will not be assigned a Financial Strength Rating of at least “A” after giving effect to the Amalgamation; provided that the placing by A.M. Best Company, Inc. of any such ratings as “under review with negative implications” or “under review with developing implications” shall not alone constitute a termination right under this Section 7.1(l); provided, further, that such termination shall only take effect upon the earlier of (1) the expiration of the 30-day period from the date of such notice of termination and (2) September 30, 2010, and prior to the effectiveness of such termination, the terminating party shall have made itself available to engage in good faith discussions with the non-terminating party regarding such notice.

7.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of the Company, the Amalgamation Sub or Parent or their respective officers or directors under or arising from this Agreement, except with respect to (i) Section 5.2(b) (Confidentiality), (ii) Section 5.5 (Fees and Expenses), (iii) Section 5.19 (Book Value Calculations) (but only as required pursuant to Section 7.2(e) or Section 7.2(f)), (iv) this Section 7.2 (Effect of Termination), (v) Section 7.3 (Matters Relating to Termination), and (vi) Article VIII (General Provisions), which shall survive such termination, except that no party shall be relieved or released from any liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party’s shareholders (taking into consideration relevant matters, including other combination opportunities, the time value of money and the Consideration), which shall be deemed in such event to be damages of such party) arising out of its willful and material breach of this Agreement (including in the event that this Agreement is terminated by either party pursuant to Section 7.1(e)) or fraud. For purposes of this Agreement, “willful and material breach” shall mean a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether such breach was the conscious object of the act or failure to act.

(b) If the Company or Parent, as the case may be, terminates this Agreement pursuant to Section 7.1(d), then the non-terminating party shall, as promptly as reasonably practicable (and in any event not later than the next Business Day following such termination), pay to the terminating party, by wire transfer of immediately available funds, an amount equal to $60,000,000 (the “Termination Fee”).

(c) If either party terminates this Agreement pursuant to Section 7.1(c), and (i) from and after the date of this Agreement and at any time prior to September 30, 2010, a Takeover Proposal has been publicly announced or otherwise communicated to the officers of a party or its board of directors and (ii) such party enters into a definitive agreement with respect to, or there is consummated, a transaction in connection with a Takeover Proposal (whether or not the same as that originally announced or made known) with any Person within nine months after such termination, then, on the earlier of the date of such entering into a definitive agreement or consummation, such party shall pay to the other party, by wire transfer of immediately available funds, the Termination Fee. For purposes of this Section 7.2(c), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.”

(d) If either party terminates this Agreement pursuant to Section 7.1(e) and (i) from and after the date of this Agreement and at any time prior to the termination, a Takeover Proposal has been publicly announced or otherwise communicated to the officers of the Breaching Party or its board of directors and (ii) the Breaching Party enters into a definitive agreement with respect to, or there is consummated, a transaction in connection with a Takeover Proposal (whether or not the same as that originally announced or made known) with any Person within nine months after such termination, then, on the earlier of the date of such entering into a definitive agreement or consummation, the Breaching Party shall pay to the other party, by wire transfer of immediately available funds, the Termination Fee. For purposes of this Section 7.2(d), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.”

(e) (i) If either party terminates this Agreement pursuant to Section 7.1(f) because the Parent Share Issuance Vote has not been obtained (and, if the Company is the terminating party, the Company Amalgamation Vote has not been taken yet or has already been obtained), then Parent shall, as promptly as reasonably practicable (and in any event within two Business Days following such termination), pay to the Company, by wire transfer of immediately available funds, an amount equal to (A) $30,000,000 or (B) $40,000,000 if within 17 days after the Parent Registration Statement is declared effective under the Securities Act, (x) the Company delivers duly executed Company Shareholder Voting Agreements that (together with any Company Shareholder Voting Agreements delivered as of the date of this Agreement) collectively represent at least 75% of the outstanding voting power of the Company (after taking into account the contemplated effects of bye-law 51 of the Company’s bye-laws) or (y) the Company Amalgamation Vote has been obtained prior to the Parent Share Issuance Vote (the applicable amount in clause (A) or (B), the “Parent No Approval Fee”); provided that if Parent enters into a definitive agreement with respect to, or there is consummated, a transaction in connection with a Takeover Proposal with any Person within nine months after such termination, then, on the earlier of the date of such entering into a definitive agreement or consummation, Parent shall pay to the Company, by wire transfer of immediately available funds, the Termination Fee less the Parent No Approval Fee (without taking into account any interest paid (or payable) on the Parent No Approval Fee pursuant to Section 7.3(d)). For purposes of this Section 7.2(e)(i), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.”

(ii) The foregoing notwithstanding, if the Parent Share Issuance Vote has not been obtained (upon a vote taken thereon at the duly convened Parent Shareholder Meeting or any adjournment or postponement thereof at which such vote was taken), and regardless of whether this Agreement has otherwise been terminated by either party, Parent may request that the Company prepare a Book Value Estimate pursuant to Section 5.19. In such case, the parties shall comply with the provisions of Section 5.19, with Parent being the Requesting Party and the Company being the Non-Requesting Party. If the Company’s Book Value as of the Measurement Date is finally determined pursuant to Section 5.19(d) to be less than 80% of the Company 12/31/2009 Book Value, then Parent shall not be obligated to pay the Parent No Approval Fee or Termination Fee to the Company under Section 7.2(e)(i). The parties further agree that while the Book Value of the Company is being determined pursuant to Section 5.19 in accordance with this Section 7.2(e)(ii), neither the Parent No Approval Fee nor the Termination Fee shall be payable; provided that if the Company’s Book Value as of the Measurement Date is finally determined pursuant to Section 5.19(d) to be greater than or equal to 80% of the Company 12/31/2009 Book Value, then Parent shall pay interest on the Parent No Approval Fee and Termination Fee (if applicable) to the Company from the date of termination in accordance with Section 7.3(d).

(f) (i) If either party terminates this Agreement pursuant to Section 7.1(f) because the Company Amalgamation Vote has not been obtained (and, if Parent is the terminating party, the Parent Share Issuance Vote has not been taken yet or has already been obtained), then the Company shall, as promptly as reasonably practicable (and in any event within two Business Days following such termination), pay to Parent, by wire transfer of immediately available funds, an amount equal to $30,000,000 (the “Company No Approval Fee”); provided that if the Company enters into a definitive agreement with respect to, or there is consummated, a transaction in connection with a Takeover Proposal with any Person within nine months after such termination, then, on the earlier of the date of such entering into a definitive agreement or consummation, the Company shall pay to Parent, by wire transfer of immediately available funds, the Termination Fee less the Company No Approval Fee (without taking into account any interest paid (or payable) on the Company No Approval Fee pursuant to Section 7.3(d)). For purposes of this Section 7.2(f)(i), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.”

(ii) The foregoing notwithstanding, if the Company Amalgamation Vote has not been obtained (upon a vote taken thereon at the duly convened Company Shareholder Meeting or any adjournment or postponement thereof at which such vote was taken), and regardless of whether this Agreement has otherwise been terminated by either party, the Company may request that Parent prepare a Book Value Estimate pursuant to Section 5.19. In such case, the parties shall comply with the provisions of Section 5.19, with the Company being the Requesting Party and Parent being the Non-Requesting Party. If Parent’s Book Value as of the Measurement Date is finally determined pursuant to Section 5.19(d) to be less than 80% of the Parent 12/31/2009 Book Value, then the Company shall not be obligated to pay the Company No Approval Fee or Termination Fee to Parent under Section 7.2(f)(i). The parties further agree that while the Book Value of Parent is being determined pursuant to Section 5.19 in accordance with this Section 7.2(f)(ii), neither the Company No Approval Fee nor the Termination Fee shall be payable; provided that if Parent’s Book Value as of the Measurement Date is finally determined pursuant to Section 5.19(d) to be greater than or equal to 80% of the Parent 12/31/2009 Book Value, then the Company shall pay interest on the Company No Approval Fee and Termination Fee (if applicable) to Parent from the date of termination in accordance with Section 7.3(d).

7.3 Matters Relating to Termination.

(a) Except with respect to a termination pursuant to Section 7.1(e) that arises from the willful and material breach of this Agreement or fraud by the Company, each of the Company and Parent acknowledges and agrees that in the event that Parent is entitled to receive and actually receives the Termination Fee pursuant to this Agreement, Parent’s receipt of the Termination Fee shall constitute Parent’s and Amalgamation Sub’s sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, any termination of this Agreement regardless of the circumstances giving rise to such termination.

(b) Except with respect to a termination pursuant to Section 7.1(e) that arises from the willful and material breach of this Agreement or fraud by Parent or the Amalgamation Sub, each of the Company and Parent acknowledges and agrees that in the event that the Company is entitled to receive and actually receives the Termination Fee pursuant to this Agreement, the Company’s receipt of the Termination Fee shall constitute the Company’s sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, any termination of this Agreement regardless of the circumstances giving rise to such termination.

(c) Subject, for the avoidance of doubt, to the possible payment of the Parent No Approval Fee or the Company No Approval Fee, as applicable, and the remainder of the Termination Fee pursuant to Sections 7.2(e) and (f), as applicable, the parties agree and understand that in no event shall either party be required to pay the Termination Fee on more than one occasion.

(d) The parties acknowledge and agree that the agreements contained in Section 7.2 and this Section 7.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Agreement, and that any amounts payable pursuant to Section 7.2 do not constitute a penalty. If a party fails to pay as directed in writing by the other party the Termination Fee and, if applicable, the Parent No Approval Fee or the Company No Approval Fee, due to such party pursuant to Section 7.2 within the time periods specified in Section 7.2, the party owing the Termination Fee and, if applicable, the Parent No Approval Fee or the Company No Approval Fee, shall pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal (or, if not reported therein, by another authoritative source mutually agreed by the parties), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Non-Survival of Representations, Warranties and Agreements. Except for Section 5.7 and any provision of this Article VIII to the extent it is related to a claim under Section 5.7, none of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by facsimile, upon confirmation of receipt or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(i)	If to the Company, to:

Harbor Point Limited

Chesney House, 1st Floor

96 Pitts Bay Road

Pembroke HM 08 Bermuda

Attention: Carol S. Rivers

General Counsel & Secretary

Facsimile: +1 (441) 296-1827

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Todd E. Freed, Esq.

    Phyllis Korff, Esq.

Facsimile: +1 (212) 735-2000

(ii)	If to Parent or the Amalgamation Sub, to:

Max Capital Group, Ltd.

Max House

2 Front Street

Hamilton HM 11 Bermuda

Attention: W. Marston Becker

Facsimile: +1 (441) 296-8800

with a copy to (which shall not constitute notice):

Akin, Gump, Strauss, Hauer & Feld L.L.P.

One Bryant Park

New York, New York 10036

Attention: Kerry E. Berchem, Esq.

    Jeffrey L. Kochian, Esq.

Facsimile: +1 (212) 872-1002

8.3 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, will be deemed to refer to March 3, 2010. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Disclosure Letters, Annexes and Exhibits hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement mean the Company, the Amalgamation Sub and/or Parent, as the case may be. References to “dollars” or “$” in this Agreement are to the lawful currency of the United States of America. Time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day. Each section or subsection of a Disclosure Letter qualifies the correspondingly numbered representation, warranty or covenant of the Agreement; provided that information disclosed in one section or subsection of a Disclosure Letter shall be deemed to be included in each other section or subsection of such Disclosure Letter in which the relevance of such information would be readily apparent on the face thereof. Representations and warranties in Article III that are made in reference to a party’s Disclosure Letter or “in the case of” or “with respect to” a certain party and its Subsidiaries or Affiliates are being made only by that party.

8.4 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

8.5 Entire Agreement; No Third Party Beneficiaries.

(a) This Agreement (including the Annexes and Exhibits, the Parent Disclosure Letter and the Company Disclosure Letter) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and shall terminate in accordance with its terms, or if the Closing occurs, as set forth in Section 5.2(b).

(b) This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (i) as set forth in or contemplated by the terms and provisions of Section 5.7 and (ii) from and after the Effective Time, the rights of holders of Company Common Shares to receive the Consideration set forth in Article II.

8.6 Governing Law. This Agreement shall be governed by, and construed with regard to, in all respects, including as to validity, interpretation and effect, the Laws of Bermuda, without giving effect to its principles or rules of conflict of laws.

8.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing a material portion of the economic benefits of the Amalgamation that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties, which may be granted or withheld in the sole discretion of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

8.9 Enforcement. The parties agree that money damages would be both incalculable and an insufficient remedy and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the discretion of the Chosen Courts, the parties shall be entitled to an injunction or other equitable relief to prevent breaches or violations of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief.

8.10 Submission to Jurisdiction. Each party irrevocably and unconditionally consents, agrees and submits to the exclusive jurisdiction of the Supreme Court of Bermuda (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Supreme Court of Bermuda, or if such litigation, action, suit or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom or other courts of Bermuda. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding with respect to the subject matter hereof in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably and unconditionally consents to and grants any such court jurisdiction over the Person of such parties and, to the extent legally effective, over the subject matter of any such dispute and agrees that mailing of process or other documents in connection with any such action or proceeding in the manner provided in Section 8.2 hereof or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

8.11 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after receipt of the Required Parent Vote or Required Company Vote; provided that after receipt of any such vote, no amendment shall be made which by Law (or in the case of Parent, the rules and regulations of the NASDAQ Global Select Market) requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives or, solely in the case of an amendment to Section 5.7 hereof, a deed signed on behalf of each of the parties and each of the Indemnified Parties.

8.12 Extension; Waiver. At any time prior to the Effective Time, the parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any breach of the representations or warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

8.13 Defined Terms. For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“Accounting Referee” shall have the meaning set forth in Section 5.19(c)(i).

“Actuarial Analyses” shall mean all actuarial reports prepared by actuaries, independent or otherwise, with respect to a party’s Insurance Subsidiaries, and all material attachments, addenda, supplements and modifications thereto.

“Administrator” shall mean each program manager, managing general agent, third party administrator or claims adjuster or manager, at the time such Person managed or administered business (including the administration, handling or adjusting of claims) for or on behalf of a party or its Subsidiaries.

“Affiliate” shall mean any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this Agreement, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agent” shall mean each insurance agent, general agent, agency, producer, broker, reinsurance intermediary, program manager, managing general agent and managing general underwriter currently writing, selling, producing, underwriting or administering business for or on behalf of a party or its Subsidiaries, including such party’s and its Subsidiaries’ salaried employees.

“Agreement” shall have the meaning set forth in the Introduction.

“Amalgamated Company” shall have the meaning set forth in Section 1.3.

“Amalgamation” shall have the meaning set forth in the Recitals.

“Amalgamation Agreement” shall have the meaning set forth in the Recitals.

“Amalgamation Application” shall have the meaning set forth in Section 1.1.

“Amalgamation Sub” shall have the meaning set forth in the Introduction.

“Amended and Restated Moore Warrant” shall have the meaning set forth in Section 5.14(b)(i).

“Applicable SAP” shall mean the statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted in writing by the applicable insurance regulatory authority, including accounting and financial reporting pronouncements by the Bermuda Monetary Authority and the National Association of Insurance Commissioners.

“Average Parent Share Price” shall mean the volume weighted average price per Parent Common Share on the NASDAQ Global Select Market (as reported by Bloomberg L.P. or, if not reported thereby, by another authoritative source mutually agreed by the parties) for the five consecutive trading days immediately preceding the second trading day prior to the Closing Date. For all purposes of this Agreement, the Average Parent Share Price shall be calculated to the nearest one-hundredth of one cent.

“Book Value” means a party’s shareholders’ equity calculated in accordance with GAAP, consistently applied with prior periods.

“Book Value Estimate” shall have the meaning set forth in Section 5.19(a).

“Breaching Party” shall have the meaning set forth in Section 7.1(e).

“Business Day” shall mean any date other than a Saturday, Sunday or other day on which banking institutions in New York or Bermuda are obligated by Law or executive order to be closed.

“Certificate of Amalgamation” shall have the meaning set forth in Section 1.1.

“Chosen Courts” shall have the meaning set forth in Section 8.10.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Companies Act” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Introduction.

“Company 12/31/2009 Book Value” shall mean $1,889,700,000.

“Company 2007/2008 Financial Statements” shall mean the consolidated audited balance sheets of the Company and its Subsidiaries as of December 31, 2007 and December 31, 2008, together with the related consolidated audited statements of operations and cash flows for the two years ended December 31, 2008 and the notes thereto.

“Company 2008/2009 Financial Statements” shall mean the consolidated audited balance sheets of the Company and its Subsidiaries as of December 31, 2008 and December 31, 2009, together with the related consolidated audited statements of operations and cash flows for the two years ended December 31, 2009 and the notes thereto.

“Company Amalgamation Vote” shall have the meaning set forth in Section 6.1(a).

“Company Annual Report” shall mean the Company’s Annual Report for the year ended December 31, 2009, as made available to Parent by the Company prior to the date of this Agreement.

“Company Benefit Plan” shall mean only those Compensation and Benefit Plans maintained by, sponsored in whole or in part by, or contributed to by the Company or its Subsidiaries for the benefit of their employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which the Company or any of its Subsidiaries has any liability.

“Company Certificate” shall have the meaning set forth in Section 2.1.

“Company Common Share” shall have the meaning set forth in Section 2.1.

“Company Converted Option” shall have the meaning set forth in Section 2.3(a).

“Company Converted Restricted Share” shall have the meaning set forth in Section 2.3(b).

“Company Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of June 12, 2007, among the Company, Harbor Point Re Limited and Harbor Point U.S. Holdings, Inc. as borrowers, and Bank of America, N.A., as administrative agent, fronting bank and letter of credit administrator, Deutsche Bank AG New York Branch, as fronting bank, Deutsche Bank Securities Inc., as syndication agent, The Bank of New York, Citibank, N.A., Credit Suisse, Cayman Islands Branch, ING Bank N.V., London Branch and Wachovia Bank, National Association, as co-documentation agents and the other lenders party thereto as supplemented by the Designated Borrower Request and Assumption Agreement dated as of November 16, 2007 from the Company and Harbor Point Reinsurance U.S., Inc. and the Designated Borrower Notice dated as of December 14, 2007 to the Company and the lenders party to the Credit Agreement from Bank of America, N.A. as administrative agent.

“Company Credit Agreement Amendment” shall mean the First Amendment and Limited Consent to Credit Agreement, dated as of March 3, 2010 to the Company Credit Agreement, entered into by and among the Company, Harbor Point Re Limited, a Bermuda company, Harbor Point U.S. Holdings, Inc., a Delaware corporation and Harbor Point

Reinsurance U.S., Inc., a Connecticut insurance company, various financial institutions which are parties thereto, Bank of America, N.A., as fronting bank, Bank of America, N.A., as letter of credit administrator and Bank of America, N.A., as administrative agent for the lenders.

“Company Current Insurance” shall have the meaning in Section 5.7(c).

“Company Disclosure Letter” shall have the meaning set forth in Article III.

“Company Dividend” shall have the meaning set forth in Section 4.1(a).

“Company Indemnified Parties” shall have the meaning set forth in Section 5.7(a).

“Company Insiders” shall mean those officers and directors (including board observers and any shareholder of the Company who could reasonably be deemed to be a “director by deputization” of Parent following the Closing as a result of an employee, associate or Affiliate of such Person being a member of the board of directors of Parent) of the Company who may be subject to the reporting requirements of Section 16(a) of the Exchange Act at or following the Effective Time and who are listed in the Section 16 Information.

“Company Lock-Up Agreement” shall have the meaning set forth in Section 6.3(e).

“Company No Approval Fee” shall have the meaning set forth in Section 7.2(f)(i).

“Company Option Dividend Waivers” shall have the meaning set forth in Section 5.16.

“Company Recommendation” shall have the meaning set forth in Section 3.9(a).

“Company Reporting Tail Endorsement” shall have the meaning set forth in Section 5.7(c).

“Company Restricted Share” shall mean each Company Common Share outstanding immediately prior to the Effective Time granted by the Company pursuant to the Company Share Plan that is subject to forfeiture risk.

“Company Risk Management Policies” shall have the meaning set forth in Section 3.4(e).

“Company Share Plan” shall have the meaning set forth in Section 3.2(a).

“Company Share Register” shall have the meaning set forth in Section 2.1.

“Company Shareholder Materials” shall mean notice to the shareholders of the Company of the Company Shareholder Meeting, the Joint Proxy Statement/Prospectus and any other materials the Company may provide to the shareholders of the Company along with such notice and the Joint Proxy Statement/Prospectus, specifically in connection with the solicitation of the Required Company Vote.

“Company Shareholder Meeting” shall have the meaning set forth in Section 5.1(c).

“Company Shareholder Proxies” shall have the meaning set forth in Section 5.1(h).

“Company Shareholder Voting Agreement” shall have the meaning set forth in the Recitals.

“Company Stock Options” shall have the meaning set forth in Section 2.3(a).

“Company Subsidiaries Name Changes” shall have the meaning set forth in Section 1.8(c).

“Company Warrant” shall have the meaning set forth in Section 5.14(a)(i).

“Compensation and Benefit Plan” shall mean any pension, retirement, profit-sharing, deferred compensation, share option, restricted stock unit, equity-based compensation, performance units, employee stock ownership, severance pay, vacation, retention or other bonus or incentive plan, any other employee program or agreement, any medical, vision, dental, or other health plan, any life insurance plan, and any other employee benefit plan or fringe benefit plan, whether or not tax-qualified or otherwise tax-preferred, maintained by, sponsored in whole or in part by, or contributed to by the Company or Parent or their Subsidiaries, as the case may be, for the benefit of their employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries are eligible to participate and any employment, retention, change in control, severance, termination, consulting or retirement agreement with their current or former employees, directors or independent contractors.

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated as of August 19, 2009, between Parent and the Company.

“Consideration” shall have the meaning set forth in Section 2.1(a).

“Council” means the Council of Lloyd’s, including all delegates through whom that body is authorized to act.

“Deutsche Bank” shall have the meaning set forth in Section 3.20(a).

“Disclosure Letter” shall have the meaning set forth in Article III.

“Dissenting Holder” shall mean a holder of Company Common Shares who did not vote in favor of the Amalgamation and who complies with all of the provisions of the Companies Act concerning the right of holders of Company Common Shares to require appraisal of their Company Common Shares pursuant to Bermuda Law.

“Dissenting Shares” shall mean Company Common Shares held by a Dissenting Holder.

“Effective Time” shall have the meaning set forth in Section 1.1.

“Employees” shall have the meaning set forth in Section 5.9(a).

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning set forth in Section 2.2(a).

“Exchange Fund” shall have the meaning set forth in Section 2.2(a).

“Exchange Ratio” shall have the meaning set forth in Section 2.1(a).

“Expenses” shall mean all documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) actually and reasonably incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation and filing of all notifications and reports required by the HSR Act, the preparation, printing, filing and mailing, as the case may be, of the Joint Proxy Statement/Prospectus, the Company Shareholder Materials and any amendments or supplements thereto, and the solicitation of the Required Company Vote, the Required Parent Vote and all other matters related to the transactions contemplated hereby.

“Financing” shall have the meaning set forth in Section 4.2(a).

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Funds at Lloyd’s” has the meaning given in the Lloyd’s Membership Byelaw (No. 5 of 2005).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority, body, agency, official or instrumentality, domestic or foreign, or self-regulatory organization or other similar quasi-governmental regulatory body or arbitration panel, tribunal or arbitrator.

“HSR Act” shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Parties” shall have the meaning set forth in Section 5.7(a).

“Insurance Laws” shall mean all applicable requirements relating to the sale, issuance, marketing, advertising and administration of insurance products (including licensing and appointments) and all Laws regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities.

“Insurance Subsidiary” shall mean any Subsidiary of a party that issues insurance policies or that is required to be licensed as an insurance company, reinsurance company, insurance intermediary, Lloyd’s corporate member or Lloyd’s managing agent and, where the context allows, includes the members of syndicates 2525, 2526 and 1400.

“Intellectual Property” shall mean: (a) trademarks, service marks, Internet domain names, logos, trade dress, trade names, corporate names and any and every other form of trade identity or indicia of origin, and the goodwill associated therewith and symbolized thereby; (b) inventions, discoveries and patents, and the improvements thereto; (c) published and unpublished works of authorship and the copyrights therein and thereto (including databases and other compilations of information, computer and electronic data processing programs and software, in both source code and object code); (d) Trade Secrets; (e) all rights in data and data bases; (f) all other intellectual property or similar proprietary rights; and (g) any applications, registrations and renewals for the foregoing.

“Investment Assets” shall have the meaning set forth in Section 3.13(a).

“Investment Policy” shall have the meaning set forth in Section 3.13(a).

“IRS” shall mean the United States Internal Revenue Service.

“Joint Proxy Statement/Prospectus” shall have the meaning set forth in Section 5.1(a).

“Knowledge” shall mean the actual knowledge, without due inquiry, of the officers of Parent set forth in Section 8.13(a) of the Parent Disclosure Letter or the officers of the Company set forth in Section 8.13(a) of the Company Disclosure Letter, as the case may be.

“Labor Organization” shall have the meaning set forth in Section 3.16(a).

“Law” shall mean any law, statute, ordinance, arbitration award, or any rule, regulation, judgment, order, writ, injunction, decree, agency requirement or published interpretation of any Governmental Entity, including all relevant bye-laws and regulations of Lloyd’s in each of the jurisdictions in which it or its Subsidiaries are domiciled or conduct business or operate.

“Lease” shall have the meaning set forth in Section 3.18(a).

“Leased Real Property” shall have the meaning set forth in Section 3.18(a).

“Legal Proceedings” shall mean any claims, suits, actions, proceedings, arbitrations or other litigation whether judicial, arbitral or administrative, civil or criminal.

“Listed Parent Common Shares” shall have the meaning set forth in Section 5.10.

“Lloyd’s” shall mean the Society and Corporation of Lloyd’s incorporated under the Lloyd’s Act of 1871 to 1982 of England and Wales.

“Lloyd’s Regulations” means the bye-laws, regulations, codes of practice and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd’s from time to time and the provisions of any deed, agreement or undertaking executed, made or given for compliance with Lloyd’s requirements from time to time.

“Material Adverse Effect” means, with respect to any party, any change, state of facts, circumstance, event or effect that is materially adverse to (a) the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of such party and its Subsidiaries, taken as a whole, excluding any such change, state of facts, circumstance, event or effect to the extent caused by or resulting from:

(i) the execution, delivery, announcement and pendency of this Agreement and the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with insureds, customers, insurance brokers, reinsurance intermediaries, suppliers, vendors, lenders, venture partners or employees;

(ii) changes in economic, market, business, regulatory or political conditions generally in the United States or in Bermuda or any other jurisdiction in which such party operates or in Bermudian, U.S. or global financial markets;

(iii) the commencement, continuation or escalation of acts of war, armed hostilities, sabotage, acts of terrorism or other man-made disaster;

(iv) changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industry in similar geographic areas and product markets in which such party operates;

(v) changes, circumstances or events resulting in liabilities under property catastrophe reinsurance, including any effects resulting from any earthquake, hurricane, tornado, windstorm, act of war, armed hostilities, sabotage, act of terrorism or other natural or man-made disaster;

(vi) changes in GAAP or Applicable SAP or any applicable Law or interpretation or application of any of the foregoing following the date of this Agreement;

(vii) any change or announcement of a potential change in its or any of its Subsidiaries’ credit or claims paying rating or A.M. Best Company, Inc. rating or the ratings of any of its or its Subsidiaries’ businesses or securities (provided that this exception shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances, events or effects underlying a change described in this clause (vii) has resulted in, or contributed to, a Material Adverse Effect, nor shall this exception impact Section 6.1(g) hereof);

(viii) the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending following the date of this Agreement (provided that this exception shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances, events or effects underlying a failure described in this clause (viii) has resulted in, or contributed to, a Material Adverse Effect); or

(ix) any action or failure to act required to be taken by a party in compliance with the express terms of this Agreement;

except in the case of the foregoing clauses (ii), (iii), (iv) and (vi) to the extent those changes, state of facts, circumstances, events, or effects have a materially disproportionate effect on such party and its Subsidiaries taken as a whole relative to other similarly situated Persons in the property and casualty insurance and reinsurance industry or (b) the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

“Material Contract” shall mean any of the contracts described in clauses (i) through (xii) of Section 3.14(a).

“Max Bermuda” shall mean Max Bermuda Ltd., a Bermuda exempted company.

“Measurement Date” shall have the meaning set forth in Section 5.19(a).

“Merrill Lynch” shall have the meaning set forth in Section 3.20(a).

“Name Change” shall have the meaning set forth in Section 3.9(b).

“New Parent Warrant” shall have the meaning set forth in Section 5.14(a)(i).

“Non-Requesting Party” shall have the meaning set forth in Section 5.19(a).

“Non-Voting Parent Common Share” shall mean a non-voting common share, par value $1.00 per share, of Parent.

“Normal Closing Date” has the meaning given to that expression in the standard managing agent’s agreement.

“Nova Scotia Credit Agreement” shall mean the Credit Agreement, dated as of December 21, 2006, by and between Max Bermuda and The Bank of Nova Scotia.

“Nova Scotia Credit Agreement Amendment” shall have the meaning set forth in Section 4.2(b).

“Other Parent Filings” shall have the meaning set forth in Section 5.1(a).

“Parent” shall have the meaning set forth in the Introduction.

“Parent 12/31/2009 Book Value” shall mean $1,564,633,000.

“Parent 2008 Stock Plan” shall have the meaning set forth in Section 5.9(c).

“Parent Benefit Plan” shall mean only those Compensation and Benefit Plans maintained by, sponsored in whole or in part by, or contributed to by Parent or its Subsidiaries for the benefit of their employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Parent or any of its Subsidiaries has any liability.

“Parent Common Share” shall have the meaning set forth in Section 2.1(a).

“Parent Credit Agreement” means the Credit Agreement dated as of August 7, 2007 among Max Bermuda and Parent, as borrowers, various financial institutions, as lenders, ING Bank N.V., London Branch and Citibank, NA as co-syndication agents and Bank of America, National Association, as fronting bank, as administrative agent and LC administrator for the lenders and Banc of America Securities LLC, as sole lead arranger and book manager, as amended by First Amendment Agreement dated as of September 16, 2008 and Second Amendment Agreement, dated as of October 1, 2008.

“Parent Credit Agreement Amendment” shall mean the Third Amendment and Limited Consent to Credit Agreement, dated as of March 3, 2010 to the Parent Credit Agreement, entered into by and among Max Bermuda (f/k/a Max Re Ltd.) and Parent (f/k/a Max Re Capital Ltd.), various financial institutions which are parties thereto, Bank of America, N.A., as fronting, bank, Bank of America, N.A., as letter of credit administrator and Bank of America, N.A., as administrative agent for the lenders.

“Parent Current Insurance” shall have the meaning set forth in Section 5.7(d).

“Parent Disclosure Letter” shall have the meaning set forth in Article III.

“Parent Dividend” shall have the meaning set forth in Section 4.1(a)(i).

“Parent Employee Warrant Waiver” shall have the meaning set forth in Section 5.14(b)(ii).

“Parent Employee Warrantholder” shall have the meaning set forth in Section 5.14(b)(ii).

“Parent Indemnified Parties” shall have the meaning set forth in Section 5.7(a).

“Parent Lock-Up Agreement” shall have the meaning set forth in Section 6.2(e).

“Parent No Approval Fee” shall have the meaning set forth in Section 7.2(e)(i).

“Parent Recommendation” shall have the meaning set forth in Section 3.9(b).

“Parent Registration Rights Agreement” shall have the meaning set forth in Section 5.13.

“Parent Registration Rights Agreement Parties” shall have the meaning set forth in Section 3.2(j).

“Parent Registration Statement” shall have the meaning set forth in Section 5.1(a).

“Parent Reporting Tail Endorsement” shall have the meaning set forth in Section 5.7(d).

“Parent Risk Management Policies” shall have the meaning set forth in Section 3.4(e).

“Parent SEC Reports” shall have the meaning set forth in Section 3.4(b)(i).

“Parent Share Issuance” shall have the meaning set forth in the Recitals.

“Parent Share Issuance Vote” shall have the meaning set forth in Section 6.1(a).

“Parent Share Plans” shall have the meaning set forth in Section 3.2(a).

“Parent Shareholder Agreement” shall mean the Shareholders’ Agreement, dated as of December 22, 1999, among Parent, Max Bermuda and certain other signatories thereto.

“Parent Shareholder Meeting” shall have the meaning set forth in Section 5.1(d).

“Parent Shareholder Proxies” shall have the meaning set forth in Section 5.1(i).

“Parent Shareholder Voting Agreement” shall have the meaning set forth in the Recitals.

“Parent Subsidiaries Name Changes” shall have the meaning set forth in Section 1.8(b).

“Parent Vesting Waiver” shall have the meaning set forth in Section 5.15.

“Parent Warrant” shall mean any warrant to purchase Parent Common Shares outstanding as of the date of this Agreement.

“Permits” shall mean permits, certifications, registrations, permissions, consents, franchises, concessions, licenses, variances, exemptions, waivers, orders, approvals and authorizations of all Governmental Entities necessary for the ownership and conduct of the business of a party or its Subsidiaries (including any insurance licenses or permissions from insurance regulatory authorities) in each of the jurisdictions in which it or its Subsidiaries currently conduct or operate its business.

“Permitted Encumbrance” shall mean (a) statutory liens securing payments not yet due, (b) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, (c) restrictions on transfer imposed by Law, (d) assets pledged or transferred to secure reinsurance or retrocession obligations, (e) ordinary-course securities lending and short-sale transactions with a recognized creditworthy counterpart, (f) investment securities held in the name of a nominee, custodian or other record owner, (g) with respect to a party, the liens, encumbrances and restrictions set forth in Section 8.13(b) of such party’s Disclosure Letter, (h) statutory deposits or (i) deposits, or the posting, of funds, investment securities or other assets in trusts or as collateral pursuant to the terms of any Policy, in the case of each of the forgoing clauses, that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

“Person” shall mean an individual, a company, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Policies” shall mean all policies, policy forms, binders, slips, treaties, certificates, insurance or reinsurance contracts or participation agreements and other agreements of insurance or reinsurance, whether individual or group (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications and certificates pertaining thereto issued by any Insurance Subsidiary.

“Post-Closing Parent Directors” shall have the meaning set forth in Section 1.5(a).

“Recommendation Withdrawal” shall have the meaning set forth in Section 5.4(b).

“Registrar” shall have the meaning set forth in Section 1.1.

“Regulatory Material Adverse Effect” shall have the meaning set forth in Section 5.3(d).

“Reinsurance Agreement” shall mean any ceded reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements to which any party’s Insurance Subsidiaries is a party or under which a party’s Insurance Subsidiary has any existing material rights, obligations or liabilities.

“Representatives” shall mean the directors, officers, employees or controlled Affiliates or any advisors, attorneys, accountants, consultants or other representatives (acting in such capacity) retained by such party or any of its controlled Affiliates.

“Requesting Party” shall have the meaning set forth in Section 5.19(a).

“Required Company Vote” shall have the meaning set forth in Section 3.10(b).

“Required Parent Vote” shall have the meaning set forth in Section 3.10(a).

“Required Shareholder Votes” shall have the meaning set forth in Section 3.10(b).

“SAP Statements” shall mean the statutory statements of a party’s Insurance Subsidiaries as filed with the insurance regulators in their respective jurisdiction of domicile for (a) U.S. domiciled Insurance Subsidiaries, for the year ended December 31, 2009, and (b) for non-U.S. domiciled Insurance Subsidiaries, for the year ended December 31, 2008.

“SEC” shall mean the United States Securities and Exchange Commission.

“Section 16 Information” shall mean information accurate in all material respects regarding the number of Company Common Shares held by each such Company Insider and expected to be exchanged for Parent Common Shares in the Amalgamation, and the number and description of the Company Stock Options or the Company Warrants held by each such Company Insider and expected to be converted into Company Converted Options or New Parent Warrants, respectively, in connection with the Amalgamation; provided that the requirement for a description of any (a) Company Stock Options shall be deemed to be satisfied if true and complete copies of the Company Share Plan, and all forms of agreements evidencing grants thereunder, under which such Company Stock Options have been granted, have been made available to Parent and (b) Company Warrants shall be deemed to be satisfied if true and complete copies of the form of Company Warrants and complete information regarding the exercise prices and issuance dates of each applicable Company Warrant have been made available to Parent.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Securityholders’ Agreement” shall mean the Securityholders’ Agreement, dated as of December 15, 2005, and amended as of November 17, 2006, among the Company and the securityholders named therein.

“Securityholders’ Agreement Termination” shall have the meaning set forth in Section 3.9(a).

“Shareholder Filing” shall have the meaning set forth in Section 5.3(a).

“Special Dividend” shall have the meaning set forth in Section 5.6.

“Stone Point Agreement” shall have the meaning set forth in Section 5.18(b).

“SSAP” shall mean statement of statutory accounting principles.

“Subsidiary” shall mean, as to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Superior Proposal” means a Takeover Proposal (with all references to “10% or more” in the definition of Takeover Proposal being deemed to be references to “more than 50%”) made in writing that is on terms that the board of directors of such party determines in good faith (after consulting with its financial advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the Takeover Proposal and the Person making the Takeover Proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation (including any conditions relating to financing, regulatory approvals or other events or conditions beyond the control of the party involving the condition) and availability of any necessary financing), is more favorable to the shareholders of such party than the transactions contemplated hereby (taking into account any written proposal to amend this Agreement by and binding upon the other party hereto which is received prior to the determination by a party’s board of directors) and which the board of directors of such party determines is reasonably likely to be consummated.

“Takeover Proposal” means any proposal or offer from any Person (other than the other party or its Subsidiaries) relating to, or that would reasonably be expected to lead to, (i) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities (including any Voting Debt) of any of a party’s Subsidiaries) or businesses that constitute 10% or more of the assets or account for 10% or more of the net income of such party and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities (including any Voting Debt) of such party, (ii) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 10% or more of any class of equity securities (including any Voting Debt) of such party or (iii) any merger, amalgamation, scheme of arrangement, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving such party or any of its Subsidiaries, in each case, pursuant to which any Person or the shareholders of any Person would own 10% or more of any class of equity securities (including any Voting Debt) of such party or of any resulting parent company of such party, in each case other than the Amalgamation.

“Tax” shall mean (a) all federal, state, county, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, recording, franchise, profits, inventory, share capital, license, withholding, payroll, employment, social security, unemployment, excise, premium, severance, stamp, documentary, occupation, windfall profits, disability, highway use, alternative or add-on minimum, property and estimated taxes, customs duties, assessments and charges of any kind whatsoever, (b) all interest, penalties, fines, surcharges, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a) above, and (c) any transferee liability in respect of any items described in clause (a) or (b) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Tax Asset” shall mean any loss, net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, or any other credit or Tax attribute that could be carried forward or carried back to reduce Taxes.

“Tax Return” shall mean any return, report or statement filed or required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, Parent or any Subsidiaries thereof.

“Taxing Authority” shall mean the IRS or any other Governmental Entity responsible for the administration of any Tax.

“Termination Fee” shall have the meaning set forth in Section 7.2(b).

“Trade Secrets” shall mean any trade secrets, confidential business and technical information, proprietary information and any other confidential information (including ideas, research and development, know-how, formulae, calculations, algorithms, models, designs, processes, business methods, customer lists and supplier lists).

“Transaction Approvals” shall have the meaning set forth in Section 3.3(c).

“Uncertificated Company Common Shares” shall have the meaning set forth in Section 2.1(a).

“Underwriting Model” shall have the meaning set forth in Section 3.17(c).

“Vesting Options” shall have the meaning set forth in Section 4.1(a)(i).

“Voting Debt” shall have the meaning set forth in Section 3.2(d).

“Willis” shall have the meaning set forth in Section 3.20(b).

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IN WITNESS WHEREOF, the Company, Parent and the Amalgamation Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

HARBOR POINT LIMITED

By:	/s/ John R. Berger
	Name:	John R. Berger
	Title:	President and Chief Executive Officer

MAX CAPITAL GROUP LTD.

By:	/s/ W. Marston Becker
	Name:	W. Marston Becker
	Title:	Chairman and Chief Executive Officer

ALTERRA HOLDINGS LIMITED

By:	/s/ Peter A. Minton
	Name:	Peter A. Minton
	Title:	President

SIGNATURES

Solely as to Section 5.7 hereof, this Agreement is hereby countersigned by the following Indemnified Persons and is directly enforceable by each such countersignatory as provided in Section 5.7(h) hereof:

EXHIBIT A

AMALGAMATION AGREEMENT

Dated as of [—], 2010

Among

MAX CAPITAL GROUP LTD.

ALTERRA HOLDINGS LIMITED

And

HARBOR POINT LIMITED

THIS AMALGAMATION AGREEMENT is dated as of [— ], 2010, AMONG:

(1) MAX CAPITAL GROUP LIMITED, a company incorporated under the laws of Bermuda having its registered office at [—], Bermuda (hereinafter called “PARENT”);

(2) ALTERRA HOLDINGS LIMITED, a company incorporated under the laws of Bermuda having its registered office at [—], Bermuda (hereinafter called “AMAL 1”); and

(3) HARBOR POINT LIMITED, a company incorporated under the laws of Bermuda having its registered office at [—], Bermuda (hereinafter called “AMAL 2”).

WHEREAS:

(A) AMAL 1 was incorporated under the laws of Bermuda pursuant to the Companies Act and is a company in good standing under the laws of Bermuda;

(B) AMAL 2 was incorporated under the laws of Bermuda pursuant to the Companies Act and is a company in good standing under the laws of Bermuda;

(C) AMAL 1, acting under the authority contained in Section 104 of the Companies Act by the written consent of its sole Member dated March [—], 2010, and AMAL 2, acting under the authority contained in Section 104 of the Companies Act by a resolution passed at a special general meeting of its Members held on [—], 2010, agreed to amalgamate upon the terms and conditions hereinafter set out;

(D) AMAL 1 has an authorised and issued share capital of $[—] consisting of [—] common shares having a par value of $1.00, all of which are validly issued and fully paid;

(E) AMAL 2 has an authorised and issued share capital of [—] consisting of [—] Company Common Shares, all of which are validly issued and fully paid; and

(F) It is desired by the parties that the said amalgamation shall be effected.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1. In this Agreement words and expressions defined in the recitals to this Agreement have, unless the context otherwise requires, the same meanings in this Agreement. Words and expressions defined in the Agreement and Plan of

Amalgamation (as defined below) and not otherwise defined in this Agreement shall have the meanings ascribed them in the Agreement and Plan of Amalgamation. Unless the context otherwise requires, the following words and expressions have the following meanings in this Agreement:

“Agreement” means this Amalgamation Agreement;

“Agreement and Plan of Amalgamation” means the Agreement and Plan of Amalgamation, dated as of March 3, 2010, among PARENT, AMAL 1 and AMAL 2 (including the Annexes and Exhibits thereto, the Parent Disclosure Letter and the Company Disclosure Letter);

“Amalgamated Company” means the company continuing from the amalgamation of the Amalgamating Companies;

“Amalgamating Companies” means AMAL 1 and AMAL 2;

“Board of Directors” shall have the meaning attributed to such term in Clause 6.

“Dissenting Holder” shall have the meaning attributed to such term in Clause 9;

“Dissenting Shares” shall have the meaning attributed to such term in Clause 9; and

“Excluded Shares” means Company Common Shares that are owned by PARENT or by any Subsidiary of PARENT immediately prior to the Effective Time.

2. AMAL 1 and AMAL 2 shall cause an application for registration of an amalgamated company to be prepared, executed and delivered to the Registrar of Companies in Bermuda as provided under Section 108 of the Companies Act on the Closing Date and shall cause the Amalgamation to become effective pursuant to the Companies Act.

The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Agreement and Plan of Amalgamation and in accordance with the Companies Act, at the Effective Time, AMAL 1 and AMAL 2 shall amalgamate and continue as a Bermuda exempted company.

The Amalgamation shall become effective upon the issuance of a Certificate of Amalgamation by the Registrar or such other time as the Certificate of Amalgamation may provide. The parties will request that the Registrar provide in the Certificate of Amalgamation that the Effective Time will be the time when the Amalgamation Application is filed with the Registrar or another time mutually agreed by the parties.

3. The name of the Amalgamated Company shall be “Alterra Holdings Limited” (that is, the present name of AMAL 1) and the registered office of the Amalgamated Company shall be [—], Bermuda.

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4. The memorandum of association of the Amalgamated Company shall be in the same form as the memorandum of association of AMAL 1.

5. The bye-laws of the Amalgamated Company shall be in the same form as the bye-laws of AMAL 1.

6. The Board of Directors of the Amalgamated Company (the “Board of Directors”) shall initially consist of not more than three (3) directors, and the first directors of the Amalgamated Company shall be the persons whose names and addresses are set out in Schedule 1 attached hereto, who shall hold office until the earlier of their resignation or removal or until their successors are elected or appointed.

7. The management and supervision of the business and affairs of the Amalgamated Company shall be under the control of the Board of Directors from time to time subject to the provisions of the Companies Act and the bye-laws of the Amalgamated Company.

8. At the Effective Time:

a.	each common share of $[—] each in the share capital of AMAL 1 that is issued and outstanding immediately prior to the Effective Time shall be converted into a common share in the capital of the Amalgamated Company having a par value of $[—];

b.	each Company Common Share that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall not be converted into the capital of the Amalgamated Company but shall instead be converted into the right to receive the Consideration, as set forth in Schedule 2 attached hereto;

c.	each Excluded Share that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Amalgamation, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof and shall cease to exist, and no payment shall be made in respect thereof; and

d.	subject to Clause 9 below, each Dissenting Share that is issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right of a holder thereof to receive the fair value of such Dissenting Share as appraised by the Supreme Court of Bermuda pursuant to Section 106 of the Companies Act.

9. Any Company Common Shares held by a person who did not vote in favor of the Amalgamation and who complies with all the provisions of the Companies Act concerning the right of holders of Company Common Shares to

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require appraisal of their Company Common Shares pursuant to Bermuda Law (any such holder, a “Dissenting Holder” and such Company Common Shares, “Dissenting Shares”) shall not be converted into the right to receive the Consideration, but shall be cancelled and converted into the right to receive the fair value thereof as appraised by the Supreme Court of Bermuda under Section 106 of the Companies Act. In the event that a Dissenting Holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal, its Company Common Shares shall be cancelled and converted as of the Effective Time into the right to receive the Consideration for each such Dissenting Share.

10. AMAL 1 and AMAL 2 agree to execute and do all such acts, deeds and things as shall or may be necessary to give effect to their respective undertakings pursuant to this Agreement.

11. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, which may be granted or withheld in the sole discretion of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

12. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

13. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of Bermuda, without giving effect to its principles or rules of conflict of laws. Each party irrevocably and unconditionally consents, agrees and submits to the exclusive jurisdiction of the Bermuda Supreme Court (and appropriate appellate courts therefrom), for the purposes of any litigation, action, suit or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

14. References to “$” in this Agreement are to the lawful currency of the United States of America.

15. The Schedules to this Agreement shall form a part hereof.

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IN WITNESS WHEREOF, PARENT, AMAL 1 and AMAL 2 have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

ALTERRA HOLDINGS LIMITED

By:
Name:
Title:

HARBOR POINT LIMITED

By:
Name:
Title:

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Schedule 1 - Board of Directors of Amalgamated Company

NAME	ADDRESS
W. Marston Becker

John Berger

Peter Minton

Schedule 2

1.	Share Conversion and Cancellation Methodology

1.1 Subject to Clauses 8 and 9 of this Agreement, at the Effective Time, by virtue of the Amalgamation and without any action on the part of the holders of any Company Common Shares, pursuant to and in accordance with the terms and conditions of the Agreement and Plan of Amalgamation:

1.1.1	each Company Common Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and converted into the right to receive for each Company Common Share 3.7769 validly issued, fully paid and non-assessable PARENT common shares, each having a par value of $1.00 (each, a “Parent Common Share”), together with any cash paid in lieu of fractional shares in accordance with Section 2.2(e) of the Agreement and Plan of Amalgamation (collectively, the “Consideration”). Upon such conversion, each Company Common Share shall be cancelled and each holder of a valid Company Certificate or Company Common Shares registered in the Company Share Register immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such Company Common Shares except the right to receive the Consideration. The Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Shares), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Shares or Company Common Shares having a record date on or following the date hereof and prior to the Effective Time, it being understood that (a) the intent of such adjustment is to provide the holders of Company Common Shares the same economic effect as contemplated by this Agreement and the Agreement and Plan of Amalgamation, prior to any such change and (b) nothing in this paragraph 1.1.1 shall be construed to permit AMAL 2 or PARENT to take any action with respect to its securities that is prohibited by the terms of this Agreement or the Agreement and Plan of Amalgamation; and

1.1.2	in consideration of the cancellation of all of the Company Common Shares (other than Dissenting Shares), prior to or at the Effective Time, PARENT shall deposit, or shall cause to be deposited, with the Exchange Agent in accordance with Article II of the Agreement and Plan of Amalgamation the Exchange Fund for the purpose of the Exchange Agent complying with the exchange procedures set forth in Section 2.2 of the Agreement and Plan of Amalgamation

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EXHIBIT B

BYE-LAWS

of

ALTERRA HOLDINGS LIMITED

i

INDEMNITY		10

31.	Indemnification of Directors and Officers of the Company	10
32.	Waiver of claim by Member	12

MEETINGS		12

33.	Notice of annual general meeting	12
34.	Notice of special general meeting	13
35.	Accidental omission of notice of general meeting	13
36.	Meeting called on requisition of Members	13
37.	Short notice	13
38.	Postponement of meetings	13
39.	Quorum for general meeting	13
40.	Adjournment of meetings	14
41.	Attendance at meetings	14
42.	Written resolutions	14
43.	Attendance of Directors	15
44.	Voting at meetings	15
45.	Voting on show of hands	15
46.	Decision of chairman	16
47.	Demand for a poll	16
48.	Seniority of joint holders voting	17
49.	Instrument of proxy	17
50.	Representation of corporations at meetings	18

SHARE CAPITAL AND SHARES		19

51.	Rights of shares	19
52.	Power to issue shares	19
53.	Variation of rights and alteration of share capital	20
54.	Registered holder of shares	21
55.	Death of a joint holder	21
56.	Share certificates	21
57.	Calls on shares	21
58.	Forfeiture of shares	21

REGISTER OF MEMBERS		22

59.	Contents of Register of Members	22
60.	Inspection of Register of Members	22
61.	Determination of record dates	22

TRANSFER OF SHARES		23

62.	Instrument of transfer	23
63.	Restriction on transfer	23

64.	Transfers by joint holders	24

TRANSMISSION OF SHARES		24

65.	Representative of deceased Member	24
66.	Registration on death or bankruptcy	24

DIVIDENDS AND OTHER DISTRIBUTIONS		24

67.	Declaration of dividends by the Board	24
68.	Other distributions	25
69.	Reserve fund	25
70.	Deduction of amounts due to the Company	25
71.	Unclaimed dividends	25
72.	Interest on dividend	25

CAPITALIZATION		25

73.	Issue of bonus shares	25

ACCOUNTS AND FINANCIAL STATEMENTS		26

74.	Records of account	26
75.	Financial year end	26
76.	Financial statements	26

AUDIT		26

77.	Appointment of Auditor	26
78.	Remuneration of Auditor	26
79.	Vacation of office of Auditor	26
80.	Access to books of the Company	27
81.	Report of the Auditor	27

NOTICES		27

82.	Notices to Members of the Company	27
83.	Notices to joint Members	27
84.	Service and delivery of notice	27

SEAL OF THE COMPANY		28

85.	The seal	28
86.	Manner in which seal is to be affixed	28

BENEFITS, PENSIONS AND INSURANCE		28

87.	Benefits	28

88.	Insurance	28
89.	Limitation on Accountability	29

WINDING UP		29

90.	Determination to liquidate	29
91.	Winding up/distribution by liquidator	29

ALTERATION OF BYE-LAWS		29

92.	Alteration of Bye-laws	29

CERTAIN SUBSIDIARIES		29

93.	Voting of Subsidiary shares	29

Schedule – Form A (Bye-law 58)	40
Schedule – Form B (Bye-law 62)	41
Schedule – Form C (Bye-law 66)	42

INTERPRETATION

1.	Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

(a) “Act” means the Companies Act 1981 as amended and replaced from time to time;

(b) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no Member of the Company shall be deemed an Affiliate of another Member solely by reason of an investment in the Company. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise;

(c) “Auditor” includes any individual or partnership;

(d) “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(e) “Business Day” means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States, are authorised or obligated by law or executive or other order to close;

(f) “Common Shares” means the common shares of the Company, initially having a par value of US$1.00 per share, and includes a fraction of a Common Share;

(g) “Company” means Alterra Holdings Limited, the company for which these Bye-laws are approved and confirmed;

(h) “Designated Subsidiary” has the meaning specified in Bye-law 93;

(i) “Dividend” includes a bonus or capitalisation issue of shares;

(j) “general meeting,” “general meeting of the Company,” “Special general meeting” and “special general meeting of the Company” each means a meeting of the Members of the Company having the right to attend and vote thereat;

(k) “Member” means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

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(l) “Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(m) “Officer” means any Person appointed by the Board to hold an office in the Company;

(n) “Person” means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, enterprise, entity or person, whether or not recognised as constituting a separate legal entity;

(o) “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(p) “Register of Members” means the Register of Members referred to in these Bye-laws;

(q) “Resident Representative” means any Person appointed to act as resident representative and includes any deputy or assistant resident representative;

(r) “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

(s) “share” means any share or any class or series of shares in the share capital of the Company, whether issued and outstanding or not, and includes a fraction of a share;

(t) “Subsidiary”, with respect to any Person, means a company, more than fifty percent (50%) of the outstanding voting shares of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or any such Person and one or more other Subsidiaries;

(u) “Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

(v) “United States” and “U.S.” each means the United States of America and any territory and political subdivision thereof;

(2) In these Bye-laws, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and vice versa;

(b) words denoting the masculine gender include the feminine gender;

(c) words importing persons include companies, associations or bodies of persons whether corporate or not;

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(d) the word:

(i)	“may” shall be construed as permissive;

(ii)	“shall” shall be construed as imperative; and

(e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5) In these Bye-laws, (i) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto, (ii) the word “Board” in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more individuals appointed by the Board, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Bye-laws, (iii) no power of delegation shall be limited by the existence of any other power of delegation and (iv) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any Person who is for the time being authorised to exercise it under Bye-laws or under another delegation of the powers.

BOARD OF DIRECTORS

2.	Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.	Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting and the business and affairs of the Company shall be so controlled by the Board. The Board also may present any petition and make any application in connection with the winding up or liquidation of the Company.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

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4.	Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.	Power to appoint manager

The Board may appoint a Person or a body of Persons to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.	Power to authorise specific actions

The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument in the name and on behalf of the Company.

7.	Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.	Power to delegate to a committee

The Board may delegate any of its powers to one or more committees appointed by the Board (and the Board may appoint alternative committee members or authorise the committee members to appoint their own alternates), which may consist partly or entirely of non-Directors. All Board committees shall conform to such directions as the Board shall impose on them; provided, that each member shall have one vote, and each committee shall have the right as it deems appropriate to retain outside advisors and experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as shall be advisable and as shall not be inconsistent with these Bye-laws regarding Board meetings or with any applicable resolution adopted by the Board. Notwithstanding the foregoing, no committee may hold a meeting within the United States. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the minute book.

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9.	Power to appoint and dismiss employees

The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.	Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.	Exercise of power to purchase shares of or discontinue the Company

(1) The Company shall have the power to purchase its own shares or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

(2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.	Election of Directors

(1) The Board shall consist of at least two (2) and no more than ten (10) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the Directors then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be three (3) Directors. Any increase in the size of the Board pursuant to this Bye-law 12(1) shall be deemed to be a vacancy and may be filled in accordance with Bye-law 16 hereof. Directors shall be elected, except in the case of a vacancy (as provided for in Bye-law 15 or 16, as the case may be), by the Members in the manner set forth in paragraph (2) of this Bye-law 12 at an annual general meeting or any special general meeting called for the purpose and who shall hold office for the term set forth in paragraph (3) of this Bye-law 12.

(2) The members of the current Board as of the adoption of these Bye-laws shall hold office until the annual general meeting held in 2013, unless they are removed from office by the Members pursuant to Bye-law 15 or their office is otherwise vacated prior to such date. All Directors shall be elected to three-year terms. Each Director shall serve until the expiration of such Director’s term or until such Director’s successor shall have been duly elected or appointed or until such Director’s office is otherwise vacated.

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13.	Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.	Alternate Directors/Observer

There shall be no alternate Directors and no Member or Director shall have a right to designate any person to attend meetings of the Board or Board Committees as a non-voting observer.

15.	Removal of Directors

(1) Subject to any provision to the contrary in these Bye-laws, Members holding a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on a resolution to remove a or such Director may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2) A vacancy on the Board created by the removal of a Director under the provisions of paragraph (1) of this Bye-law 15 may be filled by the Members holding at least 70% of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on such resolution and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye-law 16. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

16.	Other Vacancies on the Board

(1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of an increase in the size of the Board pursuant to Bye-law 12(1), the death, disability, disqualification, resignation or removal of any Director or if such Director’s office is otherwise vacated. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Bye-laws as the quorum or that there is only one continuing Director, act for the purpose of (i) filling vacancies on the Board, (ii) summoning a general meeting of the Company or circulating a proposed written resolution of the Members or (iii) preserving the assets of the Company.

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(3) The office of Director shall be deemed to be vacated if the Director:

(a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) is or becomes of unsound mind or dies;

(d) resigns his or her office by notice in writing to the Company.

17.	Notice of meetings of the Board

(1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board must be provided at least two (2) days in advance of such meeting, and must state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting unless the Directors unanimously agree to waive notice of such meeting. Notwithstanding the foregoing, shorter notice shall be valid if it is reasonable under the circumstances.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, electronic mail, facsimile or other mode of representing words in a visible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

18.	Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person.

19.	Meetings of the Board

(1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting; provided, however, that no Director may participate in any meeting of the Board while physically present in the United States.

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(3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.	Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided that no such resolution shall be valid unless the last signature of a Director is affixed outside the United States (but, notwithstanding Bye-law 19(2) hereof, a Director who is not the last Director to sign may sign a resolution in writing even though he or she is in the United States). Such resolution shall be deemed to be adopted as an act of the Board, at the place where, and at the time when, the last signature of a Director is affixed thereto.

21.	Contracts and disclosure of Directors’ interests

(1) Any Director, or any Person associated with, related to or affiliated with any Director, may act in a professional capacity for the Company and such Director or such Person shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.	Remuneration of Directors

(1) The remuneration and benefits (if any) of the Directors, including without limitation, participation in any share option or incentive plan and loans (with the general or specific consent required by Section 96 of the Act) in connection therewith, shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

(2) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

(3) The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

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23.	Other interests of Directors

A Director may be or become a director or other officer of or otherwise interested in any company or Person promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director or officer of, or from his or her interest in, such other company or Person. The Board may also cause the voting power conferred by the shares in any other company or Person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or Person, or voting or providing for the payment of remuneration to the directors or officers of such other company or Person.

OFFICERS

24.	Officers of the Company

The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. Subject to compliance with any requirement of the Act, the same individual may hold two (2) or more offices in the Company.

25.	Appointment of Officers

(1) The Board shall, as soon as possible after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

(2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

26.	Remuneration of Officers

The Officers shall receive such remuneration and benefits, including, without limitation, participation in any share option or incentive plan and loans (with the general or specific consent required by Section 96 of the Act) in connection therewith as the Board may from time to time determine.

27.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

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28.	Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and, if not, the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

30.	Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

31.	Indemnification of Directors and Officers of the Company

(1) The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 31 and 32, any person appointed to any committee by the Board) and employees and agents of the Company or any Subsidiary of the Company (each an “Indemnified Entity”) who has acted or is acting in relation to any of the affairs of an Indemnified Entity, and the liquidator or trustees (if any) who has acted or is acting in relation to any of the affairs of an Indemnified Entity, and every one of them, and their heirs, executors and administrators (each an “Indemnified Person”), shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, actions, costs, charges, losses, damages and expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which

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they or any of them, shall or may incur or sustain by or by reason of any act done, conceived in, concurred in or omitted (actual or alleged) in the conduct of the Indemnified Entity’s business or in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to an Indemnified Entity shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to an Indemnified Entity shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts and the indemnity contained in this Bye-law shall extend to any Director, Secretary or other Officer acting in any office or trust on the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect to such appointment or election, or in relation thereto, provided, that, this indemnity shall not extend to any matter prohibited by the Act.

(2) Any indemnification under this Bye-law 31, unless ordered by a court, shall be made by the Company only as authorised in the specific case upon a determination that indemnification of such Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in paragraph (1) of this Bye-law 31. Such determination shall be made (i) by the Board by a majority vote of disinterested Directors or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by a majority vote of the Members. The Company shall purchase and maintain insurance to protect itself and any Indemnified Person entitled to indemnification pursuant to this Bye-law 31, to the fullest extent permitted by law.

(3) Expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by any Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to paragraph (1) of this Bye-law 31 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law; provided, that if it is determined by either (i) a majority vote of Directors who were not parties to such action, suit or proceeding or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such Indemnified Person is entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this paragraph (3) of this Bye-law 31. Such expenses (including attorneys’ fees) incurred by agents of the Company may be paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

(4) To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

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(5) The indemnification and advancement of expenses provided in these Bye-laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(6) The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 31 shall, unless otherwise provided when authorised or ratified, continue as to an Indemnified Person who has ceased to hold the position for which such Indemnified Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such an Indemnified Person.

(7) No amendment or repeal of any provision of this Bye-law 31 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

(8) Each Member of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to an Indemnified Entity.

32.	Waiver of claim by Member

Each Member of the Company, and the Company, agrees to waive any claim or right of action he or it might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person, or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Indemnified Entity, provided, that, such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Indemnified Person.

MEETINGS

33.	Notice of annual general meeting

The annual general meeting of the Company shall be held in each year (including within the first year of incorporation) at such time and place (which shall not be in the United States) as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least five (5) days’ notice of such meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 stating the date, place (which shall not be in the United States) and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

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34.	Notice of special general meeting

The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than two (2) days’ notice to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 which shall state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting.

35.	Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.	Meeting called on requisition of Members

Subject to the terms of any class or series of shares issued by the Company and notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

37.	Short notice

Subject to the terms of any class or series of shares issued by the Company, a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

38.	Postponement of meetings

The Secretary or any Director may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 in accordance with the provisions of these Bye-laws.

39.	Quorum for general meeting

At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting shares in the Company as at the relevant record date determined pursuant to Bye-law 61 throughout the meeting shall form a quorum for the transaction of business, provided, however,

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that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues throughout the meeting, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman of the meeting which shall not be treated as part of the business of the meeting.

40.	Adjournment of meetings

The chairman of a general meeting may, with the consent of 50% of the Members present in person or by proxy at any general meeting whether or not a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws with respect to a special general meeting of the Company.

41.	Attendance at meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, provided, however, that no Member may participate in any general meeting while that Member (or, if any Member is an entity, its representative) is physically present in the United States.

42.	Written resolutions

(1) Subject to paragraph (6) of this Bye-law 42, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution or the record date determined pursuant to Bye-law 61 (if earlier) would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference

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in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. Any resolution in writing may be signed within or outside the United States; provided, that the last Member to sign the resolution must sign such resolution outside of the United States.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly; provided, that no such resolution shall be valid unless the last signature of a Member is affixed outside the United States,.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:-

(a) a resolution passed pursuant to Section 89(5) of the Act; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

43.	Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

44.	Voting at meetings

(1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

45.	Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

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46.	Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

47.	Demand for a poll

(1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:-

(a) the chairman of such meeting; or

(b) at least three Members present in person or represented by proxy; or

(c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(2) Where, in accordance with the provisions of paragraph (1) of this Bye-law 47, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in paragraph (4) of this Bye-law 47 or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(3) A poll demanded in accordance with the provisions of paragraph (1) of this Bye-law 47, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify

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the voter and the registered holder in the case of a proxy. The Board may appoint one or more inspectors to act at any general meeting where a vote is taken by a poll. Each inspector shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his, her or its ability. The inspectors shall determine the number of shares issued and outstanding and the voting power of each, by reference to the Register of Members as at the relevant record date determined pursuant to Bye-law 61, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and examine and count all ballots and determine the results of any vote. The inspector shall also hear and determine challenges and questions arising in connection with the right to vote. No Director or candidate for the office of Director shall act as an inspector. The determination and decision of the inspectors shall be final and binding.

48.	Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

49.	Instrument of proxy

(1) Every Member entitled to vote has the right to do so either in person or by one or more Persons authorised by a written proxy executed and delivered in accordance with these Bye-laws. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

(2) Any Member may appoint one or more Persons a standing proxy or (if a corporation) a standing representative by depositing at the registered office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) a written authorisation. Such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the registered office, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. A Person so authorised as a representative of a corporation shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual Member and the grantor shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if the Person so authorised is present at the meeting.

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(3) Subject to paragraph (2) of this Bye-law 49, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than 24 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

(4) Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(5) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided, that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the registered office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

(6) Subject to the Act, the Board may, or the chairman of the relevant meeting may at his or her discretion (with respect to such meeting only) waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions.

50.	Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise one or more Persons as it thinks fit to act as its representative at any meeting of the Members and the Person or Persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person or Persons represent as that corporation could exercise if it were an individual Member. Such corporation shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a Person so authorised is present at the meeting. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

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SHARE CAPITAL AND SHARES

51.	Rights of shares

(1) The share capital of the Company shall be divided into a single class of Common Shares. The Board may create classes and series of shares and may increase or decrease the number of shares of any class or series as it sees fit. The Board also may, subject to the Act and to any rights attaching to the issued and outstanding shares, cancel, redeem or purchase any shares and shares of any class or series and further terminate any class or series of shares.

(2) The holders of Common Shares shall be entitled to one vote per Common Share. However, subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board may issue non-voting Common Shares which will not entitle the holders thereof to such voting rights. The Common Shares shall entitle the holders thereof, subject to the provisions of these Bye-laws:

(a) to share equally share for share in dividends (whether payable in cash, property or securities of the Company) as the Board may from time to time declare;

(b) in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of an amalgamation, reorganisation or otherwise or upon any distribution of share capital and surplus, be entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company; and

(c) generally be entitled to enjoy all of the rights attaching to shares.

52.	Power to issue shares

(1) Subject to the provisions of these Bye-laws and to any rights attaching to issued and outstanding shares, the unissued shares (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options, warrants or other rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine (including, without limitation, such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board). The Board may issue shares as a new or existing class or series of shares.

(2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted pursuant to Sections 39A, 39B, and 39C of the Act.

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(4) The Company may from time to time do any one or more of the following things:

(i)	make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(ii)	accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

(iii)	pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(iv)	issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

53.	Variation of rights and alteration of share capital

(1) While the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued and outstanding shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(2) The Company may from time to time by resolution of the Company in general meeting alter the conditions of its Memorandum of Association by all or any of those actions listed in Section 45(1) of the Act and accordingly may change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

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54.	Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

55.	Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

56.	Share certificates

(1) Every Member shall be entitled to a share certificate under the seal of the Company (or a facsimile or representation thereof as the Board may determine) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding the foregoing and the provisions of Bye-law 87 (Manner in which seal is affixed), the Board may determine that a share certificate need not be signed on behalf of the Company.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

57.	Calls on shares

The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members.

58.	Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter

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during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

59.	Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

60.	Inspection of Register of Members

(1) The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

(2) Subject to the provisions of the Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers and the contents thereof.

61.	Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:-

(a) determining the Members entitled to receive any dividend;

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company (and the Board may determine a different record date for any adjournment or postponement thereof);

(c) determining the Members entitled to execute a resolution in writing; and

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(d) determining the number of issued and outstanding shares for or in connection with any purpose.

TRANSFER OF SHARES

62.	Instrument of transfer

(1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “B” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63.	Restriction on transfer

(1) Subject to the Act, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty days of such refusal.

(2) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

(3) The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine; provided, however, that such registration shall not be suspended for more than forty-five (45) days in any period of three hundred and sixty five (365) consecutive days.

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64.	Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

65.	Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

66.	Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “C” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

67.	Declaration of dividends by the Board

The Board may, subject to any rights or restrictions at the time lawfully attached to any class or series of shares and subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

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68.	Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

69.	Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special or general purpose.

70.	Deduction of amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

71.	Unclaimed dividends

Any dividend or distribution unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert and belong to the Company and the payment by the Board of any unclaimed dividend or distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

72.	Interest on dividend

No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

73.	Issue of bonus shares

(1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) The Company may capitalise any sum standing to the credit of a reserve account or fund or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

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ACCOUNTS AND FINANCIAL STATEMENTS

74.	Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member in its capacity as a Member shall have any right to inspect any accounting record or book or document of the Company except as conferred by the Act or as authorised by the Board.

75.	Financial year end

The financial year end of the Company may be determined by the Board and failing such resolution shall be 31st December in each year.

76.	Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

77.	Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

78.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

79.	Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board may fill the vacancy thereby created.

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80.	Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

81.	Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The generally accepted auditing standards referred to in paragraph (2) of this Bye-law 82 may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

82.	Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form. If such notice is sent by next-day courier, cable, telex, telecopier, facsimile or electronic-mail, it shall be deemed to have been given the Business Day following the sending thereof and, if by registered mail, three Business Days following the sending thereof.

83.	Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

84.	Service and delivery of notice

Subject to Bye-law 82 any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

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SEAL OF THE COMPANY

85.	The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use inside or outside Bermuda.

86.	Manner in which seal is to be affixed

Subject to Bye-law 56 (Share certificates), the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, stock certificate or other security certificate.

BENEFITS, PENSIONS AND INSURANCE

87.	Benefits

The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by share options or incentive plans and loans to acquire shares (subject to obtaining any general or specific consent under the provision of Section 96 of the Act), the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director, Officer or employee of the Company or any of its Subsidiaries or Affiliates and for any member of his or her family (including a spouse and a former spouse) or any individual who is or was dependent on him or her, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

88.	Insurance

Without prejudice to the provisions of Bye-laws 31 and 32, the Board shall have the power to purchase and maintain insurance for or for the benefit of any individuals who are or were at any time Directors, Officers or employees of the Company, or of any of its Subsidiaries or Affiliates, or who are or were at any time trustees of any pension fund in which Directors, Officers or employees of the Company or any such Subsidiary or Affiliate are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such individuals in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, Subsidiary, Affiliate or pension fund.

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89.	Limitation on Accountability

No Director or former Director shall be accountable to the Company or the Members for any remuneration or benefit provided pursuant to Bye-laws 22, 87 or 88 and the receipt of any such benefit shall not disqualify any individual from being or becoming a Director of the Company.

WINDING UP

90.	Determination to liquidate

Subject to the Act, the Company may be wound up voluntarily by resolution of the Members. However, the Board shall have the power to present any petition and make any application in connection with the winding up or liquidation of the Company.

91.	Winding up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

92.	Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution adopted by the Members.

CERTAIN SUBSIDIARIES

93.	Voting of Subsidiary shares

(1) The Board may designate any Subsidiary of the Company that is not a corporation organized under the laws of the United States or any state (or limited liability company

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organized under the law of the United States or any state that is taxable as a corporation for United States Federal income tax purposes) or that is not treated as a pass through vehicle or disregarded entity for United States federal income tax purposes (unless such disregarded entity owns, directly or indirectly, any Subsidiary organized under the laws of a jurisdiction outside the United States that is treated as a corporation for United States federal income tax purposes) as being subject to the provisions of this Bye-law 93 (any such Subsidiary that is so designated, a “Designated Subsidiary”). If the Board designates any indirect Subsidiary of the Company as a Designated Subsidiary, the Board shall also designate each intermediate Subsidiary between such Designated Subsidiary and the Company as a Designated Subsidiary.

(2) Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general or special meeting of any Designated Subsidiary, the Directors shall refer the subject matter of the vote (other than the appointment, removal and remuneration of auditors, the approval of financial statements and reports thereon, and the remuneration of Directors) to the Members and seek authority from the Members for the Company’s corporate representative or proxy to vote in favour of the resolution proposed by such Designated Subsidiary. The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in such Designated Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by such Designated Subsidiary.

(2) The Board and the Company shall ensure that the constitutional documents of each Designated Subsidiary shall effectuate or implement this Bye-law and, subject to any applicable mandatory law of the relevant jurisdiction, contain a provision substantially similar to this Bye-law. The Company may also enter into agreements with each Designated Subsidiary to effectuate or implement this Bye-law and take such other actions as are necessary to effectuate or implement this Bye-law.

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SCHEDULE – FORM A (Bye-law 58)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the      day of                     , 20     last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the      day of                     , 20     last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of          per annum computed from the said      day of                     , 20     last, on or before the      day of                     , 20     next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this      day of                 , 20

[Signature of Secretary]

By order of the Board

SCHEDULE – FORM B (BYE-LAW 62)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]

[transferor]
hereby sell assign and transfer unto	[transferee]

of	[address]

[number of shares]

shares of	[name of Company]

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

SCHEDULE – FORM C (Bye-law 66)

TRANSFER BY A PERSON BECOMING ENTITLED ON

DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this      day of                     , 20

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)

Signed by the above-named	)
[transferee]	)
in the presence of:	)

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

dated as of

[—], 2010

among

ALTERRA CAPITAL HOLDINGS LIMITED

and

SECURITYHOLDERS NAMED HEREIN

i

This AGREEMENT dated as of [—], 2010, (this “Agreement”) is made among Alterra Capital Holdings Limited, a Bermuda company (the “Company”), and the Persons (as defined below) listed on Exhibit A attached hereto.

W I T N E S S E T H

WHEREAS, the Company, Alterra Holdings Limited, a Bermuda corporation and a wholly owned subsidiary of the Company (the “Amalgamation Sub”), and Harbor Point Limited, a company organized under the laws of Bermuda (“Harbor Point”) are parties to an Agreement and Plan of Amalgamation, dated as of March 3, 2010 (the “Amalgamation Agreement”), pursuant to which the Company, Amalgamation Sub and Harbor Point agreed to effect an amalgamation (the “Amalgamation”) of the Amalgamation Sub and Harbor Point, subject to the terms and conditions set forth in the Amalgamation Agreement;

WHEREAS, as more fully described in the Amalgamation Agreement, at the Effective Time (as defined below), outstanding shares of Harbor Point capital stock shall be converted into the right to receive Company Securities (as defined below) on the terms and conditions set forth in the Amalgamation Agreement;

WHEREAS, the Company has agreed to enter into this Agreement, pursuant to which the Company has agreed to provide to the Shareholders (as defined below) certain contractual rights to have the Company Securities held by them registered under the Securities Act (as defined below) and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws;

WHEREAS, as required by the Founding Investors’ Shareholders’ Agreement (as defined below), the Founding Investors (as defined below) have prior to the date hereof consented to the terms of this Agreement; and

WHEREAS, in connection with delivering such consent, the Founding Investors agreed that the Founding Investors’ Shareholders’ Agreement would automatically terminate as of the Effective Time and, in consideration thereof, the Company agreed to provide to the Founding Investors certain contractual rights to have the Company Securities held by them registered under the Securities Act pursuant to this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controls”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” shall mean any date other than a Saturday, Sunday or other day on which banking institutions in New York or Bermuda are obligated by law or executive order to be closed.

“Bye-laws” means the Bye-laws of the Company, as amended from time to time.

“beneficially owns” shall have the meaning as defined in Rule 13d-3 of the Exchange Act.

“Common Shares” means the shares of the Company issued and outstanding or to be issued as common shares, initially having a par value $1.00 per share, and includes a fraction of a common share.

“Company Securities” means (i) the Common Shares, (ii) securities convertible into or exchangeable for Common Shares and (iii) stock appreciation rights, options, warrants (including the Warrants) or other rights to acquire Common Shares.

“Effective Time” means the effective time of the Amalgamation, as set forth in the Amalgamation Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“FINRA” means the Financial Industry Regulatory Authority.

“Founding Investors’ Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of December 22, 1999, by and among the Company, Max Bermuda Ltd. (formerly known as Max Re Ltd.), and the shareholders party thereto.

“Founding Investors” means Moore Holdings L.L.C. and Moore Global Investments LLC.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of Registrable Securities hereunder.

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“Participating Shareholders” means the Shareholders that participate in any registration of Registrable Securities pursuant to Section 2.1 or Section 2.2, including any Requesting Shareholder, and/or any Shareholder engaging in a Shelf Takedown pursuant to Section 3.2.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means a public offering of Common Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, with respect to a Shareholder, any Common Shares (i) beneficially owned by such Shareholder on the date hereof and (ii) for so long as such Shareholder is an Affiliate of the Company or such Common Shares are not otherwise eligible to be sold by such Shareholder to the public without volume limitations under Rule 144 or otherwise freely tradeable, acquired after the date hereof, including, in either case, any Common Shares issuable upon exercise of the Warrants, and any securities issued or issuable in respect of such Common Shares or by way of conversion, amalgamation, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise; provided such Common Shares shall cease to be Registrable Securities on the earliest to occur of the following: the date on which (A) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (B) solely with respect to a Shareholder that beneficially owns less than one percent (1%) of the outstanding Common Shares of the Company, such Common Shares are eligible to be sold by such Shareholder to the public without volume limitations under Rule 144 or may be otherwise be freely traded or (C) such Common Shares cease to be outstanding. No Registrable Securities are required by this Agreement to be registered under more than one registration statement at any one time.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of one counsel for any underwriters or shareholders in connection with “blue sky” qualifications of the securities registered), (iii) other than in the case of a Shelf Take Down, expenses in connection with the printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.4(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) other than in the

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case of a Shelf Take Down, reasonable fees and expenses of one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) reasonable fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any one counsel for any underwriters thereto, (x) fees and disbursements of underwriters customarily paid by issuers, but excluding any underwriting fees, discounts and commissions or transfer taxes attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or sale of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.4(m). Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts).

“Rule 144” means Rule 144 (or any successor rule) under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

“Shareholder” means each Person (other than the Company) who shall be a party to or bound by this Agreement, so long as such Person shall beneficially own any Registrable Securities.

“Shelf Registration Statement” means a Registration Statement on Form S-3 (or any successor form) providing for the resale of Registrable Securities pursuant to Rule 415 of the Securities Act (or any successor rule).

“Shelf Take Down” means a sale of Common Shares by any Shareholder pursuant to a Shelf Registration Statement.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Trident” means collectively, Trident III, L.P. and Trident III Professionals Fund, L.P.

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“Warrants” means the warrants to purchase Common Shares issued to each of Trident, The Chubb Corporation and Moore Holdings L.L.C.

(b) In addition, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Amalgamation Agreement	Preamble
Amalgamation Sub	Preamble
Company	Preamble
Damages	Section 2.5
Demand Registration	Section 2.1(a)
Harbor Point	Preamble
Indemnified Party	Section 2.7
Indemnifying Party	Section 2.7
Inspectors	Section 2.4(g)
Maximum Offering Size	Section 2.1(e)
Piggyback Registration	Section 2.2(a)
Records	Section 2.4(g)
Requesting Shareholder	Section 2.1(a)
Rights Entities	Section 4.1(a)
Shelf Registration Statement	Section 3.2(a)

ARTICLE 2.

REGISTRATION RIGHTS

Section 2.1. Demand Registration.

(a) If the Company shall receive a request from a Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof (including whether the offering is an underwritten offering), then the Company shall promptly give notice of such requested registration (each such request, a “Demand Registration”) prior to the effective date of the registration statement relating to such Demand Registration to the other Shareholders holding Registrable Securities and thereupon shall use commercially reasonable efforts to effect, as expeditiously as possible, subject to Section 2.1(e), the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2.1, and

(ii) all other Registrable Securities that any Shareholder has requested the Company to register by written request received by the Company within 10 Business Days after such Shareholder receives the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

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provided that, subject to Section 2.1(d), the Company shall not be obligated to effect more than two Demand Registrations for each of (A) Trident and its Affiliates, (B) The Chubb Corporation and its Affiliates and (C) the Founding Investors and their Affiliates;

provided further that the Company shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equal or exceed $25,000,000; and

provided further that a Shareholder’s right to include its Registrable Securities in a Demand Registration will be conditioned upon the timely provision by such Shareholder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such Demand Registration).

In no event shall the Company be required to effect more than one Demand Registration hereunder within any four-month period.

(b) Promptly after the expiration of the 10-Business Day-period referred to in Section 2.1(a)(ii), the Company will notify all Participating Shareholders of the identities of the other Participating Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Participating Shareholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request) or (ii) the Requesting Shareholder reimburses the Company for all Registration Expenses in connection with such revoked request. The Company agrees to use commercially reasonable efforts to notify the Participating Shareholders if the price for any Company Securities to be registered for sale for the account of the Company is expected to occur outside of any expected pricing range disclosed to the Participating Shareholders; provided that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.1(b)(ii) and Section 3.2(b).

(d) A Demand Registration shall not be deemed to have occurred:

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Participating Shareholders included in such registration have actually been sold thereunder or cease to

6

be Registrable Securities), except that such period shall be increased by the amount of time any Shareholder is required to discontinue disposition of such Registrable Securities as a result of any stop order, injunction or other order or requirement of the SEC or other governmental agency or court; provided, that in no circumstance will such period extend beyond the date that Registrable Securities covered included in such registration cease to be Registrable Securities; or

(ii) if the Maximum Offering Size is reduced in accordance with Section 2.1(e) such that less than 75% of the Registrable Securities of the Requesting Shareholder sought to be included in such registration are included.

(e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Participating Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities owned by the Participating Shareholders), and

(ii) second, any other securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(f) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.1 on one or more occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days in the aggregate (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholder in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.2. Piggyback Registration.

(a) Except in connection with any Demand Registration pursuant to Section 2.1 hereof, if the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Shares issuable upon exercise of employee share options or in connection with any employee benefit

7

or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice prior to the effective date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.2 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.2(b). Upon the request of any such Shareholder made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered;

provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.4(f) on the same terms and conditions as apply to the Company or the Requesting Shareholder, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company agrees to use commercially reasonable efforts to notify the Participating Shareholders if the price for any Company Securities to be registered for sale for the account of the Company is expected to occur outside of any previously publicly announced range; provided that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company.

No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.1. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.1(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

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(ii) second, all Registrable Securities requested to be included in such registration by the Participating Shareholders pursuant to this Section 2.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Participating Shareholders on the basis of the relative number of shares of Registrable Securities owned by such Participating Shareholders); and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.3. Lock-Up Agreement. In connection with each Public Offering (other than a Shelf Take Down), neither the Company nor any Shareholder shall effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning on the date that is estimated by the Company, in good faith and in writing to such Shareholder, to be the 14th day prior to the effective date of the applicable registration statement or the date of the applicable prospectus supplement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days after the effective date of the applicable prospectus or the applicable prospectus supplement.

Section 2.4. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.1 or Section 2.2, subject to the provisions of such Sections, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as reasonably practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a Shelf Registration Statement, one year (or, in each case, such shorter period in which all of the Registrable Securities of the Participating Shareholders included in such registration statement shall have actually been sold thereunder or cease to be Registrable Securities).

(b) Prior to filing a registration statement or prospectus (including any Free Writing Prospectus) or any amendment or supplement thereto, the Company shall, if requested, furnish to each Participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act or any Free Writing

9

Prospectus and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use commercially reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Participating Shareholders set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Participating Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Participating Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests in writing and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d), (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Participating Shareholder holding such Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus or a Free Writing Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

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(f) The Company shall have the right to select the underwriter or underwriters in connection with any underwritten Public Offering other than in the case of a Shelf Take Down, which shall be governed by Section 3.2(a). In connection with any Public Offering, the Company and the Participating Shareholders shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering required by this Agreement, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Participating Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.4 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is required pursuant to applicable law or regulation or judicial process. Each Participating Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Participating Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall use commercially reasonable efforts to furnish to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each such Participating Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

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(k) Each such Participating Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of any offering materials covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.4(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.4(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.4(e).

(l) The Company shall use commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

(m) With respect to offerings reasonably expected to have aggregate gross proceeds of at least $75,000,000, the Company shall use commercially reasonable efforts to support the marketing of the Registrable Securities (including participation in “road shows” and appearing before analysts and rating agencies), taking into account the Company’s business needs; it being understood by the parties to this Agreement that the phrase “taking into account the Company’s business needs” may permit the non-participation of the Company’s management in a “road show” if the requisite traveling or other demands of a “road show”, in the good faith determination of the Company, would interfere with the management of the Company’s business.

Section 2.5. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Participating Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or Free Writing Prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or based on any such untrue statement or omission or alleged untrue statement or omission so made based on and in conformity with information furnished in writing to the Company by such Shareholder or by an underwriter or on such Shareholder’s or underwriter’s behalf expressly for use therein.

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In connection with any underwritten offering pursuant to this Agreement, the Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 2.5 or otherwise on commercially reasonable terms negotiated on an arm’s length basis with such underwriters.

Section 2.6. Indemnification by Participating Shareholders. Each Participating Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus or Free Writing Prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.6. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Shareholder shall be liable under this Section 2.6 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 2.7. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which proceeding indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses;

provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

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It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.8. Contribution. If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages in accordance with its terms, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Indemnified Party on the one hand, and the Indemnifying Party on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Party on the one hand, and the Indemnifying Party on the other hand, from the offering of the Registrable Securities. If such allocation is not permitted by applicable law, there shall be an allocation in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Indemnified Party on the one hand, and the Indemnifying Party on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations.

The Company and the Participating Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8, no Participating Shareholder shall be required to contribute any amount for Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder’s obligation to contribute pursuant to this Section 2.8 is several in the proportion that the net proceeds of the offering received by such Shareholder bears to the total net proceeds of the offering received by all such Participating Shareholders and not joint.

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Section 2.9. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Participating Shareholder as may be reasonably necessary with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11. Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

ARTICLE 3.

CERTAIN COVENANTS AND AGREEMENTS

Section 3.1. Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any registration agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Shareholders included therein or (b) on terms otherwise materially more favorable than set forth in this Agreement.

Section 3.2. Shelf Take Downs.

(a) To the extent the Company is and continues to be a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act, the Company will make its existing Registration Statement on Form S-3ASR (Registration No. 333-145585) (the “Existing Shelf”) available for the resale from time to time by the Shareholders of the Registrable Securities pursuant to Rule 415 of the Securities Act (or any successor rule) until the earlier of (x) the date on which the Existing Shelf expires and (y) the date on which the Company replaces the Existing Shelf with a new automatic Shelf Registration Statement that makes available such resale of the Registrable Securities; provided, however, that the foregoing shall not affect, amend or modify any obligation of any Shareholder under any lock-up agreement with the Company. Further, the Company, to the extent the Company is and

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continues to be a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act, shall use its commercially reasonable efforts to file a new Shelf Registration Statement on or before the expiration of the Existing Shelf and to maintain the effectiveness of such new Shelf Registration Statement. If at any time the Company has registered Registrable Securities pursuant to Rule 415 of the Securities Act (or any successor rule) on a Shelf Registration Statement, any Shareholder who desires to effect a Shelf Take Down shall notify the Company. The notice shall specify the number of Registrable Securities intended to be sold by such Shareholder and the proposed underwriter(s) selected to effect such sale, which underwriter(s) must be reasonably acceptable to the Company. Upon receipt of such notice, the Company shall use commercially reasonable efforts to permit as promptly as practicable the disposition of the Registrable Securities in accordance with the intended methods thereof, including complying with the applicable provisions of Section 2.4 (including, without limitation, Section 2.4(m) relating to participation by the Company in “road shows” and other marketing); provided that the Company shall not be obligated to effect any Shelf Take Down unless the aggregate proceeds expected to be received from the sale of Registrable Securities in the Shelf Take Down equals or exceeds $25,000,000 or such lesser amount as constitutes all Registrable Securities held by the requesting Shareholder; and provided further that the Company in its sole discretion may condition the inclusion of Registrable Securities in a registration under this Section 3.2(a) upon the timely provision by such Shareholder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such registration). Notwithstanding the foregoing, the Company, in its sole discretion, may waive (which waiver may be written or verbal) the requirement for minimum aggregate proceeds of $25,000,000.

(b) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Take Down except the selling Shareholder or selling Shareholders shall be responsible for the expenses in connection with the printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, the fees and expenses of any counsel for the selling Shareholder (including any other Shareholders participating in the Shelf Take Down), and any taxes payable by Shareholders or underwriters in connection with the Shelf Take Down.

(c) Upon notice to the selling Shareholder, the Company may postpone effecting a Shelf Take Down pursuant to this Section 3.2 for any Shareholder on one or more occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 60 days in the aggregate (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the selling Shareholder in writing that effecting the Shelf Take Down would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 3.3. Certain Information. During any period when the Company is not subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, the Company agrees to provide to each Shareholder that owns Registrable Securities within 90 days

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following the end of each fiscal year of the Company an audited annual report and within 45 days following the end of each of the first three fiscal quarters of each fiscal year of the Company, an unaudited quarterly report, in each case setting forth its balance sheet as of the end of such period, its statement of income for such period and its statement of cash flows for such period; provided that the Company will be deemed to have provided such reports if the Company has filed such reports with the SEC via the EDGAR filing system (or a successor system) and such reports are publicly available. So long as the Company is subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act and so long as Registrable Securities remain outstanding, the Company will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act.

Section 3.4. Shelf Registration Statements. Notwithstanding anything else to the contrary in this Agreement, if, prior to any request for registration pursuant to Section 2.1 or Section 2.2 with respect to a Shareholder’s Registrable Securities, (a) the Company shall have filed a Shelf Registration Statement covering such Registrable Securities and (b) the Shelf Registration Statement is effective when the requesting Shareholders would otherwise make such request, the Company shall not be required to separately register any Registrable Securities in response to such request, and such request shall be deemed to be a notice under Section 3.2 that the Company cooperate in effecting a Shelf Take Down of the Registrable Securities pursuant to such Shelf Registration Statement.

ARTICLE 4.

MANAGEMENT RIGHTS

Section 4.1. Management Rights.

(a) In addition to the warranties and covenants contained in this Agreement, each Shareholder and the Company agree that from and after the date hereof, each Shareholder that is a venture capital operating company (as defined in the United States Department of Labor Regulations published at 29 C.F.R. Section 2510.3-101(d) under the Employee Retirement Income Security Act of 1974, as amended) for so long as such Shareholder continues to be a venture capital operating company (each, individually, a “VCOC Shareholder”) shall have the following contractual management rights with respect to each of the Company and its Subsidiaries (each, individually, a “Rights Entity” and, collectively, the “Rights Entities”).

(b) Upon reasonable request by any VCOC Shareholder, a representative of such VCOC Shareholder will be entitled to inspect the books and records of the Rights Entities and the facilities of the Rights Entities, and to request and receive reasonable information regarding each Rights Entity’s financial condition and operations.

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(c) Without limiting the foregoing Section 4.1(b), the Company shall deliver or cause to be delivered to each VCOC Shareholder:

(i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and the consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and the consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

(iii) to the extent a Rights Entity is required by law or pursuant to the terms of any outstanding indebtedness of such Rights Entity to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Rights Entity as soon as available.

Notwithstanding the foregoing, the Company will be deemed to have delivered such reports and other information referred to above to the VCOC Shareholders if the Company has filed such reports and other information with the SEC via the EDGAR filing system (or a successor system) and such reports and other information are publicly available within the time periods set forth in the clauses (i), (ii) and (iii) above.

(d) Notwithstanding the foregoing, each Rights Entity shall have the right to deny any VCOC Shareholder and its representatives access to any material or portion thereof as reasonably necessary to protect any critical attorney-client privilege of such Rights Entity or to preserve the confidentiality of such Rights Entity’s trade secrets. Each VCOC Shareholder agrees that it will hold in confidence any confidential information obtained by such VCOC Shareholder pursuant to the rights granted under this Section 4.1 and will require that its representatives agree to do the same.

ARTICLE 5.

MISCELLANEOUS

Section 5.1. Binding Effect; Assignability; Benefit.

(a) This Agreement shall become effective as of the Effective Time and shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns (including, for the avoidance of doubt, a Shareholder’s heirs, legal representatives, successors and assigns); provided, however, that this Agreement shall not inure to the benefit of or be binding on, or be assignable or transferable by any Shareholder to, any Person acquiring Company Securities in any Public Offering or

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pursuant to Rule 144. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof other than (i) the provisions of Section 2.5, Section 2.6, Section 2.7 and Section 2.8 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7, Section 5.8 and Section 5.11. Notwithstanding the foregoing, the contractual rights provided under Article 4 shall survive, and shall not terminate, until the date that a Shareholder ceases to beneficially own any securities of the Company.

(b) This Agreement is not intended to, and shall not, confer on any other Person any rights or remedies hereunder.

(c) Except as provided in this Section 5.1, (i) a Shareholder may not assign any rights or delegate any obligations under this Agreement without the prior written consent of the Company, and (ii) the Company may not assign any rights or delegate any obligations under this Agreement, in each case, with regard to a Shareholder without the prior written consent of such Shareholder. Any such purported assignment or delegation made in violation of the foregoing shall be null and void.

Section 5.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by facsimile upon confirmation of receipt or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

if to the Company to:

Alterra Capital Holdings Limited

Max House

2 Front Street

Hamilton, HM 11

Bermuda

Attention: [—]

Facsimile: +1 (441) 295-8800

with a copy (which shall not constitute notice) to:

Akin, Gump, Strauss, Hauer & Feld L.L.P. One Bryant Park New York, New York 10036
Attention:	Kerry E. Berchem, Esq. Jeffrey L. Kochian, Esq.
Facsimile:	+1 (212) 872-1002

and if to a Shareholder to the address set forth on the signature page or to such address that such Shareholder may subsequently notify the Company in writing.

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Section 5.3. Waiver; Amendment.

(a) Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

(b) This Agreement may not be amended except by an instrument in writing executed by the Company and Shareholders holding at least 75% of the outstanding Registrable Securities held by the parties hereto at the time of such proposed amendment or modification. In addition, any amendment or modification of any provision of this Agreement that would adversely affect a Shareholder in a manner different from any other Shareholder may be effected only with the consent of such Shareholder.

Section 5.4. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws. In furtherance of the foregoing, the parties hereby acknowledge and agree that it is their intent that the Chosen Courts (as defined below) not apply the internal affairs doctrine for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof.

Section 5.5. Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the discretion of the Chosen Courts, the parties shall be entitled to an injunction or injunctions to prevent breaches or violations of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief. Each party irrevocably and unconditionally consents, agrees and submits to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court, in each case, located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Chosen Courts. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation,

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action, suit or proceeding with respect to the subject matter hereof in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Section 5.6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.7. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature pate of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

Section 5.8. Entire Agreement. This Agreement, including Exhibit A attached hereto, constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the Founding Investors’ Shareholders’ Agreement.

Section 5.9. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to a section or subsection, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement mean Parent and each of the Shareholders, as the case may be. References to “dollars” or “$” in this Agreement are to the lawful currency of the United States of America.

Section 5.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this

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Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 5.11. Public Announcements. None of the Shareholders nor the Company shall (and none of them shall permit any of their respective subsidiaries or Affiliates to) disclose any Shareholder’s name or identity as an investor in or member of the Company in any press release or other public announcement or in any document or material filed with any governmental or regulatory authority or otherwise, without the prior written consent of such Shareholder, unless such disclosure is required by applicable law, rule, regulation or order, a governmental or regulatory authority or a court or administrative order, in which case prior to making such disclosure the disclosing party shall, to the extent permitted by applicable law, rule, regulation or order, a governmental or regulatory authority or administrative order, give written notice to each non-disclosing party describing in reasonable detail the proposed content of such disclosure and shall permit each non-disclosing party to review and comment upon the form and substance of such disclosure; provided that each Shareholder hereby permits the Company to publish and disclose in any proxy statement or prospectus (including any document or schedule filed with the SEC) or any other regulatory filings in connection with the Amalgamation Agreement such Shareholder’s identity and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

MOORE GLOBAL INVESTMENTS LLC

By:
Name:
Title:

Address: [—]

MOORE HOLDINGS, L.L.C.

By:
Name:
Title:

Address: [—]

THE CHUBB CORPORATION

By:
Name:
Title:

Address: [—]

TRIDENT III PROFESSIONALS FUND, L.P.

By:
Name:
Title:

Address: [—]

TRIDENT III, L.P.

By:
Name:
Title:

Address: [—]

EXHIBIT A

List of Shareholders party to Registration Rights Agreement as of [—], 2010

Moore Global Investments LLC

Moore Holdings, L.L.C.

The Chubb Corporation

Trident III Professionals Fund, L.P.

Trident III, L.P.

EXHIBIT D-1

FORM OF NEW PARENT WARRANT – INVESTOR

ALTERRA CAPITAL HOLDINGS LIMITED

WARRANT FOR THE PURCHASE OF VOTING COMMON SHARES

OF ALTERRA CAPITAL HOLDINGS LIMITED

No. W-[—]	Warrant to Purchase [—] Shares

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES CANNOT BE OFFERED, TRANSFERRED OR SOLD, AND NO REGISTRATION OF TRANSFER OF THIS WARRANT OR SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS IN EFFECT WITH RESPECT TO THIS WARRANT AND SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR A WRITTEN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED, AND (II) THE TRANSFEREE IS APPROVED BY APPLICABLE REGULATORY AUTHORITIES, IF SUCH APPROVAL IS REQUIRED.

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE ALSO SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE BYE-LAWS OF THE COMPANY.

This warrant (this “Warrant”) is being issued in consideration for the surrender by the Holder (as defined below) of that certain Series A Warrant No. [—] for the purchase of Class A voting common shares of Harbor Point (as defined below), issued by Harbor Point in favor of the Holder and dated as of [—], 200[5] (the “Old Warrant”). The Old Warrant is being surrendered in exchange for this Warrant in order to provide a warrant that states that the Warrant shall be exercisable for Common Stock (as defined below) rather than Class A voting common shares of Harbor Point, the current number of shares of Common Stock for which this Warrant may be exercised, which number became fixed pursuant to the terms of the Old

Warrant at the close of business on the business day immediately preceding the date of consummation of an Initial Public Offering (as defined in the Old Warrant), which the parties agree shall be deemed to have occurred upon the consummation of the amalgamation contemplated by the Agreement and Plan of Amalgamation (as defined below), and that reflects other changes in connection with the Initial Public Offering.

FOR VALUE RECEIVED, Alterra Capital Holdings Limited, a Bermuda exempted company (the “Company”), hereby certifies that [—], and his/her successors or assigns (the “Holder”) is entitled, subject to the terms herein, to purchase [—] fully paid-up shares of Common Stock (the “Warrant Shares”), at a purchase price per Warrant Share equal to the Exercise Price (as defined below). The number of Warrant Shares to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. All amounts set forth herein are in U.S. dollars.

1. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the United States Securities and Exchange Act of 1934, as amended.

“Agreement and Plan of Amalgamation” means the Agreement and Plan of Amalgamation, dated as of March 3, 2010, by and among Harbor Point, the Company and Alterra Holdings Limited.

“Board of Directors” means the Board of Directors of the Company.

“Bye-Laws” means the Bye-Laws of the Company, as amended from time to time.

“Common Stock” means the voting common shares, par value $1.00 per share, of the Company.

“Exercise Price” means $[—] per Warrant Share, subject to adjustment as provided herein.

“Expiration Date” means [—].

“Harbor Point” means Harbor Point Limited, a Bermuda company.

“Harbor Point Warrants” means (i) this Warrant and (ii) each other warrant to purchase Common Stock issued in connection with the Agreement and Plan

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of Amalgamation in respect of warrants of Harbor Point formerly exercisable for Class A voting common shares, par value $1.00 per share, of Harbor Point that were outstanding at the close of business on the day immediately preceding the date of consummation of the transactions contemplated by the Agreement and Plan of Amalgamation.

“Pre-existing Company Warrants” mean the warrants of the Company (other than any Harbor Point Warrants) exercisable for Common Stock outstanding on the date hereof.

2. Exercise of Warrant.

(a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, prior to the Expiration Date. To exercise this Warrant, the Holder shall deliver to the Company this Warrant certificate, including the Warrant Exercise Subscription Form attached hereto duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, (i) the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the register of members of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder and (ii) in the case of a partial exercise of this Warrant, a new warrant (with terms and conditions identical to this Warrant except with respect to the number of Warrant Shares), representing the shares of Common Stock with respect to which this Warrant has not been exercised (taking into account any cashless exercise pursuant to Section 2(d) of this Warrant) shall be issued to the Holder as soon as practicable following such exercise.

(b) Subject to Section 2(d) below, the Exercise Price may be paid in cash or by certified or official bank check or bank cashier’s check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(c) Upon surrender of this Warrant certificate in conformity with the provisions hereunder, the Company shall transfer to the Holder appropriate evidence of ownership of the Warrant Shares and any other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities

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or property (including any money) to the person or persons entitled to receive the same, including, if applicable, an amount in cash in lieu of any fraction of a share as provided in Section 3 below.

(d) In lieu of making the cash payment required to exercise this Warrant described in Section 2(b), the Holder may elect to (i) deliver as payment, in whole or in part of the Exercise Price, shares of Common Stock having a value calculated by reference to the Daily Price (as defined in Section 6(f)) on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to Section 2(a) equal to or in excess of the applicable portion of the Exercise Price for the Warrant Shares subject to such exercise or (ii) instruct the Company to issue to the Holder the number of Warrant Shares equal to the result obtained by (A) subtracting the Exercise Price from the Daily Price, (B) multiplying the difference by the number of Warrant Shares for which this Warrant is being exercised, and (C) dividing the product by the Daily Price as set forth in the following equation:

X	=	(A - B) x C where:
A

X	=	the number of Warrant Shares issuable upon exercise pursuant to this Section 2(d)(ii).

A	=	the Daily Price on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to Section 2(a).

B	=	the Exercise Price.

C	=	the number of Warrant Shares for which this Warrant is being exercised.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issued upon exercise pursuant to Section 2(d)(ii). In connection with any exercise pursuant to Section 2(d)(ii), immediately following such exercise, the number of shares of Common Stock for which this Warrant shall be exercisable shall be equal to (1) the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such exercise, minus (2) the number of shares of Common Stock for which this Warrant was exercised. For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired and paid the full purchase price therefor by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date to the extent permitted by Rule 144.

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(e) Any issue of Common Stock pursuant to this Warrant shall be made pursuant to applicable Bermuda law and the Company may effect such an issue of Common Stock in any manner permitted under Bermuda law. Notwithstanding any provision of this Warrant to the contrary, no Common Stock shall be issued by the Company without the Company first receiving payment in an amount at least equivalent to the par value of such Common Stock.

3. No Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon the exercise of this Warrant. If any fractional interest in a Warrant Share would be deliverable upon the exercise of this Warrant in whole or in part, the Company, in lieu of delivering any such fractional share, shall pay an amount in cash equal to the Current Market Price per Common Share (as defined in Section 6(f)) at the date of exercise multiplied by the fraction of the Warrant Share that would otherwise have been issued hereunder. The Company agrees that it will not change the par value of Common Stock from par value $1.00 per share to any higher par value that exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

4. Reservation of Shares. The Company agrees that it will at all times reserve for issue and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock, sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued and fully paid-up, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, except to the extent set forth in the Bye-Laws.

5. Transfer Restrictions.

(a) Legend on Warrants. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act or would be tradable absent registration in accordance with Rule 144, shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES

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CANNOT BE OFFERED, TRANSFERRED OR SOLD UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS IN EFFECT WITH RESPECT TO SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR A WRITTEN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) THE TRANSFEREE IS APPROVED BY APPLICABLE REGULATORY AUTHORITIES, IF SUCH APPROVAL IS REQUIRED. THESE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFERS, VOTING AND OTHER MATTERS AS SET FORTH IN THE COMPANY’S BYE-LAWS”

(b) Notwithstanding the foregoing, in the event that the laws of any jurisdiction to which the Holder, or any Affiliate of the Holder, is subject, make it illegal for such entity to hold this Warrant or the Warrant Shares, the Company shall use its reasonable best efforts to facilitate, and shall not unreasonably withhold its permission to allow for, the transfer, sale or assignment of this Warrant and/or the Warrant Shares.

6. Anti-Dilution Provisions.

(a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of shares of Common Stock (including any such reclassification in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to Section 6(i), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified) which, if this Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, amalgamation, scheme of arrangement or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

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(b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (i) upon exercise of any Pre-existing Company Warrant, (ii) upon exercise of any Harbor Point Warrant, (iii) pursuant to the Company’s stock incentive and stock purchase plans or pursuant to any similar equity compensation arrangement, program or plan of the Company approved by the Board of Directors or (iv) upon exercise or conversion of any security the issue of which previously caused an adjustment under paragraphs (c) or (d) hereof) without consideration or for a consideration per share less than the Current Market Price Per Common Share immediately preceding such issue or sale or immediately preceding the announcement thereof, if earlier, the Exercise Price to be in effect after such issue or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issue or sale or immediately preceding the announcement thereof, if earlier, as the case may be, by a fraction, (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issue or sale multiplied by the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be, and (y) the aggregate consideration, if any, to be received by the Company upon such issue or sale, and (B) the denominator of which shall be the product of the number of shares of Common Stock outstanding immediately after such issue or sale and the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors in good faith; provided, that if the Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value with the cost to be borne by the Company. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a reasonable description of the consideration and the fair market value thereof, as determined by the Board of Directors.

(c) In case the Company shall fix a record date for the issue of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or

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securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date or immediately preceding the announcement thereof, if earlier, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph (b) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable, if any, by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that any such rights, options, warrants or convertible securities are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed with respect to any rights, options, warrants or convertible securities so unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

(d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause (b)(iii) above) or warrants (other than warrants described in clause (b)(i) or (b)(ii) above) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share immediately preceding such issue of rights, options, warrants or convertible securities or immediately preceding the announcement thereof, if earlier, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issue, and the Exercise Price shall be adjusted pursuant to paragraph (b)

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hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid, if any, for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued with respect to any rights, options, warrants or convertible securities unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph (d) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

(e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity of evidences of indebtedness, assets (including cash) or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to paragraph (a) or (c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date or immediately preceding the announcement thereof, by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market

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Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(f) For the purpose of any computation under this Section 6, on any determination date, the “Current Market Price Per Common Share” shall mean the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of Common Stock for the 20 consecutive trading days immediately prior to such date. “Daily Price” means (A) if the shares of Common Stock are then listed and traded on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the last reported sale price on such day on the NASDAQ Global Select Market; (B) if the shares of Common Stock are then not listed and traded on the NASDAQ, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; or (C) if the shares of such class of Common Stock are then not listed and traded on a national securities exchange, the last reported sale price on such day on a nationally or regionally recognized automated quotation system. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as reasonably determined by the Board of Directors. If the Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Holder. For purposes of any computation under this Section 6, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one-quarter of one percent in such price; provided, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner. All calculations under this Section 6 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be. Notwithstanding anything to the contrary, if any adjustment pursuant to this Section 6 would result in an exercise price of less than zero, then the Exercise Price shall be zero.

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(h) In the event that, at any time as a result of the provisions of this Section 6, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(i) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 6, the number of Warrant Shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by (i) multiplying the number of Warrant Shares covered by this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(j) Notwithstanding anything to the contrary contained herein, no adjustment in the Exercise Price or number of Warrant Shares for which this Warrant is exercisable shall be made to the extent that such adjustment would cause this Warrant to become subject to Section 409A of the Internal Revenue Code and the rules and regulations promulgated thereunder without the consent of the holder hereof. Any adjustments which by reason of this paragraph are not made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner, subject, in each case, to the first sentence of this Section 6(j).

(k) Not less than twenty nor more than thirty days prior to the record date of any action which requires an adjustment pursuant to this Section 6 (without giving effect to Section 6(j)), the Company shall file in the custody of the secretary of the Company at its principal executive office an officer’s certificate signed by the chairman, president or chief financial officer of the Company showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the computation of such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, promptly after such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

(l) The Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to Section 6(e) otherwise required, on the date of exercise of this Warrant, the evidences of indebtedness, assets (including

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cash) or other property which such Holder would have been entitled to receive if it had exercised this Warrant for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this paragraph (l) by written notice to the Company within fourteen days of its receipt of the certificate of adjustment required pursuant to paragraph (k) above to be delivered by the Company in connection with such distribution.

7. Consolidation, Amalgamation, Scheme of Arrangement or Sale of Assets. In case of any consolidation or amalgamation of the Company with any other person, by any means whatsoever (other than a consolidation or amalgamation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any scheme of arrangement involving the Company, or any sale or transfer of all or substantially of the assets of the Company or of the person formed by any consolidation, amalgamation or scheme of arrangement or which acquired all or substantially all of the assets of the Company (or any successor thereto) (in each case, a “Transaction”), (A) the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such Transaction, if any, assuming (i) such holder of Common Stock is not a person with which the Company consolidated or amalgamated or to which such sale or transfer was made, as the case may be (“constituent person”), or an Affiliate of a constituent person and (ii) in the case of a Transaction which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares) and (B) appropriate adjustments shall be made to the Exercise Price such that the aggregate of the Exercise Prices for unexercised Warrant Shares as of immediately following the consummation of such Transaction shall in no event be greater than the aggregate of the Exercise Prices for such Warrant Shares as of immediately prior to the consummation of such Transaction. Adjustments for events subsequent to the effective date of such Transaction shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation, bye-laws or other constituent documents of the resulting or surviving

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corporation, in any agreement, plan, scheme of arrangement or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The Company shall give, or cause to be given, written notice to the Holder at least twenty (20) days (x) prior to the date on which the Company fixes a record date for determining rights to vote with respect to any Transaction, dissolution or liquidation and (y) prior to the date on which any Transaction shall take place. The provisions of this Section 7 shall similarly apply to successive Transactions.

8. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

9. Notices. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

[—]

If to the Holder:

to address set forth on the signature page hereto

Each such notice, demand or delivery shall be effective (i) if given by facsimile, when receipt acknowledged or (ii) if given by any other means, when received at the address specified herein.

10. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

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11. Undertaking by the Company. The Company undertakes that it shall seek all necessary regulatory approvals (including, without limiting the generality of the foregoing, the approval of the Bermuda Monetary Authority (Controller of Foreign Exchange)) prior to the issue of Warrant Shares as soon as practicable following any exercise of this Warrant pursuant to this Warrant certificate.

12. Governing Law. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF BERMUDA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

13. Amendments; Waivers. Any provision of this Warrant certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14. Partial Exercises. If this Warrant is exercised in part, but not in whole, the Company shall promptly deliver at its own cost and expense a Warrant reflecting the Holder’s remaining Warrant Shares.

[EXECUTION PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed and attested by its duly authorized officers and to be dated as of [—], 2010.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

Attest:

HOLDER ADDRESS INFORMATION Phone: [—] Fax: [—]

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WARRANT EXERCISE SUBSCRIPTION FORM

To:	ALTERRA CAPITAL HOLDINGS LIMITED

The undersigned irrevocably exercises the Warrant for the purchase of voting common shares, par value $1.00 per share, of Alterra Capital Holdings Limited, at $             per Warrant Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $             (such payment being made in cash or by certified or official bank or bank cashier’s check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto. Capitalized terms used but not defined herein shall have the meanings respectively ascribed thereto in the Warrant.

-OR-

The undersigned irrevocably exercises the Warrant for the purchase of              Warrant Shares at $             per share (the Exercise Price currently in effect pursuant to the Warrant) (such payment being made by delivering that number of shares of Common Stock having an aggregate value calculated by reference to the aggregate Daily Price on the date immediately before delivery of this Warrant Exercise Subscription Form equal to or in excess of the aggregate Exercise Price for the Warrant Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto.

-OR-

The undersigned irrevocably exercises the Warrant for the purchase of Warrant Shares at $             per Warrant Share (the Exercise Price currently in effect pursuant to the Warrant) (provided that in lieu of payment of $            , the undersigned will receive a number of Warrant Shares reduced by a number of Warrant Shares having an aggregate value calculated by reference to the aggregate Daily Price on the date immediately before delivery of this Warrant Exercise Subscription Form equal to the aggregate Exercise Price for the Warrant Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto.

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-OR-

The undersigned irrevocably exercises the Warrant for the purchase of              Warrant Shares at $             per Warrant Share (the Exercise Price currently in effect pursuant to the Warrant), and (i) herewith makes payment of $             of the aggregate Exercise Price for the Warrant Shares in cash, certified or official bank or bank cashier’s check (or a combination of cash and check), (ii) herewith delivers as payment of $             that number of shares of Common Stock having an aggregate value calculated by reference to the aggregate Daily Price on the date immediately before delivery of this Warrant Exercise Subscription Form equal to or in excess of the aggregate Exercise Price for the Warrant Shares and (iii) herewith delivers as payment of $             of the aggregate Exercise Price that number of Warrant Shares having an aggregate value calculated by reference to the aggregate Daily Price equal to or in excess of such portion of the aggregate Exercise Price for the Warrant Shares, all on the terms and conditions specified in the Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:

(Signature of Owner)

(Address)

(Address)

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Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

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WARRANT ASSIGNMENT FORM

Dated

FOR VALUE RECEIVED,	hereby sells,

assigns and transfers unto		(the “Assignee”),
(please type or print in block letters)

(insert address)

its right to purchase an aggregate number of fully paid and non-assessable voting common shares, par value $1.00 per share, of Alterra Capital Holdings Limited, as represented by this Warrant and does hereby irrevocably constitute and appoint                     , to transfer the same on the books of the Company, with full power of substitution and resubstitution in the premises. Capitalized terms used but not defined herein shall have the meanings respectively ascribed thereto in this Warrant.

Signature:

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EXHIBIT D-2

FORM OF NEW PARENT WARRANT – EMPLOYEE

ALTERRA CAPITAL HOLDINGS LIMITED

WARRANT FOR THE PURCHASE OF VOTING COMMON SHARES

OF ALTERRA CAPITAL HOLDINGS LIMITED

No. W-[—]	Warrant to Purchase [—] Shares

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES CANNOT BE OFFERED, TRANSFERRED OR SOLD, AND NO REGISTRATION OF TRANSFER OF THIS WARRANT OR SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS IN EFFECT WITH RESPECT TO THIS WARRANT AND SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR A WRITTEN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED, AND (II) THE TRANSFEREE IS APPROVED BY APPLICABLE REGULATORY AUTHORITIES, IF SUCH APPROVAL IS REQUIRED.

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE ALSO SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE BYE-LAWS OF THE COMPANY.

This warrant (this “Warrant”) is being issued in consideration for the surrender by the Holder (as defined below) of that certain Series A Warrant No. [—] for the purchase of Class A voting common shares of Harbor Point (as defined below), issued by Harbor Point in favor of the Holder and dated as of [—], 200[5] (the “Old Warrant”). The Old Warrant is being surrendered in exchange for this Warrant in order to provide a warrant that states that this Warrant shall be exercisable for Common Stock (as defined below) rather than Class A voting common shares of Harbor Point, the current number of shares of Common Stock for which this Warrant may be exercised, which number became fixed pursuant to the terms of the Old

Warrant at the close of business on the business day immediately preceding the date of consummation of an Initial Public Offering (as defined in the Old Warrant), which the parties agree shall be deemed to have occurred upon the consummation of the amalgamation contemplated by the Agreement and Plan of Amalgamation (as defined below), and that reflects other changes in connection with the Initial Public Offering.

FOR VALUE RECEIVED, Alterra Capital Holdings Limited, a Bermuda exempted company (the “Company”), hereby certifies that [—], and his/her successors or assigns (the “Holder”) is entitled, subject to the terms herein, to purchase [—] fully paid-up shares of Common Stock (the “Warrant Shares”), at a purchase price per Warrant Share equal to the Exercise Price (as defined below). The number of Warrant Shares to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. All amounts set forth herein are in U.S. dollars.

1. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the United States Securities and Exchange Act of 1934, as amended.

“Agreement and Plan of Amalgamation” means the Agreement and Plan of Amalgamation, dated as of March 3, 2010, by and among Harbor Point, the Company and Alterra Holdings Limited.

“Board of Directors” means the Board of Directors of the Company.

“Bye-Laws” means the Bye-Laws of the Company, as amended from time to time.

“Common Stock” means the voting common shares, par value $1.00 per share, of the Company.

“Exercise Price” means $[—] per Warrant Share, subject to adjustment as provided herein.

“Expiration Date” means [—].

“Harbor Point” means Harbor Point Limited, a Bermuda company.

“Harbor Point Warrants” means (i) this Warrant and (ii) each other warrant to purchase Common Stock issued in connection with the Agreement and Plan

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of Amalgamation in respect of warrants of Harbor Point formerly exercisable for Class A voting common shares, par value $1.00 per share, of Harbor Point that were outstanding at the close of business on the day immediately preceding the date of consummation of the transactions contemplated by the Agreement and Plan of Amalgamation.

“Pre-existing Company Warrants” mean the warrants of the Company (other than any Harbor Point Warrants) exercisable for Common Stock outstanding on the date hereof.

2. Exercise of Warrant.

(a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, prior to the Expiration Date. To exercise this Warrant, the Holder shall deliver to the Company this Warrant certificate, including the Warrant Exercise Subscription Form attached hereto duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, (i) the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the register of members of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder and (ii) in the case of a partial exercise of this Warrant, a new warrant (with terms and conditions identical to this Warrant except with respect to the number of Warrant Shares), representing the shares of Common Stock with respect to which this Warrant has not been exercised (taking into account any cashless exercise pursuant to Section 2(d) of this Warrant) shall be issued to the Holder as soon as practicable following such exercise.

(b) Subject to Section 2(d) below, the Exercise Price may be paid in cash or by certified or official bank check or bank cashier’s check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(c) Upon surrender of this Warrant certificate in conformity with the provisions hereunder, the Company shall transfer to the Holder appropriate evidence of ownership of the Warrant Shares and any other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities

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or property (including any money) to the person or persons entitled to receive the same, including, if applicable, an amount in cash in lieu of any fraction of a share as provided in Section 3 below.

(d) In lieu of making the cash payment required to exercise this Warrant described in Section 2(b), the Holder may elect to (i) deliver as payment, in whole or in part of the Exercise Price, shares of Common Stock having a value calculated by reference to the Daily Price (as defined in Section 6(f)) on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to Section 2(a) equal to or in excess of the applicable portion of the Exercise Price for the Warrant Shares subject to such exercise or (ii) instruct the Company to issue to the Holder the number of Warrant Shares equal to the result obtained by (A) subtracting the Exercise Price from the Daily Price, (B) multiplying the difference by the number of Warrant Shares for which this Warrant is being exercised, and (C) dividing the product by the Daily Price as set forth in the following equation:

X	=	(A - B) x C where:
A

X	=	the number of Warrant Shares issuable upon exercise pursuant to this Section 2(d)(ii).

A	=	the Daily Price on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to Section 2(a).

B	=	the Exercise Price.

C	=	the number of Warrant Shares for which this Warrant is being exercised.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issued upon exercise pursuant to Section 2(d)(ii). In connection with any exercise pursuant to Section 2(d)(ii), immediately following such exercise, the number of shares of Common Stock for which this Warrant shall be exercisable shall be equal to (1) the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such exercise, minus (2) the number of shares of Common Stock for which this Warrant was exercised. For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired and paid the full purchase price therefor by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date to the extent permitted by Rule 144.

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(e) Any issue of Common Stock pursuant to this Warrant shall be made pursuant to applicable Bermuda law and the Company may effect such an issue of Common Stock in any manner permitted under Bermuda law. Notwithstanding any provision of this Warrant to the contrary, no Common Stock shall be issued by the Company without the Company first receiving payment in an amount at least equivalent to the par value of such Common Stock.

3. No Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon the exercise of this Warrant. If any fractional interest in a Warrant Share would be deliverable upon the exercise of this Warrant in whole or in part, the Company, in lieu of delivering any such fractional share, shall pay an amount in cash equal to the Current Market Price per Common Share (as defined in Section 6(f)) at the date of exercise multiplied by the fraction of the Warrant Share that would otherwise have been issued hereunder. The Company agrees that it will not change the par value of Common Stock from par value $1.00 per share to any higher par value that exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

4. Reservation of Shares. The Company agrees that it will at all times reserve for issue and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock, sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued and fully paid-up, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, except to the extent set forth in the Bye-Laws.

5. Transfer Restrictions.

(a) Legend on Warrants. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act or would be tradable absent registration in accordance with Rule 144, shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES

5

CANNOT BE OFFERED, TRANSFERRED OR SOLD UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS IN EFFECT WITH RESPECT TO SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR A WRITTEN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) THE TRANSFEREE IS APPROVED BY APPLICABLE REGULATORY AUTHORITIES, IF SUCH APPROVAL IS REQUIRED. THESE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFERS, VOTING AND OTHER MATTERS AS SET FORTH IN THE COMPANY’S BYE-LAWS”

(b) Notwithstanding the foregoing, in the event that the laws of any jurisdiction to which the Holder, or any Affiliate of the Holder, is subject, make it illegal for such entity to hold this Warrant or the Warrant Shares, the Company shall use its reasonable best efforts to facilitate, and shall not unreasonably withhold its permission to allow for, the transfer, sale or assignment of this Warrant and/or the Warrant Shares.

6. Anti-Dilution Provisions.

(a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of shares of Common Stock (including any such reclassification in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to Section 6(i), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified) which, if this Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, amalgamation, scheme of arrangement or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

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(b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (i) upon exercise of any Pre-existing Company Warrant, (ii) upon exercise of any Harbor Point Warrant, (iii) pursuant to the Company’s stock incentive and stock purchase plans or pursuant to any similar equity compensation arrangement, program or plan of the Company approved by the Board of Directors or (iv) upon exercise or conversion of any security the issue of which previously caused an adjustment under paragraphs (c) or (d) hereof) without consideration or for a consideration per share less than the Current Market Price Per Common Share immediately preceding such issue or sale or immediately preceding the announcement thereof, if earlier, the Exercise Price to be in effect after such issue or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issue or sale or immediately preceding the announcement thereof, if earlier, as the case may be, by a fraction, (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issue or sale multiplied by the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be, and (y) the aggregate consideration, if any, to be received by the Company upon such issue or sale, and (B) the denominator of which shall be the product of the number of shares of Common Stock outstanding immediately after such issue or sale and the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors in good faith; provided, that if the Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value with the cost to be borne by the Company. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a reasonable description of the consideration and the fair market value thereof, as determined by the Board of Directors.

(c) In case the Company shall fix a record date for the issue of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or

7

securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date or immediately preceding the announcement thereof, if earlier, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph (b) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable, if any, by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that any such rights, options, warrants or convertible securities are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed with respect to any rights, options, warrants or convertible securities so unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

(d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause (b)(iii) above) or warrants (other than warrants described in clause (b)(i) or (b)(ii) above) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share immediately preceding such issue of rights, options, warrants or convertible securities or immediately preceding the announcement thereof, if earlier, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issue, and the Exercise Price shall be adjusted pursuant to paragraph (b)

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hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid, if any, for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued with respect to any rights, options, warrants or convertible securities unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph (d) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

(e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity of evidences of indebtedness, assets (including cash) or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to paragraph (a) or (c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date or immediately preceding the announcement thereof, by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market

9

Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(f) For the purpose of any computation under this Section 6, on any determination date, the “Current Market Price Per Common Share” shall mean the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of Common Stock for the 20 consecutive trading days immediately prior to such date. “Daily Price” means (A) if the shares of Common Stock are then listed and traded on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the last reported sale price on such day on the NASDAQ Global Select Market; (B) if the shares of Common Stock are then not listed and traded on the NASDAQ, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; or (C) if the shares of such class of Common Stock are then not listed and traded on a national securities exchange, the last reported sale price on such day on a nationally or regionally recognized automated quotation system. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as reasonably determined by the Board of Directors. If the Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Holder. For purposes of any computation under this Section 6, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one-quarter of one percent in such price; provided, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner. All calculations under this Section 6 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be. Notwithstanding anything to the contrary, if any adjustment pursuant to this Section 6 would result in an exercise price of less than zero, then the Exercise Price shall be zero.

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(h) In the event that, at any time as a result of the provisions of this Section 6, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(i) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 6, the number of Warrant Shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by (i) multiplying the number of Warrant Shares covered by this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(j) Notwithstanding anything to the contrary contained herein, no adjustment in the Exercise Price or number of Warrant Shares for which this Warrant is exercisable shall be made to the extent that such adjustment would cause this Warrant to become subject to Section 409A of the Internal Revenue Code and the rules and regulations promulgated thereunder without the consent of the holder hereof. Any adjustments which by reason of this paragraph are not made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner, subject, in each case, to the first sentence of this Section 6(j).

(k) Not less than twenty nor more than thirty days prior to the record date of any action which requires an adjustment pursuant to this Section 6 (without giving effect to Section 6(j)), the Company shall file in the custody of the secretary of the Company at its principal executive office an officer’s certificate signed by the chairman, president or chief financial officer of the Company showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the computation of such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, promptly after such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

(l) Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to receive, in lieu of the adjustment pursuant to Section 6(e) otherwise required, on the date of exercise of this Warrant, the

11

evidences of indebtedness, assets (including cash) or other property which such Holder would have been entitled to receive if it had exercised this Warrant for shares of Common Stock immediately prior to the record date with respect to such distribution.

7. Consolidation, Amalgamation, Scheme of Arrangement or Sale of Assets. In case of any consolidation or amalgamation of the Company with any other person, by any means whatsoever (other than a consolidation or amalgamation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any scheme of arrangement involving the Company, or any sale or transfer of all or substantially of the assets of the Company or of the person formed by any consolidation, amalgamation or scheme of arrangement or which acquired all or substantially all of the assets of the Company (or any successor thereto) (in each case, a “Transaction”), (A) the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such Transaction, if any, assuming (i) such holder of Common Stock is not a person with which the Company consolidated or amalgamated or to which such sale or transfer was made, as the case may be (“constituent person”), or an Affiliate of a constituent person and (ii) in the case of a Transaction which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares) and (B) appropriate adjustments shall be made to the Exercise Price such that the aggregate of the Exercise Prices for unexercised Warrant Shares as of immediately following the consummation of such Transaction shall in no event be greater than the aggregate of the Exercise Prices for such Warrant Shares as of immediately prior to the consummation of such Transaction. Adjustments for events subsequent to the effective date of such Transaction shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation, bye-laws or other constituent documents of the resulting or surviving corporation, in any agreement, plan, scheme of arrangement or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation

12

shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The Company shall give, or cause to be given, written notice to the Holder at least twenty (20) days (x) prior to the date on which the Company fixes a record date for determining rights to vote with respect to any Transaction, dissolution or liquidation and (y) prior to the date on which any Transaction shall take place. The provisions of this Section 7 shall similarly apply to successive Transactions.

8. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

9. Notices. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

[—]

If to the Holder:

to address set forth on the signature page hereto

Each such notice, demand or delivery shall be effective (i) if given by facsimile, when receipt acknowledged or (ii) if given by any other means, when received at the address specified herein.

10. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

11. Undertaking by the Company. The Company undertakes that it shall seek all necessary regulatory approvals (including, without limiting the generality of the foregoing, the approval of the Bermuda Monetary Authority (Controller of Foreign Exchange)) prior to the issue of Warrant Shares as soon as practicable following any exercise of this Warrant pursuant to this Warrant certificate.

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12. Governing Law. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF BERMUDA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

13. Amendments; Waivers. Any provision of this Warrant certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14. Partial Exercises. If this Warrant is exercised in part, but not in whole, the Company shall promptly deliver at its own cost and expense a Warrant reflecting the Holder’s remaining Warrant Shares.

[EXECUTION PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed and attested by its duly authorized officers and to be dated as of [•], 2010.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

Attest:

HOLDER ADDRESS INFORMATION

Phone: [—]

Fax: [—]

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WARRANT EXERCISE SUBSCRIPTION FORM

To:	ALTERRA CAPITAL HOLDINGS LIMITED

The undersigned irrevocably exercises the Warrant for the purchase of voting common shares, par value $1.00 per share, of Alterra Capital Holdings Limited, at $             per Warrant Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $             (such payment being made in cash or by certified or official bank or bank cashier’s check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto. Capitalized terms used but not defined herein shall have the meanings respectively ascribed thereto in the Warrant.

-OR-

The undersigned irrevocably exercises the Warrant for the purchase of                      Warrant Shares at $             per share (the Exercise Price currently in effect pursuant to the Warrant) (such payment being made by delivering that number of shares of Common Stock having an aggregate value calculated by reference to the aggregate Daily Price on the date immediately before delivery of this Warrant Exercise Subscription Form equal to or in excess of the aggregate Exercise Price for the Warrant Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto.

-OR-

The undersigned irrevocably exercises the Warrant for the purchase of Warrant Shares at $             per Warrant Share (the Exercise Price currently in effect pursuant to the Warrant) (provided that in lieu of payment of $            , the undersigned will receive a number of Warrant Shares reduced by a number of Warrant Shares having an aggregate value calculated by reference to the aggregate Daily Price on the date immediately before delivery of this Warrant Exercise Subscription Form equal to the aggregate Exercise Price for the Warrant Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto.

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-OR-

The undersigned irrevocably exercises the Warrant for the purchase of                      Warrant Shares at $             per Warrant Share (the Exercise Price currently in effect pursuant to the Warrant), and (i) herewith makes payment of $             of the aggregate Exercise Price for the Warrant Shares in cash, certified or official bank or bank cashier’s check (or a combination of cash and check), (ii) herewith delivers as payment of $             that number of shares of Common Stock having an aggregate value calculated by reference to the aggregate Daily Price on the date immediately before delivery of this Warrant Exercise Subscription Form equal to or in excess of the aggregate Exercise Price for the Warrant Shares and (iii) herewith delivers as payment of $             of the aggregate Exercise Price that number of Warrant Shares having an aggregate value calculated by reference to the aggregate Daily Price equal to or in excess of such portion of the aggregate Exercise Price for the Warrant Shares, all on the terms and conditions specified in the Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:

(Signature of Owner)

(Address)

(Address)

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Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

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WARRANT ASSIGNMENT FORM

Dated

FOR VALUE RECEIVED,	hereby sells,

assigns and transfers unto		(the “Assignee”),
(please type or print in block letters)

(insert address)

its right to purchase an aggregate number of fully paid and non-assessable voting common shares, par value $1.00 per share, of Alterra Capital Holdings Limited, as represented by this Warrant and does hereby irrevocably constitute and appoint                     , to transfer the same on the books of the Company, with full power of substitution and resubstitution in the premises. Capitalized terms used but not defined herein shall have the meanings respectively ascribed thereto in this Warrant.

Signature:

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EXHIBIT E-1

FORM OF AMENDED AND RESTATED MOORE WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT, AND THERE IS APPLICABLE APPROVAL OR PERMISSION FROM THE BERMUDA MONETARY AUTHORITY.

IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY’S BYE-LAWS. A COPY OF SUCH BYE-LAWS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

ALTERRA CAPITAL HOLDINGS LIMITED

AMENDED AND RESTATED SHARE PURCHASE WARRANT

Certificate No.: [—]	Date: [—], 2010

FOR VALUE RECEIVED, ALTERRA CAPITAL HOLDINGS LIMITED, a Bermuda exempted company (the “Company”) hereby grants to Moore Holdings, LLC (the “Warrant Holder”) this warrant certificate (this “Warrant”) to purchase, in accordance with the terms set forth herein, [—] shares of the Company’s common shares, initially having a par value of US$1.00 per share (the “Common Shares”), at a price per share equal to US$[—] as adjusted from time to time pursuant to Section 2 hereof (the “Exercise Price”) but at no time shall the Exercise Price be less than the then current par value of any share to be issued pursuant hereto.

This Warrant was originally issued pursuant to that certain Exchange Agreement, dated as of June 13, 2003, by and between the Company and the Warrant Holder, and has been amended and restated in accordance with Section 5.14(b)(i) of that certain Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), dated as of March 3, 2010, by and among the Company, Alterra Holdings Limited, a Bermuda exempted company and a wholly owned subsidiary of the Company (the “Amalgamation Sub”) and Harbor Point Limited, a Bermuda exempted company (“Harbor Point”), pursuant to which, on the closing date, Harbor Point will amalgamate with the Amalgamation Sub (the “Amalgamation”) and the amalgamated company will continue as a wholly-owned subsidiary of the Company.

This Warrant replaces that certain warrant (Certificate No. [—]) for the purchase of [—] Common Shares, issued by the Company in favor of the Warrant Holder and dated [— ], which is hereby cancelled.

This Warrant is subject to the following provisions:

Section 1. Warrant Terms.

(a) This Warrant is for the purchase of [—] Common Shares at the Exercise Price, as such price may be adjusted from time to time under the terms hereof.

(b) This Warrant shall expire at 5:00 p.m., New York City, N.Y., U.S.A. time, on [—] (the “Expiration Date”).

Section 2. Anti-dilution Provisions. In order to prevent dilution of the purchase rights granted under Section 1 hereof, the Exercise Price shall be subject to adjustment from time to time pursuant to this Section 2.

(a) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price, the following shall be applicable:

(1) In case the Company shall at any time while this Warrant is outstanding (i) declare a dividend or make a distribution on Common Shares payable in Common Shares, (ii) subdivide or split the outstanding Common Shares, (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to Section 2(a)(9), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of Common Shares or other securities of the Company (or shares of any security into which such Common Shares have been reclassified) which, if this Warrant had been exercised immediately prior to such time, the Warrant Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, amalgamation, scheme of arrangement or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(2) In case the Company shall issue or sell any Common Shares (other than Common Shares issued (i) upon exercise of any Pre-existing Company Warrants (as defined below), (ii) upon exercise of any Harbor Point Warrants (as defined below), (iii) pursuant to the Company’s stock incentive and stock purchase plans or pursuant to any similar equity compensation arrangement, program or plan of the Company approved by the board of directors of the Company or (iv) upon exercise or conversion of any security the issue of which previously caused an adjustment under Sections 2(a)(3) or 2(a)(4) of this Warrant) without consideration or for a consideration per share less than the Current Market Price Per Common Share immediately preceding such issue or sale or immediately preceding the announcement thereof, if earlier, the Exercise Price to be in effect after such issue or sale shall be determined by

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multiplying the Exercise Price in effect immediately prior to such issue or sale or immediately preceding the announcement thereof, if earlier, as the case may be, by a fraction, (A) the numerator of which shall be the sum of (x) the number of Common Shares outstanding immediately prior to the time of such issue or sale multiplied by the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be, and (y) the aggregate consideration, if any, to be received by the Company upon such issue or sale, and (B) the denominator of which shall be the product of the number of Common Shares outstanding immediately after such issue or sale and the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the board of directors of the Company in good faith; provided, that if the Warrant Holder shall object to any such determination, the board of directors of the Company shall retain an independent appraiser reasonably satisfactory to the Warrant Holder to determine such fair market value with the cost to be borne by the Company. The Warrant Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a reasonable description of the consideration and the fair market value thereof, as determined by the board of directors of the Company. For the purposes of this Section 2(a), (i) “Pre-existing Company Warrants” shall mean the warrants of the Company (other than any Harbor Point Warrant) exercisable for Common Shares outstanding on the date of consummation of the Amalgamation, and (ii) “Harbor Point Warrants” shall mean each warrant to purchase Common Shares issued in connection with the Amalgamation Agreement in respect of warrants of Harbor Point formerly exercisable for Class A voting common shares, par value $1.00 per share, of Harbor Point that were outstanding at the close of business on the day immediately preceding the date of consummation of the Amalgamation.

(3) In case the Company shall fix a record date for the issue of rights, options or warrants to the holders of its Common Shares or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share, if a security convertible into Common Shares) less than the Current Market Price Per Common Share on such record date or immediately preceding the announcement thereof, if earlier, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to Section 2(a)(2) of this Warrant, as though such maximum number of Common Shares had been so issued for an aggregate consideration payable, if any, by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 2(a)(2) of this Warrant. Such adjustment shall be made successively whenever such record date is fixed; and in the event that any such rights, options, warrants or convertible securities are not so issued or expire unexercised, or in the event of a change in the number of Common Shares to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 2(a)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record

3

date had not been fixed with respect to any rights, options, warrants or convertible securities so unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of Common Shares, in the latter event.

(4) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in Section 2(a)(2)(iii) above) or warrants (other than warrants described in Sections 2(a)(2)(i) of 2(a)(2)(ii) above) entitling the holders thereof to subscribe for or purchase Common Shares (or securities convertible into Common Shares) or shall issue convertible securities, and the price per share of Common Shares of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share immediately preceding such issue of rights, options, warrants or convertible securities or immediately preceding the announcement thereof, if earlier, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issue, and the Exercise Price shall be adjusted pursuant to Section 2(a)(2) of this Warrant as though such maximum number of Common Shares had been so issued for an aggregate consideration equal to the aggregate consideration paid, if any, for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 2(a)(2) of this Warrant. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 2(a)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued with respect to any rights, options, warrants or convertible securities unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of Common Shares, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this Section 2(4) to the extent that the Exercise Price shall have been adjusted pursuant to Section 2(a)(3) of this Warrant upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

(5) In case the Company shall fix a record date for the making of a distribution to holders of Common Shares (including any such distribution made in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity) of evidences of indebtedness, assets (including cash) or other property (other than dividends payable in Common Shares or rights, options or warrants referred to in, and for which an adjustment is made pursuant to Sections 2(a)(1) or 2(a)(2) of this Warrant), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date or immediately preceding the

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announcement thereof, by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in Section 2(a)(2) of this Warrant) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one Common Share, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(6) For the purpose of any computation under this Section 2(a), on any determination date, the “Current Market Price Per Common Share” shall mean the average (weighted by daily trading volume) of the Daily Prices (as defined below) per Common Share for the 20 consecutive trading days immediately prior to such date. “Daily Price” means (i) if the Common Shares are then listed and traded on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the last reported sale price on such day on the NASDAQ Global Select Market; (ii) if the shares of Common Shares are then not listed and traded on the NASDAQ, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; or (iii) if the shares of such class of Common Shares are then not listed and traded on a national securities exchange, the last reported sale price on such day on a nationally or regionally recognized automated quotation system. If on any determination date the shares of such class of Common Shares are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as reasonably determined by the board of directors of the Company. If the Warrant Holder shall object to any determination by the Company’s board of directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Shares as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Warrant Holder. For purposes of any computation under this Section 2(a), the number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(7) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one-quarter of one percent in such price; provided, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner. All calculations under this Section 2(a) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be. Notwithstanding anything to the contrary, if any adjustment pursuant to this Section 2(a) would result in an exercise price of less than zero, then the Exercise Price shall be zero.

(8) In the event that, at any time as a result of the provisions of this Section 2(a), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Shares, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

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(9) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 2(a), the number of Warrant Shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by (i) multiplying the number of Warrant Shares covered by this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(10) Notwithstanding anything to the contrary contained herein, no adjustment in the Exercise Price or number of Warrant Shares for which this Warrant is exercisable shall be made to the extent that such adjustment would cause this Warrant to become subject to Section 409A of the Internal Revenue Code and the rules and regulations promulgated thereunder without the consent of the holder hereof. Any adjustments which by reason of this paragraph are not made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner, subject, in each case, to the first sentence of this Section 2(a)(10).

(11) The Warrant Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to Section 2(a)(5) otherwise required, on the date of exercise of the Warrant, the evidences of indebtedness, assets (including cash) or other property which such Warrant Holder would have been entitled to receive if it had exercised its Warrant for Common Shares immediately prior to the record date with respect to such distribution. The Warrant Holder may exercise its option under this Section 2(a)(11) by written notice to the Company within fourteen days of its receipt of the written notice required pursuant to Section 2(b) of this Warrant to be delivered by the Company in connection with such distribution.

(12) Any amalgamation, recapitalization, reorganization, reclassification, consolidation, merger of the Company or sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for Common Shares is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the Warrant Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) Common Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares, securities or assets as such Warrant Holder would have received in connection with such Organic Change if such Warrant Holder had exercised this Warrant immediately prior to such Organic Change. In each such Organic Change, the Company shall also make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the provisions of this Section 2 shall thereafter be applicable to this Warrant (including, in the case of any such amalgamation, consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company) and that there is (a) an immediate adjustment of the Exercise Price to the value for the Common Shares reflected by the terms of such amalgamation, consolidation, merger or sale and (b) if the value so reflected is less than the Exercise Price in effect immediately prior to such amalgamation, consolidation, merger or sale, a corresponding immediate adjustment in the

6

number of Common Shares acquirable and receivable upon exercise of this Warrant. Prior to the consummation of any such amalgamation, consolidation, merger or sale, the Company shall use its reasonable efforts to cause the successor entity (if other than the Company resulting from amalgamation, consolidation or merger) or the entity purchasing such assets to assume by written instrument (in form and substance satisfactory to the Warrant Holder), the obligation to deliver to each such Warrant Holder such shares, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire; provided, however, that any such assumption shall not relieve the Company of its obligations hereunder.

(b) Notices. Immediately upon any adjustment of the Exercise Price, the Company shall give, or cause to be given, written notice thereof to the Warrant Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company shall give, or cause to be given, written notice to the Warrant Holder at least twenty (20) days prior to the date on which the Company takes a record for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give, or cause to be given, written notice to the Warrant Holder at least twenty (20) days prior to the date on which any Organic Change shall take place.

Section 3. Exercise of Warrant.

(a) Exercise Procedure. The Warrant Holder may exercise all or a portion of this Warrant at any time and from time to time commencing after the date hereof until 5:00 p.m., New York City time, on the Expiration Date by surrendering at the registered office of the Company this Warrant and a completed Exercise Agreement (substantially in the form of Exhibit A attached hereto) and by paying the Exercise Price in one of the following manners:

(i) Cash Exercise. The Warrant Holder shall deliver immediately available funds or a cashier’s check payable to the Company; or

(ii) Cashless Exercise. After the date of issuance of this Warrant, if the Common Shares are listed on a national securities exchange, automated quotation system or are available for sale in the over-the-counter market and the provisions of Section 42A of the Bermuda Companies Act 1981, as amended, may be satisfied by the Company, the Warrant Holder shall have the right to surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Warrant Holder the number of Common Shares underlying this Warrant (the “Warrant Shares”) determined as follows;

X = Y (A-B)/A

where:

X - the number of Warrant Shares to be issued to the Warrant Holder

Y = the number of Warrant Shares with respect to which this Warrant is being exercised

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A = the Daily Price on the day immediately preceding the date on which the Warrant Holder exercises this Warrant pursuant to Section 3(a)

B = the Exercise Price

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired and paid the full purchase price therefor by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date to the extent permitted by Rule 144,

(b) Certificates for the Common Shares acquired through exercise of this Warrant shall be delivered by the Company to the Warrant Holder within five (5) business days after (i) receipt by the Company of the items required by Section 3(a) for the respective method or methods of exercise, and (ii) where applicable, compliance with Section 42A of the Bermuda Companies Act 1981 (and the Company shall use reasonable efforts to complete the requirements of the said Section 42A as quickly as possible). Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to such Warrant Holder.

(c) The Common Shares issuable upon exercise of this Warrant shall be deemed to have been issued to the Warrant Holder on the date by which the Company receives the completed Exercise Agreement and payment of the Exercise Price, if any, and, where applicable, has complied with the requirements of the said Section 42A of the Companies Act 1981, and the Warrant Holder shall be deemed for all purposes to have become the record holder of such Common Shares on such date.

(d) The issuance of certificates for the Common Shares issuable upon exercise of this Warrant shall be made without charge to the Warrant Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the Common Shares.

(e) The Company shall at all times reserve and keep available authorized but unissued Common Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Common Shares as are issuable upon exercise of this Warrant. All Common Shares shall, when issued, be duly and validly issued, fully paid and nonassessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges. The Company shall take such actions as may be necessary to assure that the Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which their shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

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Section 4. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Warrant Holder; upon surrender of this Warrant with a properly executed Assignment (substantially in the form of Exhibit B hereto) at the registered office of the Company. Notwithstanding the foregoing, this Warrant may be transferred only to the extent that, upon exercise of this Warrant, the transferee would own less than 9.5% of the total Common Shares issued and outstanding (after application of the U.S. tax attribution and constructive ownership rules under the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder), unless such restriction is waived by the unanimous consent of the Board of Directors of the Company.

Section 5. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the registered office of the Company, for new warrants in different denominations, substantially identical hereto, representing in the aggregate the rights formerly represented by this Warrant, and each of such new warrants shall represent such portion of such rights as is designated by the Warrant Holder at the time of such surrender. The date the Company initially issues this Warrant shall be the date of issuance of such new warrants regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

Section 6. Replacement; Taxes. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Warrant Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if such Warrant Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate, substantially identical hereto, representing the rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of warrants pursuant to Sections 4, 5 and 6.

Section 7. Successors and Assigns. This instrument is intended to bind and inure to the benefit of and be enforceable by the Warrant Holder and its respective heirs, executors, administrators, successors and assigns.

Section 8. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended only if the Company has obtained the written consent of the Warrant Holder.

Section 9. Descriptive Headings. The descriptive headings of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 10. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of Bermuda without regard to the principles of

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conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of Bermuda for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE EXTENT APPLICABLE AND PERMITTED, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 11. Complete Agreement; Severability. Except as otherwise expressly set forth herein, this Warrant embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In case any provision of this Warrant shall be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not in any way affect or impair any other provision of this Warrant.

Section 12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery.

If to the Company:	Alterra Capital Holdings Limited Max House 2 Front Street Hamilton HM 11 Bermuda Attention: Sarene A. Bourdages, Esq.

With a copy (which shall not constitute notice) to:	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Kerry E. Berchem, Esq.

If to the Warrant Holder:	Moore Holdings, LLC 1251 Avenue of the Americas, 53rd Floor New York, New York 10020 Attention: Stephen R. Nelson, Esq.

All such notices and communications shall be deemed to have been duly given when delivered by hand if personally delivered; five business days after the date of deposit in the Bermuda or United States mail, if mailed by first-class air mail; when receipt is acknowledged by the recipient facsimile machine, if sent by facsimile; and three business days after being delivered to a next-day air courier.

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[the remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer and to be dated the date of issuance hereof.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

Acknowledged and agreed as of the date first above written:

MOORE HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT A

EXERCISE AGREEMENT

To: ALTERRA CAPITAL HOLDINGS LIMITED

1. The undersigned hereby irrevocably elects to subscribe for and offers to purchase              Common Shares of Alterra Capital Holdings Limited, pursuant to Warrant No.      heretofore issued to                      on                     .

2. Method of exercise (please initial the applicable blank)

The undersigned elects to exercise the attached Warrant by means of cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

The undersigned elects to exercise the attached Warrant by means of the cashless exercise provisions of Section 3 of the Warrant.

3. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

The Common Shares shall be delivered:

By book-entry transfer.

By physical delivery of a certificate or certificates representing the Common Shares to the following address:

By:
Name:
Title:

Date:

EXHIBIT B

ASSIGNMENT

FOR VALUE RECEIVED,                                         hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No.:    ), with respect to the number of Common Shares covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

Signature

Address

Witness

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EXHIBIT E-2

FORM OF EMPLOYEE WARRANT WAIVER AND RELEASE AGREEMENT

THIS EMPLOYEE WARRANT WAIVER AND RELEASE AGREEMENT (this “Agreement”), dated as of [•], 2010, is entered into among Max Capital Group Ltd. (the “Company”), Harbor Point Limited (“Harbor Point”), and [•] (“Employee”).

WHEREAS, the Company has previously issued to Employee the warrant certificate(s) set forth on Schedule A attached hereto (the “Warrant”) to purchase, in accordance with the terms of the Warrant, common shares of the Company, par value US$1.00 per share (“Common Shares”);

WHEREAS, the Company, Harbor Point and Alterra Holdings Limited, a wholly owned subsidiary of the Company (“Amalgamation Sub”) [are entering into on the date hereof] [have entered into] an Agreement and Plan of Amalgamation (the “Plan of Amalgamation”) pursuant to which Harbor Point will amalgamate with Amalgamation Sub (the “Amalgamation”) and the amalgamated company will continue as a wholly owned subsidiary of the Company;

WHEREAS, the Company and Harbor Point have agreed that the anti-dilution terms contained in all outstanding warrants to purchase Common Shares, including the Warrant, will be amended and supplemented in connection with the Amalgamation to broaden the anti-dilution provisions set forth therein in order to generally conform such terms to those applicable to outstanding warrants to acquire common shares of Harbor Point (“Harbor Point Warrants”);

WHEREAS, the Company has agreed in Section 5.14(b)(ii) of the Plan of Amalgamation to use reasonable best efforts to reflect such amendments to the Warrant by entering into an amended and restated Warrant, in substantially the form attached hereto as Appendix A (the “Amended Parent Employee Warrant”);

WHEREAS, notwithstanding the terms of Section 8 of the Warrant (the “Applicable Provision”), Harbor Point has requested that Employee (a) agree to the same anti-dilution provisions contained in the Harbor Point Warrants held by existing employees of Harbor Point as set forth in Section 2(a)(11) of the Amended Parent Employee Warrant (the “2(a)(11) Provision”), which differ from the corresponding anti-dilution terms to be offered to Moore Holdings, L.L.C. (“Moore”), and (b) waive any and all rights of Employee under the Applicable Provision from and after the Effective Time with respect to Section 2(a)(11) of the Amended Parent Employee Warrant being amended, modified, supplemented or restated at any time on the basis that Moore has been, or will be, granted rights more favorable than the rights granted by the 2(a)(11) Provision; and

WHEREAS, Employee desires the Amalgamation to occur and will benefit as a result of the occurrence thereof through Employee’s capacity following the Effective Time as a holder of the Amended Parent Employee Warrant.

NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth below and for good and valuable consideration, it is hereby agreed as follows:

1. Adjustment Waiver; Release. From and after the Effective Time, Employee hereby irrevocably and fully, subject to Section 2 and Section 4 below, (a) waives any and all rights of

Employee under the Applicable Provision with respect to the 2(a)(11) Provision, including the right to have the Warrant or the Amended Parent Employee Warrant amended, modified, supplemented or restated on the basis that Moore has been, or will be, granted rights more favorable than the rights granted by the 2(a)(11) Provision (the “Adjustment Waiver”), and (b) releases the Company and its successors, assigns, officers, directors, and agents from any obligation to, amend, modify, supplement or restate the Warrant or the Amended Parent Employee Warrant with respect to any matter relating to or arising out of the Adjustment Waiver.

2. Remaining Rights. The Adjustment Waiver shall not apply to any other rights Employee may have or be entitled with respect to the Applicable Provision.

3. Amended Parent Employee Warrant. At the Effective Time, (a) Employee agrees to execute and deliver to the Company the Amended Parent Employee Warrant and (b) the Company agrees to execute and deliver to Employee the Amended Parent Employee Warrant.

4. Effectiveness of Adjustment Waiver. The Adjustment Waiver shall become effective only as of the Closing and, if the Plan of Amalgamation is terminated, this Agreement shall be void and of no force and effect.

5. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Bermuda without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of Bermuda for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6. Severability/Enforceability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

7. Entire Agreement; No Third Party Beneficiaries. This Agreement, including the exhibit and schedule attached hereto, contains the entire agreement among the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings,

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discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof. The provisions of this Agreement are intended to bind the parties to each other and are not intended and do not create rights in any other person or entity and no person or entity is intended to be or is a third party beneficiary of any of the provisions of this Agreement.

8. Amendment. This Agreement may not be amended except by an instrument in writing among the parties. Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

10. Capitalized Terms; Headings. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Plan of Amalgamation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[signature page follows]

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Employee understands that the Company and Harbor Point are relying upon this Agreement in entering into the Plan of Amalgamation and in proceeding towards consummation of the Amalgamation. Employee further understands that this Agreement shall be binding upon the Employee’s heirs, legal representatives, successors, and permitted assigns.

[EMPLOYEE]

Acknowledged and agreed as of the date first above written:

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

HARBOR POINT LIMITED

By:
Name:
Title:

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Schedule A

Warrant Certificate(s) Issued to Employee

Certificate No.	Date of Issuance

Exhibit A

Form of Amended Parent Employee Warrant

APPENDIX A

FORM OF AMENDED AND RESTATED PARENT EMPLOYEE WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT, AND THERE IS APPLICABLE APPROVAL OR PERMISSION FROM THE BERMUDA MONETARY AUTHORITY.

IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY’S BYE-LAWS. A COPY OF SUCH BYE-LAWS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

ALTERRA CAPITAL HOLDINGS LIMITED

AMENDED AND RESTATED SHARE PURCHASE WARRANT

Certificate No.: [—]	Date: [—], 2010

FOR VALUE RECEIVED, ALTERRA CAPITAL HOLDINGS LIMITED, a Bermuda exempted company (the “Company”) hereby grants to [—] (the “Warrant Holder”) this warrant certificate (this “Warrant”) to purchase, in accordance with the terms set forth herein, [—] shares of the Company’s common shares, initially having a par value of US$1.00 per share (the “Common Shares”), at a price per share equal to US$[—] as adjusted from time to time pursuant to Section 2 hereof (the “Exercise Price”) but at no time shall the Exercise Price be less than the then current par value of any share to be issued pursuant hereto.

This Warrant has been amended and restated in accordance with Section 5.14(b)(ii) of that certain Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), dated as of March 3, 2010, by and among the Company, Alterra Holdings Limited, a Bermuda exempted company and a wholly owned subsidiary of the Company (the “Amalgamation Sub”) and Harbor Point Limited, a Bermuda exempted company (“Harbor Point”), pursuant to which, Harbor Point will amalgamate with the Amalgamation Sub (the “Amalgamation”) and the amalgamated company will continue as a wholly owned subsidiary of the Company.

This Warrant replaces that certain warrant (Certificate No. [—]) for the purchase of [—] Common Shares, issued by the Company in favor of the Warrant Holder and dated [— ], which is hereby cancelled.

This Warrant is subject to the following provisions:

Section 1. Warrant Terms.

(a) This Warrant is for the purchase of [—] Common Shares at the Exercise Price, as such price may be adjusted from time to time under the terms hereof.

(b) This Warrant shall expire at 5:00 p.m., New York City, N.Y., U.S.A. time, on [•] (the “Expiration Date”).

(c) This Warrant is fully vested; provided, that:

(1) in the event the Warrant Holder’s employment is terminated by the Company with Cause or by the Warrant Holder without Good Reason (each as defined below), this Warrant shall remain exercisable only for thirty (30) days following such termination; provided, that, the Warrant Holder shall have at least thirty (30) business days following any underwriter’s lock-up period imposed prior to or during such thirty (30) day period to exercise this Warrant, but in no event beyond the Expiration Date; and

(2) in the event of the Warrant Holder’s death, or if the Warrant Holder’s employment is terminated by the Company for Disability (as defined below), or without Cause or by the Warrant Holder for Good Reason or the Warrant Holder’s work permit in Bermuda is not renewed by the Bermuda immigration authorities and his employment terminates as a result thereof, this Warrant shall remain exercisable for six (6) months (one (1) year in the event of death or Disability) following such termination, but in no event beyond the Expiration Date; provided, that in the event of any termination of employment under this subparagraph (2), the Warrant Holder shall have at least thirty (30) business days following any underwriter’s lock-up period imposed prior to or during any warrant exercise period to exercise this Warrant.

(3) Certain Definitions.

“Cause” shall mean (i) habitual drug or alcohol use which impairs the ability of the Warrant Holder to perform his employment duties with the Company; (ii) the Warrant Holder’s conviction during his employment with the Company by a court of competent jurisdiction, or a pleading of “no contest” or guilty to a felony or the equivalent if outside the United States; (iii) the Warrant Holder’s engaging in fraud, embezzlement or any other illegal conduct with respect to the Company which acts are materially harmful to, either financially, or to the business reputation of, the Company; (iv) the Warrant Holder’s willful violation of any non-disclosure, non-solicitation, non-disparagement or intellectual property obligations of the Warrant Holder to the Company pursuant to any employment agreement with the Company or otherwise; (v) the Warrant Holder’s willful failure or refusal to perform his employment duties with the Company (other than such failure caused by the Warrant Holder’s Disability or while on vacation), after a written demand for performance is delivered to the Warrant Holder by the Board of Directors of the Company that specifically identifies the manner in which the Board

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believes that the Warrant Holder has failed or refused to perform his duties, or (vi) the Warrant Holder otherwise breaches any material provision of any employment agreement with the Company which is not cured, if curable, within 30 days after written notice thereof by the Company.

“Disability” shall mean the suffering of a mental or physical disability by the Warrant Holder which shall have prevented him from performing his material duties as an employee of the Company for a period of at least one hundred twenty (120) consecutive days or one-hundred eighty (180) non-consecutive days within any 365 day period.

“Good Reason” shall mean: (i) any material and adverse change to the Warrant Holder’s duties or authority as an employee of the Company which are inconsistent with his title and position as of the date hereof, (ii) a material diminution of the Warrant Holder’s title or position as an employee of the Company; (iii) the relocation of Warrant Holder’s office outside of Bermuda; (iv) a reduction of the Warrant Holder’s base salary as an employee of the Company; (v) a material reduction of the Warrant Holder’s benefits provided under any employment agreement with the Company other than a reduction permitted under terms and conditions of any applicable Company policy or benefit plan; or (vi) a willful failure by the Company to comply with any other material provisions of any employment agreement with the Warrant Holder.

Section 2. Anti-dilution Provisions. In order to prevent dilution of the purchase rights granted under Section 1 hereof, the Exercise Price shall be subject to adjustment from time to time pursuant to this Section 2.

(a) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price, the following shall be applicable:

(1) In case the Company shall at any time while this Warrant is outstanding (i) declare a dividend or make a distribution on Common Shares payable in Common Shares, (ii) subdivide or split the outstanding Common Shares, (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to Section 2(a)(9), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of Common Shares or other securities of the Company (or shares of any security into which such Common Shares have been reclassified) which, if this Warrant had been exercised immediately prior to such time, the Warrant Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, amalgamation, scheme of arrangement or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(2) In case the Company shall issue or sell any Common Shares (other than Common Shares issued (i) upon exercise of any Pre-existing Company Warrants (as

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defined below), (ii) upon exercise of any Harbor Point Warrants (as defined below), (iii) pursuant to the Company’s stock incentive and stock purchase plans or pursuant to any similar equity compensation arrangement, program or plan of the Company approved by the board of directors of the Company or (iv) upon exercise or conversion of any security the issue of which previously caused an adjustment under Sections 2(a)(3) or 2(a)(4) of this Warrant) without consideration or for a consideration per share less than the Current Market Price Per Common Share immediately preceding such issue or sale or immediately preceding the announcement thereof, if earlier, the Exercise Price to be in effect after such issue or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issue or sale or immediately preceding the announcement thereof, if earlier, as the case may be, by a fraction, (A) the numerator of which shall be the sum of (x) the number of Common Shares outstanding immediately prior to the time of such issue or sale multiplied by the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be, and (y) the aggregate consideration, if any, to be received by the Company upon such issue or sale, and (B) the denominator of which shall be the product of the number of Common Shares outstanding immediately after such issue or sale and the Current Market Price Per Common Share immediately prior to such issue or sale or immediately preceding the announcement thereof, as the case may be. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the board of directors of the Company in good faith; provided, that if the Warrant Holder shall object to any such determination, the board of directors of the Company shall retain an independent appraiser reasonably satisfactory to the Warrant Holder to determine such fair market value with the cost to be borne by the Company. The Warrant Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a reasonable description of the consideration and the fair market value thereof, as determined by the board of directors of the Company. For the purposes of this Section 2(a), (i) “Pre-existing Company Warrants” shall mean the warrants of the Company (other than any Harbor Point Warrant) exercisable for Common Shares outstanding on the date of consummation of the Amalgamation, and (ii) “Harbor Point Warrants” shall mean each warrant to purchase Common Shares issued in connection with the Amalgamation Agreement in respect of warrants of Harbor Point formerly exercisable for Class A voting common shares, par value $1.00 per share, of Harbor Point that were outstanding at the close of business on the day immediately preceding the date of consummation of the Amalgamation.

(3) In case the Company shall fix a record date for the issue of rights, options or warrants to the holders of its Common Shares or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share, if a security convertible into Common Shares) less than the Current Market Price Per Common Share on such record date or immediately preceding the announcement thereof, if earlier, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to Section 2(a)(2) of this Warrant, as though such maximum number of Common Shares had been so issued for an aggregate consideration payable, if any, by the holders of such rights, options, warrants or convertible securities prior to their receipt of such

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Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 2(a)(2) of this Warrant. Such adjustment shall be made successively whenever such record date is fixed; and in the event that any such rights, options, warrants or convertible securities are not so issued or expire unexercised, or in the event of a change in the number of Common Shares to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 2(a)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed with respect to any rights, options, warrants or convertible securities so unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of Common Shares, in the latter event.

(4) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in Section 2(a)(2)(iii) above) or warrants (other than warrants described in Sections 2(a)(2)(i) or 2(a)(2)(ii) above) entitling the holders thereof to subscribe for or purchase Common Shares (or securities convertible into Common Shares) or shall issue convertible securities, and the price per share of Common Shares of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share immediately preceding such issue of rights, options, warrants or convertible securities or immediately preceding the announcement thereof, if earlier, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issue, and the Exercise Price shall be adjusted pursuant to Section 2(a)(2) of this Warrant as though such maximum number of Common Shares had been so issued for an aggregate consideration equal to the aggregate consideration paid, if any, for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 2(a)(2) of this Warrant. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 2(a)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued with respect to any rights, options, warrants or convertible securities unexercised or unconverted, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of Common Shares, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this Section 2(4) to the extent that the Exercise Price shall have been adjusted pursuant to Section 2(a)(3) of this Warrant upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

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(5) In case the Company shall fix a record date for the making of a distribution to holders of Common Shares (including any such distribution made in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity) of evidences of indebtedness, assets (including cash) or other property (other than dividends payable in Common Shares or rights, options or warrants referred to in, and for which an adjustment is made pursuant to Sections 2(a)(1) or 2(a)(2) of this Warrant), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date or immediately preceding the announcement thereof, by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in Section 2(a)(2) of this Warrant) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one Common Share, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(6) For the purpose of any computation under this Section 2(a), on any determination date, the “Current Market Price Per Common Share” shall mean the average (weighted by daily trading volume) of the Daily Prices (as defined below) per Common Share for the 20 consecutive trading days immediately prior to such date. “Daily Price” means (i) if the Common Shares are then listed and traded on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the last reported sale price on such day on the NASDAQ Global Select Market; (ii) if the shares of Common Shares are then not listed and traded on the NASDAQ, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; or (iii) if the shares of such class of Common Shares are then not listed and traded on a national securities exchange, the last reported sale price on such day on a nationally or regionally recognized automated quotation system. If on any determination date the shares of such class of Common Shares are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as reasonably determined by the board of directors of the Company. If the Warrant Holder shall object to any determination by the Company’s board of directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Shares as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Warrant Holder. For purposes of any computation under this Section 2(a), the number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(7) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one-quarter of one percent in such price; provided, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner. All calculations under this Section 2(a) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be. Notwithstanding anything to the contrary, if any adjustment pursuant to this Section 2(a) would result in an exercise price of less than zero, then the Exercise Price shall be zero.

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(8) In the event that, at any time as a result of the provisions of this Section 2(a), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Shares, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(9) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 2(a), the number of Warrant Shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by (i) multiplying the number of Warrant Shares covered by this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(10) Notwithstanding anything to the contrary contained herein, no adjustment in the Exercise Price or number of Warrant Shares for which this Warrant is exercisable shall be made to the extent that such adjustment would cause this Warrant to become subject to Section 409A of the Internal Revenue Code and the rules and regulations promulgated thereunder without the consent of the holder hereof. Any adjustments which by reason of this paragraph are not made shall be carried forward and taken into account in any subsequent adjustment or upon exercise, if sooner, subject, in each case, to the first sentence of this Section 2(a)(10).

(11) Notwithstanding anything to the contrary contained herein, the Warrant Holder shall be entitled to receive, in lieu of the adjustment pursuant to Section 2(a)(5) otherwise required, on the date of exercise of this Warrant, the evidences of indebtedness, assets (including cash) or other property which such Warrant Holder would have been entitled to receive if it had exercised this Warrant for Common Shares immediately prior to the record date with respect to such distribution.

(12) Any amalgamation, recapitalization, reorganization, reclassification, consolidation, merger of the Company or sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for Common Shares is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the Warrant Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) Common Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares, securities or assets as such Warrant Holder would have received in connection with such Organic Change if such Warrant Holder had exercised this Warrant immediately prior to such Organic Change. In each such Organic Change, the Company shall also make appropriate provisions (in form and substance satisfactory to the Warrant Holder) to insure that the provisions of this Section 2 shall thereafter be applicable to this Warrant (including, in the case of any such amalgamation, consolidation,

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merger or sale in which the successor entity or purchasing entity is other than the Company) and that there is (a) an immediate adjustment of the Exercise Price to the value for the Common Shares reflected by the terms of such amalgamation, consolidation, merger or sale and (b) if the value so reflected is less than the Exercise Price in effect immediately prior to such amalgamation, consolidation, merger or sale, a corresponding immediate adjustment in the number of Common Shares acquirable and receivable upon exercise of this Warrant. Prior to the consummation of any such amalgamation, consolidation, merger or sale, the Company shall use its reasonable efforts to cause the successor entity (if other than the Company resulting from amalgamation, consolidation or merger) or the entity purchasing such assets to assume by written instrument (in form and substance satisfactory to the Warrant Holder), the obligation to deliver to each such Warrant Holder such shares, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire; provided, however, that any such assumption shall not relieve the Company of its obligations hereunder.

(b) Notices. Immediately upon any adjustment of the Exercise Price, the Company shall give, or cause to be given, written notice thereof to the Warrant Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company shall give, or cause to be given, written notice to the Warrant Holder at least twenty (20) days prior to the date on which the Company takes a record for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give, or cause to be given, written notice to the Warrant Holder at least twenty (20) days prior to the date on which any Organic Change shall take place.

Section 3. Exercise of Warrant.

(a) Exercise Procedure. The Warrant Holder may exercise all or a portion of this Warrant at any time and from time to time commencing after the date hereof until 5:00 p.m., New York City time, on the Expiration Date by surrendering at the registered office of the Company this Warrant and a completed Exercise Agreement (substantially in the form of Exhibit A attached hereto) and by paying the Exercise Price in one of the following manners:

(i) Cash Exercise. The Warrant Holder shall deliver immediately available funds or a cashier’s check payable to the Company; or

(ii) Cashless Exercise. After the date of issuance of this Warrant, if the Common Shares are listed on a national securities exchange, automated quotation system or are available for sale in the over-the-counter market and the provisions of Section 42A of the Bermuda Companies Act 1981, as amended, may be satisfied by the Company, the Warrant Holder shall have the right to surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Warrant Holder the number of Common Shares underlying this Warrant (the “Warrant Shares”) determined as follows;

X = Y (A-B)/A

where:

X - the number of Warrant Shares to be issued to the Warrant Holder

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Y = the number of Warrant Shares with respect to which this Warrant is being exercised

A = the Daily Price on the day immediately preceding the date on which the Warrant Holder exercises this Warrant pursuant to Section 3(a)

B = the Exercise Price

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired and paid the full purchase price therefor by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date to the extent permitted by Rule 144,

(b) Certificates for the Common Shares acquired through exercise of this Warrant shall be delivered by the Company to the Warrant Holder within five (5) business days after (i) receipt by the Company of the items required by Section 3(a) for the respective method or methods of exercise, and (ii) where applicable, compliance with Section 42A of the Bermuda Companies Act 1981 (and the Company shall use reasonable efforts to complete the requirements of the said Section 42A as quickly as possible). Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to such Warrant Holder.

(c) The Common Shares issuable upon exercise of this Warrant shall be deemed to have been issued to the Warrant Holder on the date by which the Company receives the completed Exercise Agreement and payment of the Exercise Price, if any, and, where applicable, has complied with the requirements of the said Section 42A of the Companies Act 1981, and the Warrant Holder shall be deemed for all purposes to have become the record holder of such Common Shares on such date.

(d) The issuance of certificates for the Common Shares issuable upon exercise of this Warrant shall be made without charge to the Warrant Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the Common Shares.

(e) The Company shall at all times reserve and keep available authorized but unissued Common Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Common Shares as are issuable upon exercise of this Warrant. All Common Shares shall, when issued, be duly and validly issued, fully paid and nonassessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges. The Company shall take such actions as may be necessary to assure that the Common Shares may be so issued without violation of any

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applicable law or governmental regulation or any requirements of any domestic securities exchange upon which their shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

Section 4. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Warrant Holder; upon surrender of this Warrant with a properly executed Assignment (substantially in the form of Exhibit B hereto) at the registered office of the Company. Notwithstanding the foregoing, this Warrant may be transferred only to the extent that, upon exercise of this Warrant, the transferee would own less than 9.5% of the total Common Shares issued and outstanding (after application of the U.S. tax attribution and constructive ownership rules under the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder), unless such restriction is waived by the unanimous consent of the Board of Directors of the Company.

Section 5. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the registered office of the Company, for new warrants in different denominations, substantially identical hereto, representing in the aggregate the rights formerly represented by this Warrant, and each of such new warrants shall represent such portion of such rights as is designated by the Warrant Holder at the time of such surrender. The date the Company initially issues this Warrant shall be the date of issuance of such new warrants regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

Section 6. Replacement; Taxes. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Warrant Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if such Warrant Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate, substantially identical hereto, representing the rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of warrants pursuant to Sections 4, 5 and 6.

Section 7. Successors and Assigns. This instrument is intended to bind and inure to the benefit of and be enforceable by the Warrant Holder and its respective heirs, executors, administrators, successors and assigns.

Section 8. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended only if the Company has obtained the written consent of the Warrant Holder. Notwithstanding the foregoing, the Company hereby covenants that any time the amended and restated warrants issued to Moore Holdings, L.L.C. (“Moore”) by the Company pursuant to Section 5.14(b) of the Amalgamation Agreement (the “Moore

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Warrants”) are amended, modified, supplemented or restated to grant rights to Moore which are more favorable than the rights currently granted to Moore under the Moore Warrants, (i) the Company shall, within 2 business days of such amendment, modification, supplement or restatement, provide written notice of such event to the Warrant Holder and (ii) upon surrender of this Warrant at the registered office of the Company, this Warrant shall immediately be amended, supplemented, modified or restated to grant the same rights to the Warrant Holder so that this Warrant remains pari passu with the warrants issued to Moore; provided, that this covenant shall be inapplicable to the provisions relating to the ability of the Warrant Holder to exercise this warrant following the Warrant Holder’s death or the termination of Warrant Holder’s employment that are set forth in Section 1(c) of this Warrant.

Section 9. Descriptive Headings. The descriptive headings of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 10. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of Bermuda without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of Bermuda for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE EXTENT APPLICABLE AND PERMITTED, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 11. Complete Agreement; Severability. Except as otherwise expressly set forth herein, this Warrant embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In case any provision of this Warrant shall be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not in any way affect or impair any other provision of this Warrant.

Section 12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery.

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If to the Company:	Alterra Capital Holdings Limited Max House 2 Front Street Hamilton HM 11 Bermuda Attention: Sarene A. Bourdages, Esq.

With a copy (which shall not constitute notice) to:	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Kerry E. Berchem, Esq.

If to the Warrant Holder:	[—]

All such notices and communications shall be deemed to have been duly given when delivered by hand if personally delivered; five business days after the date of deposit in the Bermuda or United States mail, if mailed by first-class air mail; when receipt is acknowledged by the recipient facsimile machine, if sent by facsimile; and three business days after being delivered to a next-day air courier.

[the remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer and to be dated the date of issuance hereof.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

Acknowledged and agreed as of the date first above written:

As of [—], 2010

By accepting and executing this Warrant, the Warrant Holder acknowledges that, notwithstanding the second sentence of Section 8 of this Warrant, (a) the Company shall not be required to amend, modify, supplement or restate Section 2(a)(11) of this Warrant, and the Warrant Holder is not entitled to have Section 2(a)(11) amended, modified, supplemented or restated notwithstanding any other rights that Moore may be granted in relation to an adjustment to the Exercise Price contemplated by Section 2(a)(5) of the Moore Warrants and (b) Section 2(a)(11) of this Warrant shall hereafter differ from Section 2(a)(11) of the Moore Warrants.

Name:

EXHIBIT A

EXERCISE AGREEMENT

To: ALTERRA CAPITAL HOLDINGS LIMITED

1. The undersigned hereby irrevocably elects to subscribe for and offers to purchase              Common Shares of Alterra Capital Holdings Limited, pursuant to Warrant No.      heretofore issued to                      on                     .

2. Method of exercise (please initial the applicable blank)

The undersigned elects to exercise the attached Warrant by means of cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

The undersigned elects to exercise the attached Warrant by means of the cashless exercise provisions of Section 3 of the Warrant.

3. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

The Common Shares shall be delivered:

By book-entry transfer.

By physical delivery of a certificate or certificates representing the Common Shares to the following address:

By:
Name:
Title:

Date:

EXHIBIT B

ASSIGNMENT

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No.:    ), with respect to the number of Common Shares covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

Signature

Address

Witness

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EXHIBIT F

FORM OF PARENT VESTING WAIVER

March 3, 2010

[Name]

c/o Max Capital Group Ltd.

Max House

2 Front Street

Hamilton, HM 11

Bermuda

Re: Treatment of Equity Awards – Waiver

Dear [Name],

As you know on a confidential basis, Max Capital Group Ltd. (“Parent”) is seeking to enter into an Agreement and Plan of Amalgamation, by and among Harbor Point Limited, a Bermuda exempted company (“Harbor Point”), Parent and Alterra Holdings Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (the “Amalgamation Agreement”). Parent anticipates that the consummation of the amalgamation contemplated by the Amalgamation Agreement (the “Amalgamation”) would result in a “change in control” for purposes of awards held under Parent’s 2008 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the “Plans”). Upon such change in control occurring under the Plans, without further action, your options to purchase Parent common shares (“Options”), to the extent unvested and unexercised immediately prior to the consummation of the Amalgamation, will become fully vested and exercisable immediately prior to such consummation and the restricted period on any Parent restricted common shares and Parent restricted share units then held by you will expire immediately prior to such consummation (and any applicable performance goals will be waived) (“Restricted Share Awards”, and, with Options, the “Equity Awards”), other than, in each case, any Post-Signing Awards (as defined below).

Parent requests, in order to induce Harbor Point to enter into the Amalgamation Agreement that, in connection with the Amalgamation, and subject to the consummation thereof, you agree to irrevocably waive accelerated vesting with respect to one hundred percent (100%) of your currently outstanding Equity Awards (the “Affected Portion”) held by you and listed below with respect to the Amalgamation. The waiver of accelerated vesting contemplated herein shall be applicable only to the transactions contemplated by the Amalgamation Agreement, including the consummation of the Amalgamation and shall not apply to any other transaction or event.

Prior to the consummation of the Amalgamation, the Affected Portion of your Equity Awards will otherwise maintain the same terms and conditions as are currently in effect under the Plans and award agreements (including with respect to vesting). Following the consummation of the Amalgamation, in the event of (i) your death, (ii) the termination of your employment by the Parent or any of its subsidiaries for “Disability,” (iii) the termination of your employment by the Parent or any of its subsidiaries without “Cause,” or (iv) the termination of your employment by you for “Good Reason” (in each case, as such terms are defined under the applicable Plan or award agreement, as the case may be), any Options that form a part of the Affected Portion will become fully vested and exercisable immediately upon such termination and the restricted period on any Restricted Share Awards that form a part of the Affected Portion will expire immediately upon such termination (and any applicable performance goals will be waived). In the event of your “Retirement” (as such term is defined under the applicable Plan or award agreement, as the case may be) following the consummation of the Amalgamation, any Options or Restricted Share Awards that form a part of the Affected Portion will continue to vest in accordance with their current terms.

Parent also requests that you acknowledge and agree that any Equity Awards made to you by Parent between March 1, 2010 and the date the transactions contemplated by the Amalgamation Agreement are consummated (the “Post-Signing Awards”) will not vest or become entitled to vest in connection with the transactions contemplated by the Amalgamation Agreement, including the consummation of the Amalgamation. For the purposes of this letter agreement, any Equity Awards held by you other than the Affected Portion and the Post Signing Awards shall be referred to as “Vested Awards.”

The following table sets forth your current outstanding Equity Awards as shown in Parent’s records:

Grant Type: Option	Grant Date	Number of Options	Exercise Price	Expiration Date

Grant Type: Restricted Common Shares	Grant Date	Number of Restricted Common Shares	Vesting Date

Grant Type: Restricted Share Units	Grant Date	Number of Restricted Share Units	Vesting Date

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You acknowledge that you have had an opportunity to ask questions of authorized officers of Parent regarding the nature, scope and timing of the requested waiver in respect of the accelerated vesting of the Affected Portion of your outstanding Equity Awards in connection with the transactions contemplated by the Amalgamation Agreement, including the consummation of the Amalgamation, which questions were answered to your satisfaction, and to obtain additional information deemed necessary or appropriate by you in granting your informed consent and waiver herein.

Your execution and delivery of this letter agreement constitutes (i) your irrevocable and binding consent to waive accelerated vesting of the Affected Portion of your outstanding Equity Awards and any Post-Signing Awards with respect to the transactions contemplated by the Amalgamation Agreement, including the consummation of the Amalgamation, subject to the terms and conditions set forth herein, (ii) your agreement that your outstanding Equity Awards agreements are automatically deemed to be and are amended in accordance with the terms hereof and (iii) your acknowledgement and agreement that the grants of Equity Awards listed above are true and correct and constitute your only outstanding Equity Awards under the Plans or any other compensation plan or arrangement of Parent or any of its Subsidiaries (other than any Post-Signing Awards you may receive).

This letter agreement shall become effective only as of the Closing and, if the Plan of Amalgamation is terminated, this letter agreement shall be void and of no force and effect.

This letter agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof.

This letter agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of Bermuda, without giving effect to its principles or rules of conflict of laws.

The provisions of this letter agreement are intended to bind the parties to each other and are not intended and do not create rights in any other person or entity and no person or entity is intended to be or is a third party beneficiary of any of the provisions of this letter agreement.

If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this letter agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this letter agreement remain as originally contemplated to the fullest extent possible.

This letter agreement may not be amended except by an instrument in writing among the parties. Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this letter agreement will operate as a waiver of such right, power or

3

privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this letter agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this letter agreement.

This letter agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this letter agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

(The remainder of this page is intentionally left blank.)

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We appreciate your continued efforts on behalf of Parent.

Sincerely,

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

Acknowledged and agreed as of the date first above written:

[EMPLOYEE]

HARBOR POINT LIMITED

By:
Name:
Title

EXHIBIT G

EMPLOYEE OPTION WAIVER AND RELEASE AGREEMENT

THIS EMPLOYEE OPTION WAIVER AND RELEASE AGREEMENT (this “Agreement”), dated as of March     , 2010, is entered into among Harbor Point Limited (the “Company”), Max Capital Group Ltd. (“Parent”), and                      (“Employee”).

WHEREAS, the Company has previously granted Employee certain awards of options (“Options”), to purchase common shares of the Company, par value $1.00 per share, pursuant to the Harbor Point 2006 Equity Incentive Plan, as amended and restated as of November 30, 2007 (the “2006 Equity Incentive Plan”);

WHEREAS, Section 6(f) of the 2006 Equity Incentive Plan provides that the Compensation Committee of the board of directors of the Company has the ability to determine whether and to what extent holders of Options may be entitled to dividends under the 2006 Equity Incentive Plan (“Dividend Equivalents”);

WHEREAS, the Compensation Committee of the board of directors of the Company has previously determined that holders of certain Options shall be entitled to receive Dividend Equivalents;

WHEREAS, the Company, Parent and Alterra Holdings Limited, a wholly owned subsidiary of Parent (“Amalgamation Sub”), are entering into on March 3, 2010 an Agreement and Plan of Amalgamation (the “Plan of Amalgamation”) pursuant to which the Company will amalgamate with Amalgamation Sub (the “Amalgamation”) and the amalgamated company will continue as a wholly owned subsidiary of Parent;

WHEREAS, the Company and Parent desire that, subject to the terms of Sections 1, 2 and 3 below, the rights of holders of Options to be paid Dividend Equivalents terminate, and that such holders shall have no ongoing rights to receive Dividend Equivalents following the Effective Time, except for the extraordinary cash dividend contemplated to be declared and paid to holders of Parent Common Shares shortly following the consummation of the Amalgamation (the “Special Dividend”); and

WHEREAS, Employee desires the Amalgamation to occur and will benefit as a result of the occurrence thereof through Employee’s capacity following the Effective Time as a holder of Parent Common Shares.

NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth below and for good and valuable consideration, it is hereby agreed as follows:

1. Dividend Waiver; Release. From and after the Effective Time, Employee hereby irrevocably and fully waives, subject to Section 2 and Section 3 below, any right to receive, and releases the Company, Parent and their respective successors, assigns, officers, directors, and agents from any obligation to pay, Dividend Equivalents with respect to any Options (the “Dividend Waiver”).

2. Employee Right to Special Dividend. Notwithstanding anything to the contrary in Section 1 hereof, the Dividend Waiver shall not apply to the Special Dividend and the Company and Parent hereby agree that Employee shall be entitled to receive on the payment date of the Special Dividend an amount in cash equal to the product of (i) the per share amount of the Special Dividend and (ii) the aggregate number of Parent Common Shares underlying each Converted Company Option held by such Employee that is vested or is scheduled to vest during the calendar year the Special Divided is paid, subject to any applicable withholding tax; provided that the Dividend Waiver shall not operate as a waiver or release of any other rights that Employee may have with respect to Converted Company Options or other options held by Employee granted under any Parent Share Plan, including any rights established by the board of directors of Parent or the Compensation Committee of the board of directors of Parent (A) regarding the payment of any other dividends or dividend equivalents on any such options or (B) to the extent permitted under an applicable Parent Share Plan or Company Share Plan, the making of adjustments to the terms or exercise price of any such Option in respect of any dividend paid to holders of Parent Common Shares.

3. Effectiveness of Dividend Waiver. The Dividend Waiver shall become effective only as of the Closing and, if the Plan of Amalgamation is terminated, this Agreement shall be void and of no force and effect.

4. Special Dividend. Nothing set forth in this Agreement shall create any obligation on the part of Parent or the board of directors of Parent to declare or pay the Special Dividend and, except as expressly set forth in Section 2 hereof (in the event that the Special Dividend is declared and paid), Employee shall have no rights or remedies under this Agreement with respect to the Special Dividend.

5. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of Bermuda, without giving effect to its principles or rules of conflict of Laws.

6. Severability/Enforceability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

7. Entire Agreement; No Third Party Beneficiaries. This Agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof. The provisions of this Agreement are intended to bind the parties to each other and are not intended and do not create rights in any other person or entity and no person or entity is intended to be or is a third party beneficiary of any of the provisions of this Agreement.

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8. Amendment. This Agreement may not be amended except by an instrument in writing among the parties. Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

10. Capitalized Terms; Headings. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Plan of Amalgamation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[signature page follows]

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Employee understands that the Company and Parent are relying upon this Agreement in entering into the Plan of Amalgamation and in proceeding towards consummation of the Amalgamation. Employee further understands that this Agreement shall be binding upon the Employee’s heirs, legal representatives, successors, and permitted assigns.

EMPLOYEE

Print Name:

Acknowledged and agreed as of the date first above written:

HARBOR POINT LIMITED

By:
Name:
Title:

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

EXHIBIT H-1

FORM OF COMPANY OFFICER’S CERTIFICATE

HARBOR POINT LIMITED

OFFICER’S CERTIFICATE FOR HARBOR POINT LIMITED

This Certificate is being provided by the undersigned officer of Harbor Point Limited, a Bermuda exempted company (“Harbor Point”), to Skadden, Arps, Slate, Meagher & Flom LLP and Akin Gump Strauss Hauer & Feld LLP (collectively, “Counsel”), in accordance with the opinions to be delivered by Counsel pursuant to Sections 6.2(d) and 6.3(d) of the Agreement and Plan of Amalgamation, including any schedules, exhibits or attachments thereto (the “Agreement”)1 dated as of March 3, 2010, among Harbor Point, Max Capital Group Ltd., a Bermuda exempted company (“Max”), and Alterra Holdings Limited, a Bermuda exempted company and a direct, wholly owned subsidiary of Max (“Amalgamation Sub”), regarding certain U.S. federal income tax consequences of the amalgamation of Harbor Point and Amalgamation Sub, with Harbor Point and Amalgamation Sub continuing as a Bermuda exempted company (the “Amalgamated Company”) and the Harbor Point shareholders receiving, in cancellation of their Harbor Point shares, solely shares of Max common stock, par value $1 per share (the “Max Shares”) (collectively, the “Amalgamation”). The undersigned recognizes that Counsel will rely on this Certificate in delivering such opinions.

The undersigned, after due inquiry and investigation, hereby certifies as follows:

1. I am the [position] of Harbor Point. I am familiar with the transactions contemplated by, and the terms and provisions of, the Agreement, have personal knowledge of the matters covered by the following representations, and am authorized to make the following representations on behalf of Harbor Point.

2. The information set forth in the Joint Proxy Statement/Prospectus, insofar as it pertains to Harbor Point, does not contain any untrue statement or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, including for U.S. federal income tax purposes.

3. The facts relating to the Amalgamation as described in the Agreement are, insofar as such facts pertain to Harbor Point, true, correct, and complete in all material respects. The Amalgamation will be consummated in accordance with the Agreement and as described in the Joint Proxy Statement/Prospectus.

4. The Agreement and the documents referred to therein represent the full and complete agreement among Harbor Point, Max, and Amalgamation Sub regarding the Amalgamation, and there are no other material written or oral agreements regarding the Amalgamation. None of the material terms and conditions contained in the Agreement has been or will be waived or modified.

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Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement. Section references not otherwise identified are to sections of the Internal Revenue Code of 1986, as amended (the “Code”).

5. Harbor Point is organized under the laws of Bermuda as an exempted company and has not elected to be treated as other than a corporation for U.S. federal tax purposes. It has not undergone a transaction to which Section 7874 of the Code applied.

6. The amount of Max stock, and cash in lieu of fractional Max shares, if any, received by each Harbor Point shareholder was determined on the basis of arm’s-length negotiations among the parties.

7. Prior to and in connection with the Merger, no outstanding stock of Harbor Point has been or will be (i) acquired by Harbor Point or a person related to Harbor Point (within the meaning of Treasury Regulation Section 1.368-1(e)(4), determined without regard to Treasury Regulation Section 1.368-1(e)(4)(i)(A)), or (ii) the subject of any redemption or distribution by Harbor Point as described in Treasury Regulation Section 1.368-1(e)(1)(ii).

8. The liabilities of Harbor Point assumed by Max and the liabilities to which the transferred assets of Harbor Point are subject were incurred by Harbor Point in the ordinary course of its business.

9. Harbor Point (or after the Effective Time its successor, the Amalgamated Company) and the shareholders of Harbor Point will pay their respective expenses incurred in connection with the Amalgamation, except for (i) expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto which will be shared equally by Max and Harbor Point, and (ii) any HSR Act filing fees incurred by a Harbor Point shareholder in connection with any Shareholder Filing, which shall be reimbursed by Harbor Point. Except as described in the preceding sentence, neither Max nor Harbor Point has agreed to assume, or will assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any Harbor Point shareholder in connection with or as part of the Amalgamation or any related transaction.

10. As of the Closing Date, there is no indebtedness existing between Max (or any of its subsidiaries) and Harbor Point (or any of its subsidiaries) that was issued, acquired, or will be settled at a discount.

11. Harbor Point conducts an “historic business” within the meaning of Treasury Regulation Section 1.368-1(d), and no assets of Harbor Point have been sold, transferred or otherwise disposed of that would prevent Max or one or more members of Max’s qualified group of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) from continuing Harbor Point's “historic business” or from using a “significant portion” of Harbor Point’s “historic business assets” in a business following the Amalgamation, as such terms are defined in Treasury Regulation Section 1.368-1(d)(2) and (3). For this purpose, assets held by any entity that is not treated as an entity separate from Max, Harbor Point or any member of Max’s qualified group of corporations for U.S. federal income tax purposes will be treated as assets held by Max, Harbor Point or such member, respectively.

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12. Harbor Point will not: (i) elect, or have in effect an election, to be treated as a “regulated investment company” or as a “real estate investment trust” or file any tax return consistent with such treatment; (ii) be a corporation for which both of the following are true, (a) 50% or more of the fair market value of its total assets are stock or securities and (b) 80% or more of the fair market value of its total assets are assets that are not used in the trade or business of banking, insurance, brokerage or a similar trade or business; or (iii) be a corporation for which either of the following are true, (a) more than 25% of the fair market value of its total assets are invested in the stock and securities of any one issuer and (b) more than 50% of the fair market value of its total assets are invested in the stock and securities of five or fewer issuers.

In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Harbor Point shall be disregarded and Harbor Point shall be deemed to own its ratable share of such subsidiary’s assets and (y) a corporation shall be considered to be a subsidiary of Harbor Point if Harbor Point owns 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all classes of the outstanding stock of such subsidiary. In making the determinations described in (iii) above, (A) all members of a controlled group (within the meaning of Section 1563(a) of the Code) of corporations are treated as one issuer and (B) a person holding stock in a company that satisfies the requirements of (iii) above is treated as holding its proportionate share of the assets held by such company. In addition, in determining the fair market value of Harbor Point’s total assets for the purposes of making this representation, Harbor Point shall exclude any cash and cash items (such as receivables), government securities and any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing Harbor Point not to be characterized as an entity described in (i), (ii) or (iii) of the first sentence of the preceding paragraph.

13. Harbor Point is not under the jurisdiction of a court in a “Title 11 or similar case.” For purposes of the foregoing, a “Title 11 or similar case” means a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a federal or state court.

14. The fair market value of the assets of Harbor Point transferred to Max will equal or exceed the sum of the liabilities assumed (within the meaning of Section 357(d) of the Code) by Max, plus the amount of liabilities, if any, to which the assets are subject.

15. The payment of cash in lieu of fractional Max shares is solely for the purpose of avoiding the expense and inconvenience to Max of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Harbor Point shareholders instead of issuing fractional shares of Max stock will not exceed one percent of the total consideration that will be issued in the transaction to the Harbor Point shareholders in exchange for their shares of Harbor Point stock. The fractional share interests of each Harbor Point shareholder will be aggregated, and no Harbor Point shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Harbor Point stock.

16. None of the compensation received by any shareholder-employees of Harbor Point from Max or any of its subsidiaries will be separate consideration for, or allocable to, any

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of their shares of Harbor Point stock; none of the Max Shares received in the Amalgamation by any shareholder-employees by Max or any of its subsidiaries will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

17. The Amalgamation is being undertaken by Harbor Point for the bona fide business reasons described in the Proxy Statement/Prospectus.

18. Neither Harbor Point nor any Subsidiary is, or has ever been, a controlled foreign corporation within the meaning of section 957 of the Code or a passive foreign investment company within the meaning of Section 1297 of the Code.

19. Harbor Point will not take any position on any federal, state or local income or franchise tax return, or take any other reporting position, inconsistent with the treatment of the Amalgamation as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by a final “determination” (as defined in Section 1313(a)(1) of the Code) or by applicable federal, state or local income or franchise tax law.

The representations and statements in this Certificate are made as of the date hereof and as of the Effective Time. This Certificate is furnished to you solely for use in connection with the Amalgamation and is not to be relied upon by any other person, quoted in whole or in part, or otherwise referred to (except in a list of closing documents) without our express written consent.

HARBOR POINT LIMITED

By:
Name:
Title:

Dated: [—] [—], 2010

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EXHIBIT H-2

FORM OF PARENT OFFICER’S CERTIFICATE

MAX CAPITAL GROUP LTD.

OFFICER’S CERTIFICATE FOR MAX CAPITAL GROUP LTD.

This Certificate is being provided by the undersigned officer of Max Capital Group Ltd., a Bermuda exempted company (“Max”), to Skadden, Arps, Slate, Meagher & Flom LLP and Akin Gump Strauss Hauer & Feld LLP (collectively, “Counsel”), in accordance with the opinions to be delivered by Counsel pursuant to Sections 6.2(d) and 6.3(d) of the Agreement and Plan of Amalgamation, including any schedules, exhibits or attachments thereto (the “Agreement”)1 dated as of March 3, 2010, among Harbor Point Limited, a Bermuda exempted company (“Harbor Point”), Max and Alterra Holdings Limited, a Bermuda exempted company and a direct, wholly owned subsidiary of Max (“Amalgamation Sub”), regarding certain U.S. federal income tax consequences of the amalgamation of Harbor Point and Amalgamation Sub, with Harbor Point and Amalgamation Sub continuing as a Bermuda exempted company (the “Amalgamated Company”) and the Harbor Point shareholders receiving, in cancellation of their Harbor Point shares, solely shares of Max common stock, par value $1 per share (the “Max Shares”) (collectively, the “Amalgamation”). The undersigned recognizes that Counsel will rely on this Certificate in delivering such opinions.

The undersigned, after due inquiry and investigation, hereby certifies as follows:

1. I am the [position] of Max. I am familiar with the transactions contemplated by, and the terms and provisions of, the Agreement, have personal knowledge of the matters covered by the following representations, and am authorized to make the following representations on behalf of Max.

2. The information set forth in the Joint Proxy Statement/Prospectus, insofar as it pertains to Max and Amalgamation Sub, does not contain any untrue statement or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, including for U.S. federal income tax purposes.

3. The facts relating to the Amalgamation as described in the Agreement are, insofar as such facts pertain to Max and Amalgamation Sub, true, correct, and complete in all material respects. The Amalgamation will be consummated in accordance with the Agreement and as described in the Joint Proxy Statement/Prospectus.

4. The Agreement and the documents referred to therein represent the full and complete agreement among Harbor Point, Max, and Amalgamation Sub regarding the

[1]	Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement. Section references not otherwise identified are to sections of the Internal Revenue Code of 1986, as amended (the “Code”).

Amalgamation, and there are no other material written or oral agreements regarding the Amalgamation. None of the material terms and conditions contained in the Agreement has been or will be waived or modified.

5. Max is organized under the laws of Bermuda as an exempted company and has not elected to be treated as other than a corporation for U.S. federal tax purposes. It has not undergone a transaction to which Section 7874 of the Code applied.

6. Max owns all of the equity interests in Amalgamation Sub.

7. Amalgamation Sub has filed an election under Treasury Regulation Section 301.7701-3(c) pursuant to which, at least one day before the Closing Date, Amalgamation Sub will for federal tax purposes be disregarded as an entity separate from its owner, Max. Max has no plan or intention to change or cause Amalgamation Sub to change such classification.

8. The Amalgamated Company will file an election under Treasury Regulation Section 301.7701-3(c) pursuant to which, as of the Closing Date, the Amalgamated Company will for federal tax purposes be disregarded as an entity separate from its owner.

9. The amount of Max stock, and cash in lieu of fractional Max shares, if any, received by each Harbor Point shareholder was determined on the basis of arm’s-length negotiations among the parties.

10. No member of the Max group or any other person related to Max (within the meaning of Treasury Regulation Section 1.368-1(e)(4)) has acquired (or has any plan or intention to acquire), directly or through any transaction, agreement or arrangement with any other person, any Harbor Point stock other than pursuant to the Agreement.

For purposes of this Certificate, the term “Max group” means Max and one or more chains of corporations connected through stock ownership with Max if Max directly owns stock meeting the requirements of the next sentence in at least one of the other corporations and if stock meeting the requirements of the next sentence in each of the corporations (except Max) is owned directly by one or more of the other corporations. Stock meets the requirements of this sentence if the stock so owned possesses at least 80% of the total voting power of the stock of the corporation and has a value equal to at least 80% of the total value of the stock of the corporation, except that the term “stock” does not include preferred stock that is described in Section 1504(a)(4) of the Code. In addition, for purposes of this Certificate, a person other than a member of the Max group will be treated as related to Max if there is overlapping stock ownership of at least 50% between Max and such person, as described in and subject to the rules of Section 304(c) of the Code.

11. Pursuant to the Amalgamation, no holder of Harbor Point stock (other than holders of Dissenting Shares) will receive in exchange for Harbor Point stock, directly or indirectly, any consideration from Max other than Max stock (and cash in lieu of fractional shares thereof) described in section 2.1(a) of the Agreement. For the avoidance of doubt, the consideration received by Harbor Point shareholders in exchange for their Harbor Point stock will not include any special dividend.

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12. There is no plan or intention for Max, any other member of the Max group, or any other person related to Max (within the meaning of Treasury Regulation Section 1.368-1(e)(4)) to redeem or otherwise acquire any of the Max stock issued pursuant to the Agreement, either directly or through any transaction, agreement, or arrangement with any other person.

13. Max will pay its own expenses incurred in connection with the Amalgamation, except for expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto which will be shared equally by Max and Harbor Point. Neither Max nor Harbor Point has agreed to assume, or will assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any Harbor Point shareholder in connection with or as part of the Amalgamation or any related transaction, except that Harbor Point has agreed to reimburse a holder of Harbor Point common shares for any HSR Act filing fees incurred by such holder in connection with a Shareholder Filing.

14. As of the Closing Date, there is no indebtedness existing between Max (or any of its subsidiaries) and Harbor Point (or any of its subsidiaries) that was issued, acquired, or will be settled at a discount.

15. The Amalgamated Company has no plan or intention, and Max has no plan or intention to cause the Amalgamated Company, to sell or otherwise dispose of any of the assets of Harbor Point acquired in the Amalgamation, except (1) for dispositions made in the ordinary course of business, (2) for transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k), (3) for transfers to partnerships that are permitted by Treasury Regulation Section 1.368-2(f), or (4) for sales of assets (including stock or other interests in subsidiaries of Harbor Point) for an amount of cash or other consideration with a fair market value equal to that of the assets sold (provided that such cash or other consideration is retained or reinvested and provided further that such assets that are sold, in the aggregate, do not represent directly or indirectly more than 50% of the operating assets of Harbor Point and its subsidiaries).

16. Following the Amalgamation, Max or a member of Max’s qualified group of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) will continue Harbor Point's “historic business” or use a “significant portion” of Harbor Point’s “historic business assets” in a business, as such terms are defined in Treasury Regulation Section 1.368-1(d)(2) and (3). For this purpose, assets held by any entity that is not treated as an entity separate from Max, Harbor Point or any member of Max’s qualified group of corporations for U.S. federal income tax purposes will be treated as assets held by Max, Harbor Point or such member, respectively.

17. Max will not: (i) elect, or have in effect an election, to be treated as a “regulated investment company” or as a “real estate investment trust” or file any tax return consistent with such treatment; (ii) be a corporation for which both of the following are true, (a) 50% or more of the fair market value of its total assets are stock or securities and (b) 80% or more of the fair market value of its total assets are assets that are not used in the trade or business of banking,

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insurance, brokerage or a similar trade or business; or (iii) be a corporation for which either of the following are true, (a) more than 25% of the fair market value of its total assets are invested in the stock and securities of any one issuer and (b) more than 50% of the fair market value of its total assets are invested in the stock and securities of five or fewer issuers.

In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Max shall be disregarded and Max shall be deemed to own its ratable share of such subsidiary’s assets and (y) a corporation shall be considered to be a subsidiary of Max if Max owns 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all classes of the outstanding stock of such subsidiary. In making the determinations described in (iii) above, (A) all members of a controlled group (within the meaning of Section 1563(a) of the Code) of corporations are treated as one issuer and (B) a person holding stock in a company that satisfies the requirements of (iii) above is treated as holding its proportionate share of the assets held by such company. In addition, in determining the fair market value of Max’s total assets for the purposes of making this representation, Max shall exclude any cash and cash items (such as receivables), government securities and any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing Max not to be characterized as an entity described in (i), (ii) or (iii) of the first sentence of the preceding paragraph.

18. Max has no plan or intention to sell, transfer or otherwise dispose of any interests in Amalgamation Sub.

19. The payment of cash in lieu of fractional Max shares is solely for the purpose of avoiding the expense and inconvenience to Max of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Harbor Point shareholders instead of issuing fractional shares of Max stock will not exceed one percent of the total consideration that will be issued in the transaction to the Harbor Point shareholders in exchange for their shares of Harbor Point stock. The fractional share interests of each Harbor Point shareholder will be aggregated, and no Harbor Point shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Harbor Point stock.

20. None of the compensation received by any shareholder-employees of Harbor Point from Max or any of its subsidiaries will be separate consideration for, or allocable to, any of their shares of Harbor Point stock; none of the Max Shares received in the Amalgamation by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid by Max or any of its subsidiaries to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

21. The Amalgamation is being undertaken by Max for the bona fide business reasons described in the Proxy Statement/Prospectus.

22. Max will not take any position on any federal, state or local income or franchise tax return, or take any other reporting position, inconsistent with the treatment of the

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Amalgamation as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by a final “determination” (as defined in Section 1313(a)(1) of the Code) or by applicable federal, state or local income or franchise tax law.

The representations and statements in this Certificate are made as of the date hereof and as of the Effective Time. This Certificate is furnished to you solely for use in connection with the Amalgamation and is not to be relied upon by any other person, quoted in whole or in part, or otherwise referred to (except in a list of closing documents) without our express written consent.

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

Dated: [—] [—], 2010

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EXHIBIT I-1

FORM OF PARENT LOCK-UP AGREEMENT

March 3, 2010

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton, HM 11

Bermuda

Re: Max Capital Group Ltd. – Lock-Up Agreement

Ladies and Gentlemen:

1. In connection with the Agreement and Plan of Amalgamation (the “Plan of Amalgamation”), dated as of March 3, 2010, by and among Harbor Point Limited, a Bermuda exempted company (the “Company”), Max Capital Group Ltd., a Bermuda exempted company (“Parent”), and Alterra Holdings Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (the “Amalgamation Sub”), the undersigned has agreed, as set forth below, to refrain from disposing of Parent voting common shares (the “Parent Common Shares”) and other securities of Parent held by it subject to, and in accordance with, the terms set forth below. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the meanings assigned to them in the Plan of Amalgamation.

2. The undersigned is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used), as of the date hereof, of the Parent Common Shares, restricted Parent Common Shares (“Parent Restricted Shares”), restricted share units (“Parent Restricted Share Units”), options to acquire Parent Common Shares (“Parent Stock Options”) and warrants to acquire Parent Common Shares (“Parent Warrants”) to the extent applicable set forth on Schedule I attached hereto, which as of the date hereof constitutes all of the Parent Common Shares and other securities convertible into or exercisable for any Parent Common Shares, whether vested or unvested, owned of record or beneficially by the undersigned (such Parent Common Shares, Parent Restricted Shares, Parent Restricted Share Units, Parent Stock Options and Parent Warrants, together with (a) any Parent Common Shares issued on the exercise of Parent Stock Options and Parent Warrants, (b) any Restricted Parent Common Shares that vest after the date of this Agreement and (c) any Parent Common Shares or other securities of Parent acquired following the date of this Agreement but prior to the Effective Time are collectively referred to as the “Subject Shares”). For the avoidance of doubt, Subject Shares shall not include Parent Common Shares or other securities of Parent acquired by the undersigned in open market transactions after the Effective Time.

3. In consideration of the willingness of the Company, Parent and the Amalgamation Sub to enter into the Plan of Amalgamation, the benefits received by the undersigned in connection with the consummation of the Amalgamation, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period from the date of this Agreement until one hundred eighty (180) days following the Effective Time (the “Lock-Up Period”), subject to Section 4 below, the undersigned will not, and will not offer or agree to, directly or indirectly, (a) sell (including any short sale), transfer, tender, encumber, assign or otherwise dispose of or (b) enter into any contract, option, derivative, swap, hedging or other agreement or arrangement or understanding (including any profit or loss-sharing arrangement) with respect to or related to, any Subject Shares which the undersigned owns of record or beneficially, except (i) in a transaction required under applicable Law or (ii) with the prior written approval of at least a majority of the members of the board of directors of Parent (and, in the case of any transfer prior to the Effective Time, the prior written approval of the Company). For the avoidance of doubt, the foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Subject Shares (or the economic benefit thereof) even if such Subject Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Subject Shares.

4. Notwithstanding the foregoing, the undersigned may (a) transfer Subject Shares to (i) any Affiliate of the undersigned or (ii) if the undersigned is an individual, to any Family Transferee (provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding any such Subject Shares subject to the provisions of this Agreement and there shall be no further transfer of such Subject Shares except in accordance with this Agreement), (b) with respect to any equity awards or warrants owned by the undersigned that would expire during the Lock-Up Period, surrender or otherwise dispose of such equity awards or warrants to Parent in connection with the exercise thereof and (c) sell, transfer, tender, assign, surrender or otherwise dispose of Subject Shares to Parent or to any other Person to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Parent owned of record or beneficially by the undersigned. In the case of a disposition under clause (c) above, the undersigned agrees to provide documentation and information to Parent supporting the sale of a specified number of Parent Common Shares at least three (3) Business Days prior to any such disposition. The undersigned also agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of the undersigned’s Subject Shares except in compliance with the foregoing restrictions. For the purposes of this Agreement, “Family Transferee” shall mean a (x) Shareholder’s spouse, immediate family members or lineal descendants or (y) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which, include only persons described in clause (x). In addition, to the extent that the undersigned is an individual, the transfer restrictions set forth in this Agreement shall not apply following the undersigned’s death, termination of employment by Parent or any of its subsidiaries for “Disability,” termination of employment by Parent of any of its subsidiaries without “Cause,” termination of employment by the undersigned for “Good Reason,” termination of employment for “Retirement” or due to a “change in control” (each as defined in the applicable agreements between the undersigned and Parent).

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5. Subject to paragraph 6, hereof, the undersigned hereby agrees that, until the Plan of Amalgamation is terminated in accordance with its terms, it shall, and shall use reasonable best efforts to cause its Representatives to, comply with the covenants set forth in Section 5.4(a) of the Plan of Amalgamation applicable to the Company as if such covenants were applicable to the undersigned.

6. All agreements and understandings made herein shall be made solely in the undersigned’s capacity as a holder of Subject Shares and, to the extent the undersigned is a director or officer of Parent, not in the undersigned’s capacity as a director or officer of Parent. For the avoidance of doubt, the Company and the undersigned acknowledge and agree that (a) to the extent the undersigned is a director of Parent, the undersigned shall be free to act in his or her capacity as a director of Parent in accordance with his or her duties to Parent, (b) nothing herein shall prohibit or restrict any person described in clause (a) above from taking any action in facilitation of the exercise of his or her duties pursuant to the Plan of Amalgamation (including pursuant to Section 5.4 thereof) or otherwise, (c) to the extent the undersigned is an officer of Parent, nothing herein shall prohibit or restrict the undersigned from taking any action, or failing to take any action, in his or her capacity as an officer of Parent and in facilitation of the exercise of his or her duties to Parent as the undersigned determines in good faith is required to comply with the direction of the board of directors of Parent and (d) no action taken by any person described in clauses (a) through (c) above acting in the capacities described therein shall be deemed to be a breach or violation by the undersigned of this Agreement.

7. Except as expressly provided in this Agreement, the undersigned may not assign any rights or delegate any obligations under this Agreement without the prior written consent of Parent. Parent may not assign this Agreement without the prior written consent of the undersigned. Any such purported assignment or delegation made in violation of the foregoing shall be null and void (in addition to any other remedy to which the other party is entitled at law or in equity in connection with such violation).

8. The undersigned hereby permits the Company and Parent to publish and disclose in any proxy statement or prospectus (including any document or schedule filed with the SEC) the undersigned’s identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

9. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of Bermuda, without giving effect to its principles or rules of conflict of Laws.

10. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief.

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11. Each party irrevocably and unconditionally consents, agrees and submits to the jurisdiction of the Bermuda Supreme Court (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Bermuda Supreme Court, or if such litigation, action, suit or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom or other courts of Bermuda. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding arising out of this Agreement in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

12. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

13. This Agreement may not be amended except by an instrument in writing among the parties. Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

14. This Agreement, including the schedule attached hereto, contains the entire agreement among the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among the parties with respect to the subject matter hereof.

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15. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

16. This Agreement shall terminate automatically and without further action by any party on the earlier of (i) the date on which the Plan of Amalgamation is terminated in accordance with its terms and (ii) the expiration of the Lock-Up Period.

[Rest of page intentionally left blank]

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The undersigned understands that the Company, Parent and the Amalgamation Sub are relying upon this Agreement in entering into the Plan of Amalgamation and in proceeding towards consummation of the Amalgamation. The undersigned further understands that this Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and permitted assigns.

Very truly yours,

[SHAREHOLDER]

[ ]

[By:
Name:
Title:]

Acknowledged and agreed
as of the date first written above:

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

HARBOR POINT LIMITED

By:
Name:
Title:

Schedule I

Name and Address	Number of Parent Common Shares Owned as of March 3, 2010	Number of Parent Stock Options Owned as of March 3, 2010	Number of Parent Restricted Shares Owned as of March 3, 2010	Number of Parent Restricted Share Units Owned as of March 3, 2010	Number of Parent Warrants Owned as of March 3, 2010

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EXHIBIT I-2

FORM OF COMPANY LOCK-UP AGREEMENT - EMPLOYEE

March 3, 2010

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton, HM 11

Bermuda

Re: Max Capital Group Ltd. – Lock-Up Agreement

Ladies and Gentlemen:

1. In connection with the Agreement and Plan of Amalgamation (the “Plan of Amalgamation ”), dated as of March 3, 2010, by and among Harbor Point Limited, a Bermuda exempted company (the “Company”), Max Capital Group Ltd., a Bermuda exempted company (“Parent”), and Alterra Holdings Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (the “Amalgamation Sub”), the undersigned has agreed, as set forth below, to refrain from disposing of (a) the Class A voting common shares of the Company (“Company Common Shares”) and other securities of the Company and (b) the Parent voting common shares (the “Parent Common Shares”) and other securities of Parent acquired in the Amalgamation, in each case held by it subject to, and in accordance with, the terms set forth below. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the meanings assigned to them in the Plan of Amalgamation.

2. (a) The undersigned is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used), as of the date hereof, of the Company Common Shares, Company Stock Options and Company Restricted Shares and the Company Common Shares represented by the Warrant Percentage in the Company Warrants to the extent applicable set forth on Schedule I attached hereto, which as of March 2, 2010 (the “Reference Date”) constituted all of the Company Common Shares and other securities convertible into or exercisable for any Company Common Shares, whether vested or unvested, owned of record or beneficially by the undersigned.

(b) For the purpose of this Agreement, “Company Subject Shares” shall mean, collectively, the Company Common Shares, Company Stock Options and Company Restricted Shares and the Company Common Shares represented by the Warrant Percentage in the Company Warrants set forth on Schedule I attached hereto, together with (i) any Company Common Shares issued on the exercise of Company Stock Options and Company Warrants, (ii) any Company Restricted Shares that vest after the Reference Date and (iii) any Company Common Shares or other securities of the Company acquired following the Reference Date but prior to the Effective Time.

3. Effective as of the Effective Time, the Company Subject Shares owned by the undersigned will be converted into Parent Common Shares, Company Converted Restricted Shares, Company Converted Options and New Parent Warrants on the terms set forth in the Plan of Amalgamation (such Parent Common Shares, Company Converted Restricted Shares, Company Converted Options and New Parent Warrants together with (a) any Parent Common Shares issued on the exercise of such Company Converted Options and New Parent Warrants, (b) any Company Converted Restricted Shares that vest after the Effective Time and (c) any Company Subject Shares are collectively referred to as the “Subject Shares”). For the avoidance of doubt, Subject Shares shall not include Parent Common Shares or other securities of Parent acquired by the undersigned pursuant to any transaction other than the Amalgamation.

4. In consideration of the willingness of the Company, Parent and the Amalgamation Sub to enter into the Plan of Amalgamation, the benefits received by the undersigned in connection with the consummation of the Amalgamation, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period from the date of this Agreement until one hundred eighty (180) days following the Effective Time (the “Lock-Up Period”), subject to Section 5 below, the undersigned will not, and will not offer or agree to, directly or indirectly, (a) sell (including any short sale), transfer, tender, encumber, assign or otherwise dispose of or (b) enter into any contract, option, derivative, swap, hedging or other agreement or arrangement or understanding (including any profit or loss-sharing arrangement) with respect to or related to, any Subject Shares which the undersigned owns of record or beneficially, except (i) in a transaction required under applicable Law or (ii) with the prior written approval of at least a majority of the members of the board of directors of Parent. For the avoidance of doubt, the foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Subject Shares (or the economic benefit thereof) even if such Subject Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Subject Shares.

5. Notwithstanding the foregoing, the undersigned may (a) transfer Subject Shares to (i) any Affiliate of the undersigned or (ii) if the undersigned is an individual, to any Family Transferee; (provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding any such Subject Shares subject to the provisions of this Agreement and there shall be no further transfer of such Subject Shares except in accordance with this Agreement), (b) with respect to any equity awards or warrants owned by the undersigned that would expire during the Lock-Up Period, surrender or otherwise dispose of such equity awards or warrants to the Company or Parent in connection with the exercise thereof and (c) sell, transfer, tender, assign, surrender or otherwise dispose of Subject Shares to Parent, the Company or to any other Person to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Parent or the Company owned of record or beneficially by the undersigned. In the case of a disposition under clause (c) above, the undersigned agrees to provide documentation and information to the Parent or the Company, as applicable, supporting

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the sale of a specified number of Company Common Shares or Parent Common Shares, as applicable, at least three (3) Business Days prior to any such disposition. The undersigned also agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of the undersigned’s Subject Shares except in compliance with the foregoing restrictions. For the purposes of this Agreement, “Family Transferee” shall mean a (x) Shareholder’s spouse, immediate family members or lineal descendants or (y) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which, include only persons described in clause (x). In addition, to the extent that the undersigned is an individual, the transfer restrictions set forth in this Agreement shall not apply following the undersigned’s death, termination of employment by Parent, the Company or any of their respective subsidiaries for “Disability,” termination of employment by Parent, the Company or any of their respective subsidiaries without “Cause,” termination of employment by the undersigned for “Good Reason,” termination of employment for “Retirement” or due to a “Change in Control” (each as defined in the applicable agreements between the undersigned and the Company).

6. Subject to paragraph 10 hereof, the undersigned hereby agrees that, until the Plan of Amalgamation is terminated in accordance with its terms, it shall, and shall use reasonable best efforts to cause its Representatives to, comply with the covenants set forth in Section 5.4(a) of the Plan of Amalgamation applicable to the Company as if such covenants were applicable to the undersigned.

7. The undersigned hereby acknowledges and agrees that it shall not be entitled to any Consideration or other payment in exchange for any equity or other interests in the Company owned of record or beneficially by the undersigned as of the Reference Date except as set forth on Schedule I attached hereto. The undersigned further agrees not to make any claim against Parent or any of its Affiliates (including the Amalgamated Company) following the Closing pursuant to Article II of the Plan of Amalgamation that is made in reliance on any fact or matter as of the Reference Date that is inconsistent with Schedule I attached hereto or its representations and warranties set forth in paragraph 2(a) hereof.

8. In the case of any undersigned who is not an individual, the undersigned hereby acknowledges and agrees that as of the Effective Time it shall not have any rights to appoint or nominate a director or observer or have any similar rights with respect to the board of directors of Parent or any of its Subsidiaries.

9. The undersigned hereby agrees to execute and deliver, on or prior to the date of the Company Shareholder Meeting, an instrument and other documents reasonably requested by Parent agreeing to and approving the termination of the Securityholders’ Agreement effective as of the Effective Time.

10. All agreements and understandings made herein shall be made solely in the undersigned’s capacity as a holder of Subject Shares and, to the extent the undersigned is a director or officer of the Company, not in the undersigned’s capacity as a director or officer of the Company. For the avoidance of doubt, Parent and the undersigned acknowledge and agree that (a) to the extent the undersigned is a director of the Company (or has a designee on the board of directors of the Company), the undersigned (or such designee) shall be free to act in his

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or her capacity as a director of the Company in accordance with his or her duties to the Company, (b) nothing herein shall prohibit or restrict any person described in clause (a) above from taking any action in facilitation of the exercise of his or her duties pursuant to the Plan of Amalgamation (including pursuant to Section 5.4 thereof) or otherwise, (c) to the extent the undersigned is an officer of the Company, nothing herein shall prohibit or restrict the undersigned from taking any action, or failing to take any action, in his or her capacity as an officer of the Company and in facilitation of the exercise of his or her duties to the Company as the undersigned determines in good faith is required to comply with the direction of the board of directors of the Company and (d) no action taken by any person described in clauses (a) through (c) above acting in the capacities described therein shall be deemed to be a breach or violation by the undersigned of this Agreement.

11. Except as expressly provided in this Agreement, the undersigned may not assign any rights or delegate any obligations under this Agreement without the prior written consent of Parent. Parent may not assign this Agreement without the prior written consent of the undersigned. Any such purported assignment or delegation made in violation of the foregoing shall be null and void (in addition to any other remedy to which the other party is entitled at law or in equity in connection with such violation).

12. The undersigned hereby permits the Company and Parent to publish and disclose in any proxy statement or prospectus (including any document or schedule filed with the SEC) the undersigned’s identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

13. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of Bermuda, without giving effect to its principles or rules of conflict of Laws.

14. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief.

15. Each party irrevocably and unconditionally consents, agrees and submits to the jurisdiction of the Bermuda Supreme Court (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Bermuda Supreme Court, or if such litigation, action, suit or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom or other courts of Bermuda. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding arising out of this Agreement in the Chosen Courts, and

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hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

16. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

17. This Agreement may not be amended except by an instrument in writing between the parties. Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

18. This Agreement, including the schedule attached hereto, contains the entire agreement between the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof.

19. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

20. This Agreement shall terminate automatically and without further action by any party on the earlier of (i) the date on which the Plan of Amalgamation is terminated in accordance with its terms and (ii) the expiration of the Lock-Up Period; provided that in the event the Closing occurs, paragraphs 2(a), 7, 8, 10, 13, 14, 15, 17 and this paragraph 19 shall survive indefinitely.

[Rest of page intentionally left blank]

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The undersigned understands that the Company, Parent and the Amalgamation Sub are relying upon this Agreement in entering into the Plan of Amalgamation and in proceeding towards consummation of the Amalgamation. The undersigned further understands that this Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and permitted assigns.

Very truly yours,

[SHAREHOLDER]

Acknowledged and agreed as of the date first written above:

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

Schedule I

Name and Address	Number of Company Common Shares Owned as of March 2, 2010	Number of Company Options Owned as of March 2, 2010	Number of Company Restricted Common Shares Owned as of March 2, 2010	Warrant Percentage as of March 2, 2010

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Exhibit I-3

FORM OF COMPANY LOCK-UP AGREEMENT – NON-EMPLOYEE

March 3, 2010

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton, HM 11

Bermuda

Re: Max Capital Group Ltd. – Lock-Up Agreement

Ladies and Gentlemen:

1. In connection with the Agreement and Plan of Amalgamation (the “Plan of Amalgamation ”), dated as of March 3, 2010, by and among Harbor Point Limited, a Bermuda exempted company (the “Company”), Max Capital Group Ltd., a Bermuda exempted company (“Parent”), and Alterra Holdings Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (the “Amalgamation Sub”), the undersigned has agreed, as set forth below, to refrain from disposing of (a) the Class A voting common shares of the Company (“Company Common Shares”) and other securities of the Company and (b) the Parent voting common shares (the “Parent Common Shares”) and other securities of Parent acquired in the Amalgamation, in each case held by it subject to, and in accordance with, the terms set forth below. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the meanings assigned to them in the Plan of Amalgamation.

2. (a) The undersigned is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used), as of the date hereof, of the Company Common Shares, Company Stock Options and Company Restricted Shares and the Company Common Shares represented by the Warrant Percentage in the Company Warrants to the extent applicable set forth on Schedule I attached hereto, which as of March 3, 2010 (the “Reference Date”) constituted all of the Company Common Shares and other securities convertible into or exercisable for any Company Common Shares, whether vested or unvested, owned of record or beneficially by the undersigned.

(b) For the purpose of this Agreement, “Company Subject Shares” shall mean, collectively, the Company Common Shares, Company Stock Options and Company Restricted Shares and the Company Common Shares represented by the Warrant Percentage in the Company Warrants set forth on Schedule I attached hereto, together with (i) any Company Common Shares issued on the exercise of Company Stock Options and Company Warrants, (ii) any Company Restricted Shares that vest after the Reference Date and (iii) any Company Common Shares or other securities of the Company acquired following the Reference Date but prior to the Effective Time.

3. Effective as of the Effective Time, the Company Subject Shares owned by the undersigned will be converted into Parent Common Shares, Company Converted Restricted Shares, Company Converted Options and New Parent Warrants on the terms set forth in the Plan of Amalgamation (such Parent Common Shares, Company Converted Restricted Shares, Company Converted Options and New Parent Warrants together with (a) any Parent Common Shares issued on the exercise of such Company Converted Options and New Parent Warrants, (b) any Company Converted Restricted Shares that vest after the Effective Time and (c) any Company Subject Shares are collectively referred to as the “Subject Shares”). For the avoidance of doubt, Subject Shares shall not include Parent Common Shares or other securities of Parent acquired by the undersigned pursuant to any transaction other than the Amalgamation.

4. In consideration of the willingness of the Company, Parent and the Amalgamation Sub to enter into the Plan of Amalgamation, the benefits received by the undersigned in connection with the consummation of the Amalgamation, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period from the date of this Agreement until one hundred eighty (180) days following the Effective Time (the “Lock-Up Period”), subject to Section 5 below, the undersigned will not, and will not offer or agree to, directly or indirectly, (a) sell (including any short sale), transfer, tender, encumber, assign or otherwise dispose of or (b) enter into any contract, option, derivative, swap, hedging or other agreement or arrangement or understanding (including any profit or loss-sharing arrangement) with respect to or related to, any Subject Shares which the undersigned owns of record or beneficially, except (i) in a transaction required under applicable Law or (ii) with the prior written approval of at least a majority of the members of the board of directors of Parent. For the avoidance of doubt, the foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Subject Shares (or the economic benefit thereof) even if such Subject Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Subject Shares.

5. Notwithstanding the foregoing, the undersigned may (a) transfer Subject Shares to (i) any Affiliate of the undersigned or (ii) if the undersigned is an individual, to any Family Transferee; (provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding any such Subject Shares subject to the provisions of this Agreement and there shall be no further transfer of such Subject Shares except in accordance with this Agreement), (b) with respect to any equity awards or warrants owned by the undersigned that would expire during the Lock-Up Period, surrender or otherwise dispose of such equity awards or warrants to the Company or Parent in connection with the exercise thereof and (c) sell, transfer, tender, assign, surrender or otherwise dispose of Subject Shares to Parent, the Company or to any other Person to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Parent or the Company owned of record or beneficially by the undersigned. In the case of a disposition under clause (c) above, the undersigned agrees to provide documentation and information to the Parent or the Company, as applicable, supporting

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the sale of a specified number of Company Common Shares or Parent Common Shares, as applicable, at least three (3) Business Days prior to any such disposition. The undersigned also agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of the undersigned’s Subject Shares except in compliance with the foregoing restrictions. For the purposes of this Agreement, “Family Transferee” shall mean a (x) Shareholder’s spouse, immediate family members or lineal descendants or (y) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which, include only persons described in clause (x). In addition, to the extent that the undersigned is an individual, the transfer restrictions set forth in this Agreement shall not apply following the undersigned’s death, termination of employment by Parent, the Company or any of their respective subsidiaries for “Disability,” termination of employment by Parent, the Company or any of their respective subsidiaries without “Cause,” termination of employment by the undersigned for “Good Reason,” termination of employment for “Retirement” or due to a “Change in Control” (each as defined in the applicable agreements between the undersigned and the Company).

6. Subject to paragraph 10 hereof, the undersigned hereby agrees that, until the Plan of Amalgamation is terminated in accordance with its terms, it shall, and shall use reasonable best efforts to cause its Representatives to, comply with the covenants set forth in Section 5.4(a) of the Plan of Amalgamation applicable to the Company as if such covenants were applicable to the undersigned.

7. The undersigned hereby acknowledges and agrees that it shall not be entitled to any Consideration or other payment in exchange for any equity or other interests in the Company owned of record or beneficially by the undersigned as of the Reference Date except as set forth on Schedule I attached hereto. The undersigned further agrees not to make any claim against Parent or any of its Affiliates (including the Amalgamated Company) following the Closing pursuant to Article II of the Plan of Amalgamation that is made in reliance on any fact or matter as of the Reference Date that is inconsistent with Schedule I attached hereto or its representations and warranties set forth in paragraph 2(a) hereof.

8. In the case of any undersigned who is not an individual, the undersigned hereby acknowledges and agrees that as of the Effective Time it shall not have any rights to appoint or nominate a director or observer or have any similar rights with respect to the board of directors of Parent or any of its Subsidiaries.

9. The undersigned hereby agrees to execute and deliver, on or prior to the date of the Company Shareholder Meeting, an instrument and other documents reasonably requested by Parent agreeing to and approving the termination of the Securityholders’ Agreement effective as of the Effective Time.

10. All agreements and understandings made herein shall be made solely in the undersigned’s capacity as a holder of Subject Shares and, to the extent the undersigned is a director or officer of the Company, not in the undersigned’s capacity as a director or officer of the Company. For the avoidance of doubt, Parent and the undersigned acknowledge and agree that (a) to the extent the undersigned is a director of the Company (or has a designee on the board of directors of the Company), the undersigned (or such designee) shall be free to act in his

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or her capacity as a director of the Company in accordance with his or her duties to the Company, (b) nothing herein shall prohibit or restrict any person described in clause (a) above from taking any action in facilitation of the exercise of his or her duties pursuant to the Plan of Amalgamation (including pursuant to Section 5.4 thereof) or otherwise, (c) to the extent the undersigned is an officer of the Company, nothing herein shall prohibit or restrict the undersigned from taking any action, or failing to take any action, in his or her capacity as an officer of the Company and in facilitation of the exercise of his or her duties to the Company as the undersigned determines in good faith is required to comply with the direction of the board of directors of the Company and (d) no action taken by any person described in clauses (a) through (c) above acting in the capacities described therein shall be deemed to be a breach or violation by the undersigned of this Agreement.

11. Except as expressly provided in this Agreement, the undersigned may not assign any rights or delegate any obligations under this Agreement without the prior written consent of Parent. Parent may not assign this Agreement without the prior written consent of the undersigned. Any such purported assignment or delegation made in violation of the foregoing shall be null and void (in addition to any other remedy to which the other party is entitled at law or in equity in connection with such violation).

12. The undersigned hereby permits the Company and Parent to publish and disclose in any proxy statement or prospectus (including any document or schedule filed with the SEC) the undersigned’s identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

13. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of Bermuda, without giving effect to its principles or rules of conflict of Laws.

14. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief.

15. Each party irrevocably and unconditionally consents, agrees and submits to the jurisdiction of the Bermuda Supreme Court (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Bermuda Supreme Court, or if such litigation, action, suit or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom or other courts of Bermuda. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding arising out of this Agreement in the Chosen Courts, and

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hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

16. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

17. This Agreement may not be amended except by an instrument in writing between the parties. Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

18. This Agreement, including the schedule attached hereto, contains the entire agreement between the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof.

19. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

20. This Agreement shall terminate automatically and without further action by any party on the earlier of (i) the date on which the Plan of Amalgamation is terminated in accordance with its terms and (ii) the expiration of the Lock-Up Period; provided that in the event the Closing occurs, paragraphs 2(a), 7, 8, 10, 13, 14, 15, 17 and this paragraph 19 shall survive indefinitely.

[Rest of page intentionally left blank]

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The undersigned understands that the Company, Parent and the Amalgamation Sub are relying upon this Agreement in entering into the Plan of Amalgamation and in proceeding towards consummation of the Amalgamation. The undersigned further understands that this Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and permitted assigns.

Very truly yours,

[SHAREHOLDER]

[ ]

[By:
Name:
Title:]

Acknowledged and agreed as of the date first written above:

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

Schedule I

Name and Address	Number of Company Common Shares Owned as of March 3, 2010	Number of Company Options Owned as of March 3, 2010	Number of Company Restricted Common Shares Owned as of March 3, 2010	Warrant Percentage as of March 3, 2010

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Annex 1.5(a) Post-Closing Parent Directors

	Max Capital Group Ltd.	Harbor Point Limited
Class I (2010)	Gordon Cheesbrough; K. Bruce Connell	Thomas Forrester; Meryl Hartzbrand

Class II (2011)	Willis King; James MacNaughton	Stephan Newhouse; Andy Rush

Class III (2012)	W. Marston Becker; Mario Torsiello; James Zech	John Berger; James Carey; Michael O’Reilly

Annex 1.5(b) Post-Closing Parent Committee Membership

Committee	Members
Executive	Michael O’Reilly (Chairman); W. Marston Becker; James Carey; Gordon Cheesbrough

Audit	Mario Torsiello (Chairman); K. Bruce Connell; Thomas Forrester; Andy Rush; James Zech

Compensation	Willis King (Chairman); James Carey; Stephan Newhouse; Mario Torsiello

Corporate Governance & Nomination	James Zech (Chairman); Gordon Cheesbrough; Meryl Hartzbrand; Andy Rush

Finance & Investment	Michael O’Reilly (Chairman); W. Marston Becker; Gordon Cheesbrough; James MacNaughton; Stephan Newhouse; Andy Rush

Underwriting / Risk Management	John Berger (Chairman); James Carey; K. Bruce Connell; Willis King

Annex 1.5(c) Post-Closing Parent Officers1

Name	Position
W. Marston Becker	Chief Executive Officer

John Berger	Chief Executive Officer of Reinsurance

Peter Minton	Chief Operating Officer

Joe Roberts	Chief Financial Officer

Andrew Cook	Chief Integration Officer and Executive Vice-President Global Development

Andrew Guagliano	Chief Executive Officer of Insurance

Carol S. Rivers	General Counsel

[1]	Parties to discuss additional Parent officer positions.

Annex 1.6(a) Directors of the Amalgamated Company and Max Bermuda Limited

Amalgamated Company

W. Marston Becker

John Berger

Peter Minton

Max Bermuda Limited

W. Marston Becker

Peter Minton

Angelo Guagliano

Annex 1.6(b) Officers of the Amalgamated Company and Alterra Insurance Limited

Amalgamated Company

Name	Position
Peter Minton	President
Carol S. Rivers	Secretary

Max Bermuda Limited

Name	Position
Angelo Guagliano	Chief Executive Officer
David Kalainoff	President, Reinsurance Operations
Louis Adanio	Executive Vice-President
James Grey	Executive Vice-President
Christiaan Rutten	Executive Vice-President

Annex 1.8(b) Parent Subsidiaries Name Changes

Current Name	Anticipated Name

Max Capital Group Ltd.	Alterra Capital Holdings Limited
Max Bermuda Ltd.	Alterra Insurance Limited
Max Managers Ltd.	Alterra Managers Limited
Max Diversified Strategies Ltd.	Alterra Diversified Strategies Limited
Max Capital Services BDA Ltd.	Alterra Capital Services BDA Limited
Max Europe Holdings Limited	Alterra Europe Holdings Limited
Max Insurance Europe Limited	Alterra Insurance Europe Limited
Max Re Europe Limited	Alterra Reinsurance Europe Limited
Max Capital Services Limited	Alterra Capital Services Limited
Max USA Holdings Ltd.	Alterra USA Holdings Limited
Max Specialty Insurance Services Ltd.	Alterra Specialty Insurance Services Limited
Max Specialty Insurance Company	Alterra Specialty Insurance Company
Max Managers USA Ltd.	Alterra Managers USA Limited
Max California Insurance Services Ltd.	Alterra California Insurance Services Limited
Max Capital Services USA LLC	Alterra Capital Services USA LLC
Max America Insurance Company	Alterra America Insurance Company
Max UK Holdings Ltd.	Alterra UK Holdings Limited
Max at Lloyd’s Ltd.	Alterra at Lloyd’s Limited
Max UK Underwriting Services Ltd.	Alterra UK Underwriting Services Limited
Danish Re (UK) Group Limited	Alterra Danish Re (UK) Group Limited
Max Denmark ApS	Alterra Denmark ApS
Max Singapore Insurance Managers Pte. Ltd.	Alterra Singapore Insurance Managers Pte. Limited
Max Corporate Capital 2 Ltd.	Alterra Corporate Capital 2 Limited
Max Corporate Capital 3 Ltd.	Alterra Corporate Capital 3 Limited
Max Corporate Capital 4 Ltd	Alterra Corporate Capital 4 Limited
Max Corporate Capital 5 Ltd.	Alterra Corporate Capital 5 Limited
Max Corporate Capital 6 Ltd.	Alterra Corporate Capital 6 Limited
Max Capital Services UK Ltd.	Alterra Capital Services UK Limited
Max Brasil Serviços Técnicos Limitada	Alterra Brasil Serviços Técnicos Limitada

Annex 1.8(c) Company Subsidiaries Name Changes

Current Name	Anticipated Name

Harbor Point Limited	Alterra Holdings Limited
Harbor Point Re Limited	Alterra Reinsurance Limited
Harbor Point Agency Limited	Alterra Agency Limited
New Point III Limited	NO CHANGE
New Point Re III Limited	NO CHANGE
Harbor Point Reinsurance US, Inc.	Alterra Reinsurance USA Inc.
Harbor Point US Holdings, Inc.	Alterra USA Holdings Inc.
Harbor Point Services, Inc.	Alterra Capital Services Inc.
Harbor Point Investments Europe Limited	Alterra Investments Europe Limited
Harbor Point Re UK	Alterra Re UK